[***] Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.
Exhibit 4.2
FLUIDIGM CORPORATION
SERIES E PREFERRED STOCK PURCHASE AGREEMENT
First Closing: June 13, 2006
Second Closing: December 22, 2006
Third Closing: March 30, 2007
Fourth Extended Closing: October 10, 2007
Fifth Extended Closing: October 26, 2007
Sixth Extended Closing: December 31, 2007

-i-

(continued)

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(continued)

		Page
6.15	Exculpation Among Purchasers	17
6.16	Like Treatment of Holders	17
6.17	Jury Trial	17

EXHIBITS

Exhibit A	Schedule of Purchasers
Exhibit B	Form of Amended and Restated Articles of Incorporation
Exhibit C	Schedule of Exceptions
Exhibit D	Form of Eighth Amended and Restated Investor Rights Agreement
Exhibit E	Form of Legal Opinion

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SERIES E PREFERRED STOCK PURCHASE AGREEMENT
     THIS SERIES E PREFERRED STOCK PURCHASE AGREEMENT is made as of June 13, 2006, by and among Fluidigm Corporation, a California corporation (the “Company”), and the purchasers listed on the Schedule of Purchasers attached hereto as EXHIBIT A (the “Schedule of Purchasers”). The persons or entities listed thereon are hereinafter referred to collectively as the “Purchasers” and individually as a “Purchaser.”
     THE PARTIES HEREBY AGREE AS FOLLOWS:
     1. Purchase and Sale of Preferred Stock.
          1.1 Authorization of the Shares. The Company will on or before the Closing (as defined below) authorize the sale and issuance pursuant to this Agreement of up to 5,000,000 shares (the “Shares”) of its Series E Preferred Stock (the “Series E Preferred”), having the rights, preferences and privileges as set forth in the Amended and Restated Articles of Incorporation attached hereto as EXHIBIT B (the “Restated Articles”).
          1.2 Purchase and Sale of the Shares. Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company will issue and sell to each Purchaser, severally and not jointly, and each Purchaser will purchase from the Company, severally and not jointly, at the Closing, the number of Shares set forth opposite the Purchaser’s name on the Schedule of Purchasers, at a purchase price of Four Dollars ($4.00) per Share. The Company shall be entitled to sell any unpurchased Shares to any Purchaser or to a person who is not a Purchaser and to amend the Schedule of Purchasers to include the information relating to such sales, and such purchasers shall be considered “Purchasers” and parties to this Agreement; provided that (i) such sales are made pursuant to this Agreement or an agreement identical to this one except for the Closing Date and exhibits, and (ii) such sales are completed within 120 days of the Initial Closing (as defined below). The Company’s agreement with each Purchaser is a separate agreement, and the sale of the Shares to each Purchaser is a separate sale.
          1.3 Closing Date. The first closing of the purchase and sale of the Shares hereunder (the “Initial Closing”) shall be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304 on June 13, 2006 (the “Closing Date”) or such other date as the Company and a majority-in-interest of the Purchasers may agree. Subject to Section 1.2 above, subsequent closings under this Agreement may be held from time to time after the Initial Closing at such time and place as the Company and the relevant Purchasers agree (“Subsequent Closings”). For the purposes of this Agreement, the term “Closing” and “Closing Date” unless otherwise indicated, refers to the closing or date of closing of the purchase and sale of the Shares with respect to a particular Purchaser or group of Purchasers, whether such closing occurs at the Initial Closing or at a Subsequent Closing.
          1.4 Delivery. At Closing, the Company shall deliver to each Purchaser a certificate, in such denomination and registered in Purchaser’s name as set forth on the Schedule of Purchasers, representing the number of Shares which Purchaser is purchasing from the Company against delivery to the Company of a check or wire transfer payable to the order of the Company in the amount of the purchase price of the Shares to be purchased by such Purchaser.
     2. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser that, except as set forth in the Schedule of Exceptions attached hereto as EXHIBIT C (the “Schedule of Exceptions”), which has been delivered to each Purchaser prior to Purchaser’s execution hereof, each of the representations, warranties and statements contained in this Section 2 is true and correct as of the date of this Agreement and will be true and correct on and as of the Closing Date. For all purposes of this Agreement, the statements contained in the Schedule of Exceptions shall also be deemed to be representations and warranties made and given by Company under this Agreement.
          2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as currently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify, individually or in the aggregate, would have a material adverse effect on its business (as now conducted), properties, or financial condition.
          2.2 Corporate Power. The Company will have at the Closing all requisite legal and corporate power and authority to (i) execute and deliver this Agreement; (ii) sell and issue the Shares hereunder; (iii) issue the Common Stock issuable upon conversion of the Shares (the “Conversion Shares”); and (iv) carry out and perform its obligations under the terms of this Agreement.
          2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.
          2.4 Capitalization. The authorized capital stock of the Company consists, or immediately prior to the Initial Closing will consist, of 77,857,144 shares of Common Stock (“Common Stock”), of which 9,274,356 shares are issued and outstanding immediately prior to the Initial Closing and 51,687,948 shares of Preferred Stock (“Preferred Stock”), 2,727,273 of which are designated Series A Preferred Stock of which 2,727,273 are outstanding immediately prior to the Initial Closing; 6,460,675 of which are designated Series B Preferred Stock of which 6,460,675 are outstanding immediately prior to the Initial Closing; 17,000,000 of which are designated Series C Preferred Stock, 16,364,832 of which are issued and outstanding immediately prior to the Initial Closing; and 15,500,000 of which are designated Series D Preferred Stock, 11,714,048 of which are issued and outstanding immediately prior to the Initial Closing; and 10,000,000 of which are designated Series E Preferred Stock, none of which will be outstanding immediately prior to the Initial Closing. All such issued and outstanding shares have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable.
     The Company has reserved: (i) 5,000,000 shares of Series E Preferred for issuance hereunder and 5,000,000 shares of Common Stock for issuance upon conversion of such shares of Series E Preferred; (ii) 11,714,048 shares of Common Stock for issuance upon conversion of the outstanding shares of Series D Preferred; (iii) 916,335 shares of Series D Preferred for issuance upon exercise of outstanding warrants and 916,335 shares of Common Stock for issuance upon conversion of such Series D Preferred; (iv) 16,364,832 shares of Common Stock for issuance upon conversion of the outstanding shares of Series C Preferred Stock; (v) 294,868 shares of Series C Preferred Stock for issuance upon exercise of outstanding warrants and 294,868 shares of Common Stock for issuance upon conversion of such Series C Preferred Stock; (vi) 6,460,675 shares of Common Stock for issuance upon conversion of the outstanding Series B Preferred Stock; (vii) 2,727,273 shares of Common Stock for issuance upon conversion of the outstanding Series A Preferred Stock; and (viii) an aggregate of 10,800,000 shares of Common Stock for issuance to employees and consultants of the Company pursuant to the Company’s 1999 Stock Option Plan, pursuant to which options to purchase 5,597,763 shares are granted and outstanding and 1,554,643 shares are available for future grant. Other than with respect to the shares reserved for issuance in the preceding sentence, or as set forth in the Ancillary Agreements (as defined below), there are no outstanding rights, options, warrants, conversion rights, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company. There are no outstanding obligations of the Company to repurchase or redeem any of its securities.
     Except as contemplated in the Investor Rights Agreement (as defined below), the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. Except as contemplated in the Second Amended and Restated Voting Agreement dated as of August 16, 2005, the Company is not a party or subject to any agreement or understanding, and to the Company’s knowledge, there is no agreement or understanding between any person or entities, which relates to the voting or the giving of written consents with respect to any security of the Company or by a director of the Company.
          2.5 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Eighth Amended and Restated Investor Rights Agreement in the form attached hereto as EXHIBIT D (the “Investor Rights Agreement”), the performance of all obligations of the Company under this Agreement and the Investor Rights Agreement (other than those registration obligations contained in Section 1 of the Investor Rights Agreement), and any other agreements to which the Company is a party, the execution and delivery of which is a contemplated hereby (the “Ancillary Agreements”) and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares and the Conversion Shares has been taken or will be taken prior to the Closing. This Agreement and the Investor Rights Agreement constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights; and (iii) limitations on the enforceability of the indemnification provisions of the Investor Rights Agreement.
          2.6 Valid Issuance of Preferred and Common Stock. The Shares that are being purchased by the Purchasers hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investor Rights Agreement and under applicable state and federal securities laws. The Conversion Shares have been duly and validly reserved for issuance, and, upon issuance in accordance with the terms of the Restated Articles, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investor Rights Agreement and under applicable state and federal securities laws. The Conversion Shares may be issued without any registration or qualification under state and federal securities laws as such laws are currently in effect.
          2.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the offer, sale or issuance of the Shares or the Conversion Shares or the consummation of any other transaction contemplated hereby, except for (a) the filing of the Restated Articles with the Secretary of State of the State of California prior to the Closing and (b) filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings, the Company covenants to complete within the required statutory period.
          2.8 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company before any court, administrative agency or other governmental body which questions the validity of this Agreement or the Investor Rights Agreement or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or which could result, either individually or in the aggregate, in any material adverse change in the condition (financial or otherwise), business, property, assets or liabilities of the Company, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by or involving the Company currently pending or that the Company intends to initiate.
          2.9 Employees. Each employee of the Company has executed a proprietary information and invention assignment agreement substantially in the form or forms made available to the Purchasers. To the Company’s knowledge, no officer or key employee is in violation of any prior employee contract or proprietary information agreement. No employees of the Company are represented by any labor union or covered by any collective bargaining agreement. There is no pending or, to the Company’s knowledge, threatened labor dispute involving the Company and any group of its employees. The Company is not aware that any officer or key employee intends to terminate his or her employment with the Company within the six months after Closing. The Company does not have a present intention to terminate the employment of any officer or key employee. Each officer and key employee is devoting 100% of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee intends to work less than full time during the six months after Closing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at will.
          2.10 Patents and Other Intangible Assets.
               (a) The Company owns, or is licensed or otherwise has the legally enforceable right to use, all copyrights, domain names, maskworks, applications for the issuance or registration of any of the foregoing, trade secrets, confidential or proprietary know-how, data and information, ideas, inventions, designs, developments, algorithms, processes, schematics, techniques, computer programs, applications and other software, works of authorship, creative effort and, to the Company’s knowledge after such investigation as the Company deemed reasonable, patents, patent applications, trademarks (including service marks and design marks) and applications therefor, tradenames (all of the foregoing generically, “Intellectual Property Rights”) utilized in, or necessary for, its business as now conducted (collectively, the “Company Intellectual Property”) without infringing upon the right of any person, corporation or other entity.
               (b) Section 2.10 of the Schedule of Exceptions lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names, copyrights and maskworks and registered domain names included in the Company Intellectual Property, including the jurisdictions in which each such intellectual property right has been issued or registered or in which any application for such issuance or registration has been filed, (ii) all licenses, sublicenses, collaborations and other agreements (or options for any of the foregoing) to which the Company is a party and pursuant to which any person, corporation or other entity is authorized to use any of the Company Intellectual Property, and (iii) all licenses, sublicenses, collaborations and other agreements (or options for any of the foregoing) to which the Company is a party and pursuant to which the Company is authorized to use any Intellectual Property Right of any third party (other than standard licenses for commercially available software). Each of the agreements in (ii) and (iii) above remain in full force and effect and, to the Company’s knowledge, no party to any such agreement is in material breach or default under such agreement, and the Company is not aware of any act or failure to act by a party which would constitute a material breach or default under any such agreement, give rise to a right of the licensor to terminate any such agreement or otherwise result in termination of, or suspension or loss of exclusive rights under, any such agreement.
               (c) To the Company’s knowledge, the Company has not infringed or misappropriated any Intellectual Property Right of any other person, corporation or other entity. The Company has not received any communication or otherwise received any information alleging any such conduct by the Company or asserting a claim by any third party to the ownership of, or right to use, any of the Company Intellectual Property, and the Company does not know of any basis for any such claim. The Company is not aware of any action, suit, proceeding or investigation pending or currently threatened against the Company (or any third party owner or licensor of rights to the Company of any of the Company Intellectual Property) which would have a material impact on the Company’s ownership of or exclusive or co-exclusive rights to use, the Company Intellectual Property.

               (d) The Company is not aware that any of its employees is obligated under any agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with his or her ability to fully and freely perform their duties to the Company or that would conflict with the Company’s business. To the Company’s knowledge, neither the filing of the Restated Articles nor the execution and delivery of this Agreement or the Investor Rights Agreement, nor the carrying on of the Company’s business by the employees of the Company, will conflict with or result in a material breach of the terms, conditions, or provisions of, or constitute a default under, any agreement under which any such employee is now obligated. The Company does not utilize, and will not be required to utilize, any invention, development or work of authorship of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.
               (e) Except as described in Schedule 2.10, (i) the Company is not obligated, or under any liability whatsoever to make any payments by way of royalties, fees or otherwise, to any owner or licensor of, or other claimant to, any Company Intellectual Property, and (ii) the Company is not a party to any agreement concerning the Company Intellectual Property or any other Intellectual Property Right used or to be used by the Company in its business as conducted. No founder, director, officer or employee of the Company, or, to the Company’s knowledge, no shareholder of the Company has any interest in the Company Intellectual Property.
               (f) Except with respect to any rights granted under the agreements described in Schedule 2.10, the Company owns exclusively all rights arising from or associated with the research and development efforts of the Company, its founders, employees and independent contractors relating to the Company’s business as now conducted, and all such rights form part of the Company Intellectual Property. The Company has secured valid written assignments from all employees and independent contractors who contributed to the creation or development of any of the Company Intellectual Property of the rights to such contributions that the Company does not already own by operation of law. The Company has not received notice of any claim being asserted by any current or former employee, independent contractor or other third party to the ownership, of or right to use, any of the Company Intellectual Property, or challenging or questioning the validity of any of the Company Intellectual Property, and the Company is not aware of any basis for any such claim.
               (g) The Company has taken reasonable steps to protect and preserve the confidentiality of all material trade secrets included in Company Intellectual Property not otherwise protected by patents or copyright (“Confidential Information”). All disclosure of Confidential Information to a third party has been pursuant to the terms of a written confidentiality or non-disclosure agreement between the Company and such third party.
               (h) The Company hereby represents and warrants that the data, written and oral reports and other representations and information that the Company provided to its investors (or their counsel) pertaining to the Company Intellectual Property, when taken as a whole, were truthful and, to the Company’s knowledge, accurate in all material respects, and there was no omission therefrom which made such information misleading, or incomplete in any material way.

          2.11 Compliance with Other Instruments. The Company is not in violation or default of any provision of its Articles of Incorporation or Bylaws, each as amended and in effect on and as of the Closing. The Company is not in violation or default of any material provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound or, to the best of its knowledge, of any provision of any federal, state or local statute, rule or governmental regulation. The execution, delivery and performance of and compliance with this Agreement and the Investor Rights Agreement, and the issuance and sale of the Shares, will not result in any such violation, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, license, indenture, instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation; or require any consent or waiver under any such provision, license, indenture, instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation (other than any consents or waivers that have been obtained); or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such provision, license, indenture, instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation.
          2.12 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.
          2.13 Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures by the Company are or will be required in order to comply with any such existing statute, law, or regulation.
          2.14 Title to Property and Assets. The Company has good and marketable title to all of its properties and assets free and clear of all pledges, mortgages, liens security interests, charges and encumbrances, except liens for current taxes and assessments not yet due and possible minor liens and encumbrances which do not, in any case, individually or in the aggregate, materially detract from the value of the property subject thereto or materially impair the ownership or use of said property or assets, or the operations of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of all liens, claims or encumbrances. The Company’s properties and assets are in good condition and repair in all material respects.
          2.15 Agreements; Action.
               (a) Except for agreements contemplated by this Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof other than standard option grants and stock purchase agreements entered into prior to the date of this Agreement.

               (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments by the Company in excess of, $100,000, other than in the ordinary course of business, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company other than standard commercial software licenses, (iii) provisions restricting or adversely affecting the development, manufacture or distribution of the Company’s products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights other than indemnifications entered into in the ordinary course of business.
               (c) For the purposes of subsection (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.
               (d) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Articles or its Bylaws that adversely affects its business as now conducted, its properties or its financial condition.
               (e) The Company is not a guarantor or indemnitor of any indebtedness of any other person or entity.
               (f) The Company has not engaged in the past three months in any discussion (i) with any representative of any entity or entities regarding the merger of the Company with or into any such entity or entities or any affiliate thereof, (ii) with any representative of any entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company would be disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.
          2.16 Financial Statements. The Company has made available to each Purchaser its unaudited balance sheet dated as of December 31, 2005 and the unaudited statement of operations for the fiscal year then ended, its unaudited balance sheet as of March 31, 2006, and its unaudited statement of operations and cash flow statement covering the three month period then ended (collectively, the “Financial Statements”). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the date, and during the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2006 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company.

          2.17 Changes. Since March 31 2006:
          (a) the Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities outside the ordinary course of its business individually in excess of $100,000 or, in the case of indebtedness and/or liabilities individually less than $100,000, in excess of $200,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for reimbursable businesses expenses, (iv) sold, exchanged, assigned, transferred, licensed or otherwise disposed of any of its assets or rights (including Company Intellectual Property), other than the sale of its inventory in the ordinary course of business, (v) waived or compromised a valuable right or a material debt owed to it, (vi) materially changed any compensation arrangement or agreement with any employee, officer, director or shareholder, or (vii) arranged or committed to do any of the things described in this subsection (a); and
          (b) there has not been (i) a loss of, or a material order cancellation by, any major customer of the Company, (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, or financial condition of the Company, (iii) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse, (iv) any resignation or termination of any officer or key employee of the Company, and the Company is not aware of the impending resignation or termination of employment of any such officer, or (v) to the best of the Company’s knowledge, any other event or condition of any character that would materially and adversely affect the business, properties, or financial condition of the Company.
          2.18 Brokers or Finders. The Company has not agreed to incur, directly or indirectly, any liability for brokerage or finders’ fees, agents’ commissions or other similar charges in connection with this Agreement or any of the transactions contemplated hereby.
          2.19 Qualified Small Business Stock.
          (a) As of and immediately following the Closing, the Shares will meet each of the requirements for qualification as “qualified small business stock” set forth in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the “Code”), including without limitation the following: (i) the Company will be a domestic C corporation, (ii) the Company will not have made any purchases of its own stock described in Code Section 1202(c)(3)(B) during the one-year period preceding the Closing, and (iii) the Company’s (and any predecessor’s) aggregate gross assets, as defined by Code Section 1202(d)(2), at no time from the date of incorporation of the Company and through the Closing have exceeded or will exceed $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3).
          (b) As of the Closing, at least 80% (by value) of the assets of the Company are used by it in the active conduct of one or more qualified trades or businesses, as defined by Code

Section 1202(e)(3), and the Company is an eligible corporation, as defined by Code Section 1202(e)(4).
          2.20 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974 other than the Company’s 401(k) Plan. The Company is in material compliance with the terms of the Company’s 401(k) Plan and has not received notice of any material increase in the costs of such plans.
          2.21 Tax Matters. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due. The Company has not elected pursuant to the Code, to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the business, properties or condition (financial or otherwise) of the Company. None of the Company’s tax returns have ever been audited by any governmental authorities. The Company has withheld or collected from each payment made to its employees the amount of all taxes (including without limitation, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.
          2.22 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company has obtained term life insurance payable to the Company on the lives of Stephen Quake and Gajus Worthington in the amount of $500,000. The Company has in full force and effect directors and officers liability insurance, covering all of its directors, with aggregate coverage in the amount of $2,000,000.
          2.23 Corporate Documents. The Restated Articles and Bylaws of the Company are in the form made available to the Purchasers. The copy of the minute books of the Company made available to the Purchasers’ counsel contains true and correct minutes of all meetings of directors (including any committees thereof) and shareholders and all actions by written consent taken without a meeting by the directors and shareholders since December 18, 2003.
          2.24 Disclosure. The Company has fully provided each Purchaser with all the information which such Purchaser has requested in connection with the purchase of the Shares hereunder, as well as all information which the Company in its judgment believes is reasonably necessary to enable such Purchaser to make a decision as to whether to invest in the Company. Neither this Agreement with the Exhibits hereto, nor any other statements, certificates or documents made or delivered in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made. The financial projections made available to the Purchasers (the “Projections”) were prepared in good faith and based upon assumptions that the Company believes are reasonable, and represent the Company’s good faith estimate of its future plans and results; provided however that the Company does not represent or warrant that it will achieve any of the Projections.
          2.25 Offering. Subject in part to the truth and accuracy of each Purchaser’s representations set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and from the registration or qualification requirements of applicable state securities laws or blue sky laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.
          2.26 Returns and Complaints. The Company has not received customer complaints concerning alleged defects in the design of its products that, if true, would have, individually or in the aggregate, a material adverse effect on its business, properties, or financial condition.
     3. Representations and Warranties of the Purchasers. Each Purchaser, individually and not jointly, hereby represents and warrants as of the Closing Date that:
          3.1 Experience. Such Purchaser is experienced in evaluating start-up companies such as the Company, is able to evaluate and represent its own interests in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser’s prospective investment in the Company, and has the ability to bear the economic risks of its investment.
          3.2 Investment. Such Purchaser is acquiring the Shares, and the Conversion Shares, for investment for such Purchaser’s own account and not with the view to, or for resale in connection with, any distribution thereof. Such Purchaser understands that the Shares, and the Conversion Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Such Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares, or the Conversion Shares, other than a transfer not involving a change of beneficial ownership. Such Purchaser understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the ground that the sale provided for in this Agreement is exempt from the registration requirements of the Securities Act.
          3.3 Rule 144. Such Purchaser acknowledges that the Shares and the Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. Such Purchaser covenants that, in the absence of an effective registration statement covering the stock in question, such Purchaser will sell, transfer, or otherwise dispose of the Shares or the Conversion Shares only in a manner consistent with applicable securities laws and such Purchaser’s representations and covenants set forth in this Section 3. In connection therewith, such Purchaser acknowledges that the Company will make a notation on its stock books regarding the restrictions on transfers set forth in this Section 3 and will transfer securities on the books of the Company only to the extent not inconsistent therewith.
          3.4 Legends. Purchaser understands and acknowledges that the certificate evidencing its Shares and the Conversion Shares will be imprinted with legends in the form set forth in Section 1.3 of the Investor Rights Agreement.
          3.5 No Public Market. Such Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Shares or the Conversion Shares.
          3.6 Access to Data. Such Purchaser has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.
          3.7 Authorization. This Agreement when executed and delivered by such Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights; and (iii) limitations on the enforceability of the indemnification provisions of the Investor Rights Agreement.
          3.8 Accredited Investor. Such Purchaser acknowledges that it is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The principal address of such Purchaser is as set forth on the Schedule of Purchasers.
          3.9 Public Solicitation. Purchaser knows of no public solicitation or advertisement of an offer in connection with the proposed issuance and sale of the Shares.
          3.10 Tax Advisors. Purchaser has reviewed with Purchaser’s own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. Each Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that each Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
          3.11 Purchaser Counsel. Purchaser acknowledges that it has had the opportunity to review this Agreement, the exhibits and the schedules attached hereto and the transactions contemplated by this Agreement with Purchaser’s own legal counsel. Each Purchaser is relying solely on such counsel and not on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.
          3.12 Brokers or Finders. The Company has not incurred and will not incur, directly or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar changes in connection with this Agreement.
          3.13 Non-United States Persons. If Purchaser is not a United States person, such Purchaser hereby represents that such Purchaser is satisfied as to the full observance of the laws of such Purchaser’s jurisdiction in connection with any invitation to subscribe for the Shares and the Conversion Shares or any use of this Agreement, the Investor Rights Agreement and the Voting Agreement, including (i) the legal requirements within such Purchaser’s jurisdiction for the purchase of Shares and the Conversion Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such securities. Such Purchaser’s subscription and payment for, and such Purchaser’s continued beneficial ownership of, the Shares and the Conversion Shares will not violate any applicable securities or other laws of such Purchaser’s jurisdiction.
     4. Conditions of Purchaser’s Obligations at Closing. The obligations of each Purchaser under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Purchaser who does not consent in writing thereto:
          4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.
          4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.
          4.3 Compliance Certificate. The President of the Company shall deliver to each Purchaser at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that as of the Closing there shall have been no adverse change in the business, affairs, operations, properties, assets or condition of the Company.
          4.4 Blue Sky. The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state or country prior to the offer and sale of the Shares.
          4.5 Opinion of Company Counsel. Each Purchaser in the Initial Closing shall have received from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, an opinion, dated as of the Initial Closing, in the form attached hereto as EXHIBIT E.

          4.6 Investor Rights Agreement. The Company and each Purchaser shall have entered into the Investor Rights Agreement.
          4.7 Restated Articles. The Restated Articles shall have been accepted for filing by the California Secretary of State and shall be in full force and effect as of the Closing Date.
          4.8 Corporate Proceedings; Waivers and Consents. All corporate and other proceedings to be taken and all waivers, consents and permits necessary or appropriate for the consummation of the transactions contemplated by this Agreement will have been taken or obtained.
     5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Purchaser:
          5.1 Representations and Warranties. The representations and warranties of the Purchasers contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.
          5.2 Payment of Purchase Price. Each Purchaser shall have delivered the purchase price against delivery of the Shares as set forth in Section 1.4 by the Company to such Purchaser.
          5.3 Blue Sky. The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state or country for the offer and sale of the Shares.
          5.4 Investor Rights Agreements. The Company and each Purchaser shall have entered into the Investor Rights Agreement.
          5.5 Restated Articles . The Restated Articles shall have been accepted for filing by the California Secretary of State and shall be in full force and effect as of the Closing Date.
          5.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby, and all documents and instruments incident to these transactions, shall be reasonably satisfactory in substance to the Company and its counsel.
     6. Miscellaneous.
          6.1 Governing Law; Jurisdiction. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed in all respects by the laws of the State of California, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions. The parties hereto agree to submit to the exclusive jurisdiction of the federal and state courts of San Mateo County, California with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

          6.2 Indemnification. The Company shall indemnify, defend and hold each Purchaser harmless against all liability, loss or damage (collectively, “Losses” and individually, a “Loss”) arising from any litigation, proceeding or dispute arising from such Purchaser’s status as a shareholder of the Company other than Losses arising from such Purchaser’s gross negligence or willful misconduct, provided that such indemnification shall apply only to litigation, proceedings or disputes arising prior to the Company’s Initial Public Offering (as defined in the Investor Rights Agreement) and the Company’s obligation to indemnify any Purchaser shall be limited in amount to the amount paid by such Purchaser for the purchase of such Purchaser’s Shares as set forth on EXHIBIT A. The foregoing indemnity is not intended to supercede or replace the indemnification obligations of the parties set forth in Section 1.10 of the Investor Rights Agreement nor shall it be construed to limit any other rights and remedies of the Purchasers under this Agreement or any other indemnification to which such Purchaser may be entitled under any other agreement of the Company. The foregoing indemnification rights are transferable only to Affiliates (as defined in the Investor Rights Agreement) of a Purchaser.
          6.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser or the Company and the Closing of the transactions contemplated hereby; provided, however, that such representations and warranties are only made as of the date of such execution and delivery and as of such Closing.
          6.4 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the rights of a Purchaser to purchase Shares at the Closing shall not be assignable without the consent of the Company.
          6.5 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof relating to the purchase of the Shares. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the holder or holders of greater than fifty percent (50%) of the then-outstanding Shares or the Conversion Shares. Notwithstanding the foregoing, any additional purchaser pursuant to Section 1.2 may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and such purchaser shall be deemed a Purchaser hereunder. The parties agree that the Schedule of Purchasers attached hereto as Exhibit A shall be updated automatically without any formal amendment to reflect the addition of any such additional Purchaser. Any amendment or waiver effected in accordance with this Section 6.5 shall be binding upon the Purchasers and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.
          6.6 Notices, Etc. All notices and other communications required or permitted hereunder, shall be in writing and shall be personally delivered, sent by facsimile, mailed by registered or certified mail, postage prepaid, return receipt requested, or delivered by a nationally recognized overnight courier, addressed (a) if to a Purchaser, at such Purchaser’s address or facsimile number set forth on the Schedule of Purchasers, or at such other address or facsimile number as such Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at its address or facsimile number set forth on the signature page to this Agreement addressed to the attention of the Corporate Secretary, or at such other address or facsimile number as the Company shall have furnished to the Purchasers. Any such notice or communication shall be deemed to have been received (A) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (B) in the case of a commercial overnight courier, on the next business day after the date when sent and (C) in the case of mailing, on the fifth business day following that on which the piece of mail containing such communication is posted.
          6.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.
          6.8 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.
          6.9 Finder’s Fee. The Company and each Purchaser shall each indemnify and hold the other harmless from any liability for any commission or compensation in the nature of a finder’s fee (including the costs, expenses and legal fees of defending against such liability) for which the Company or the Purchasers, or any of their respective partners, employees, or representatives, as the case may be, is responsible.
          6.10 Expenses. The Company and each Purchaser shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.
          6.11 Waiver of Conflict. Each of the Purchasers and the Company acknowledges that Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”) may have represented and may currently represent Purchasers. In the course of such representation, WSGR may have come into possession of confidential information relating to such Purchasers. Each of the Purchasers and the Company acknowledges that WSGR is representing only the Company in this transaction. Pursuant to Rule 3-310 of the Rules of Professional Conduct promulgated by the State Bar of California, an attorney must avoid representations in which the attorney has or had a relationship with another party interested in the representation without the informed written consent of all parties affected. By executing this Agreement, each of the Purchasers and the Company hereby waives any actual or potential conflict of interest that may arise in this financing as a result of WSGR’s representation of such persons or entities, WSGR’s possession of such confidential information and the participation by WSGR’s affiliate in the financing. Each of the Purchasers and the Company represents that it has had the opportunity to consult with independent counsel concerning the giving of this waiver.
          6.12 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.
          6.13 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature.
          6.14 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          6.15 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation (including without limitation any other Purchaser), other than the Company and its officers and directors (acting in their capacity as representatives of the Company), in deciding to invest and in making its investment in the Company. Each Purchaser agrees that no other Purchaser nor the respective controlling persons, officers, directors, partners, agents or employees of any other Purchaser shall be liable to such Purchaser for any losses incurred by such Purchaser in connection with its investment in the Company.
          6.16 Like Treatment of Holders. The Company shall not directly or indirectly pay or cause to be paid any consideration, whether by way of interest, fee, payment for the redemption or exchange of Preferred Stock, or otherwise to any holder of Preferred Stock for or as inducement to, any consent, waiver or amendment of any term or provision of the Preferred Stock, this Agreement or the Investor Rights Agreement unless equivalent consideration is offered on equivalent terms and conditions to all Purchasers of Preferred Stock under this Agreement bound by such consent, waiver or amendment.
          6.17 Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FLUIDIGM CORPORATION
By:	/s/ Gajus Worthington
Gajus Worthington
President and Chief Executive Officer 7100 Shoreline Court South San Francisco, CA 94080 FAX: (650) 871-7195

[FLUIDIGM CORPORATION SERIES E PREFERRED STOCK PURCHASE AGREEMENT]

PURCHASER:

AllianceBernstein L.P.

By:	/s/ Adam Spilka

Name:	Adam Spilka

Title:	SVP, Counsel, Secretary

[FLUIDIGM CORPORATION SERIES E PREFERRED STOCK PURCHASE AGREEMENT]

EXHIBIT A
SCHEDULE OF PURCHASERS

Name and Address	Shares of Series E	Purchase Price
AllianceBernstein L.P.	1,250,000	$5,000,000.00
TOTALS	1,250,000	$5,000,000.00

FLUIDIGM CORPORATION
AMENDMENT NO. 1 TO
SERIES E PREFERRED STOCK PURCHASE AGREEMENT
     This Amendment No. 1 (the “Amendment”) to that certain Series E Preferred Stock Purchase Agreement, dated as of June 13, 2006 (the “Purchase Agreement”), is made and entered into effective as of December 22, 2006 (the “Effective Date”) by and among Fluidigm Corporation, a California corporation (the “Company”), and the Purchasers named therein. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the respective meanings assigned to them in the Purchase Agreement.
RECITALS
     WHEREAS, the Company previously sold and issued an aggregate of 1,250,000 shares of Series E Preferred Stock of the Company (the “Series E Preferred”) pursuant to the terms of the Purchase Agreement at the Initial Closing held on June 13, 2006;
     WHEREAS, the Company and the Purchaser now desire to amend the terms of the Purchase Agreement to provide that the Company may sell and issue additional shares of Series E Preferred pursuant to the Purchase Agreement, at one or more additional Subsequent Closings, provided that any such additional Subsequent Closings shall take place no later than March 31, 2007.
     WHEREAS, pursuant to Section 6.5 of the Purchase Agreement, the terms of the Purchase Agreement may be amended upon the written consent of the Company and the holder or holders of greater than fifty percent (50%) of the outstanding Shares or the Conversion Shares; and
     WHEREAS, the Purchaser who has signed below holds greater than fifty percent (50%) of the outstanding Shares purchased under the Purchase Agreement as of the Effective Date and consents to the changes as set forth in this Amendment.
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:
AGREEMENT
     1. Amendment to Section 1.1. Section 1.1 (Authorization of the Shares) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
     “1.1 Authorization of the Shares. The Company will on or before the Closing (as defined below) authorize the sale and issuance pursuant to this Agreement of up to 6,318,333 shares (the “Shares”) of its

Series E Preferred Stock (the “Series E Preferred”), having the rights, preferences and privileges as set forth in the Amended and Restated Articles of Incorporation attached hereto as EXHIBIT B (the “Restated Articles”).”
     2. Amendment to Section 1.2. Section 1.2 (Purchase and Sale of the Shares) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
     “1.2 Purchase and Sale of the Shares. Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company will issue and sell to each Purchaser, severally and not jointly, and each Purchaser will purchase from the Company, severally and not jointly, at the Closing, the number of Shares set forth opposite the Purchaser’s name on the Schedule of Purchasers, at a purchase price of Four Dollars ($4.00) per Share. The Company shall be entitled to sell any unpurchased Shares to any Purchaser or to a person who is not a Purchaser and to amend the Schedule of Purchasers to include the information relating to such sales, and such purchasers shall be considered “Purchasers” and parties to this Agreement; provided that (i) such sales are made pursuant to this Agreement or an agreement identical to this one except for the Closing Date and exhibits, and (ii) such sales are completed on or prior to March 31, 2007. The Company’s agreement with each Purchaser is a separate agreement, and the sale of the Shares to each Purchaser is a separate sale.”
     3. Governing Law. This Amendment shall be governed in all respects by the laws of the State of California, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.
     4. Purchase Agreement. Wherever necessary, all other terms of the Purchase Agreement are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the Purchase Agreement shall remain in full force and effect.
     5. Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument. Executed signatures transmitted via facsimile will be accepted and considered duly executed.
     6. Effect of Execution of Amendment by Certain Purchaser. This Amendment, when executed and delivered by the Company and a Purchaser purchasing shares of Series E Preferred at a Subsequent Closing held on or after the date hereof, shall also constitute and shall be deemed a counterpart signature page to the Purchase Agreement. Consequently, each undersigned Purchaser purchasing shares of Series E Preferred at a Subsequent Closing held on or after the date hereof acknowledges and agrees that he, she or it is bound by the terms and conditions contained in the Purchase Agreement, as amended by this Amendment, with respect to the purchase of such shares.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series E Preferred Stock Purchase Agreement as of the Effective Date.

COMPANY:	FLUIDIGM CORPORATION a California corporation
	By:	/s/ Gajus Worthington
Gajus Worthington,
President and Chief Executive Officer

[Signature Page to Amendment No. 1 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASER:

Cross Creek Capital, L.P.

By:	Cross Creek Capital GP, L.P.
Its Sole General Partner

By:	Cross Creek Capital, LLC
Its Sole General Partner

By:	Wasatch Advisors, Inc. Its Sole Member

By:	/s/ Karey Barker

Name:	Karey Barker

Title:	Vice President

Cross Creek Capital Employees’ Fund, L.P.

By:	Cross Creek Capital GP, L.P.
Its Sole General Partner

By:	Cross Creek Capital, LLC
Its Sole General Partner

By:	Wasatch Advisors, Inc.
Its Sole Member

By:	/s/ Karey Barker

Name:	Karey Barker

Title:	Vice President
[Signature Page to Amendment No. 1 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASER:

WASATCH FUNDS, INC. Wasatch Small Cap Growth Fund

By:	Wasatch Advisors, Inc.
Its:	Investment Adviser

By:	/s/ Dan Thurber Name: Dan Thurber
Title: Vice President
[Signature Page to Amendment No. 1 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASER:

SMALLCAP World Fund, Inc.

By:	Capital Research and Management Company,
its, investment adviser

By:	/s/ Michael Downer

Name:	Michael Downer

Title:

[Signature Page to Amendment No. 1 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASER:

AllianceBernstein Venture Fund I, L.P.

By:	AllianceBernstein ESG Venture Management, L.P., its general partner

By:	AllianceBernstein Global Derivatives Corporation, its general partner

By:	/s/ James D. Kiggen

Name:	James D. Kiggen

Title:	Senior Vice President
[Signature Page to Amendment No. 1 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASER:

Versant	Affiliates Fund 1-A, L.P.
Versant	Affiliates Fund 1-B, L.P.
Versant	Side Fund I, L.P.
Versant	Venture Capital I, L.P.

By:	Versant Ventures I, LLC
its General Partner

By:	/s/ Samuel D. Colella

Name:	Samuel D. Colella

Title:	Managing Director
[Signature Page to Amendment No. 1 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASER:

Lehman Brothers Healthcare Venture Capital L.P.

By:	Lehman Brothers HealthCare Venture Capital Associates L.P.,
its General Partner
By:	LB I Group Inc., its General Partner

By:	/s/ Michael Odrich
Name:	Michael Odrich
Its:	Senior Vice President

Lehman Brothers P.A. LLC

By:	/s/ Michael Odrich
Name:	Michael Odrich
Its:	Senior Vice President

Lehman Brothers Partnership Account 2000/2001, L.P.

By:	LB I Group Inc., its General Partner

By:	/s/ Michael Odrich
Name:	Michael Odrich
Its:	Senior Vice President

Lehman Brothers Offshore Partnership Account 2000/2001, L.P.

By:	LB I Offshore Partners Group Ltd., its General Partner

By:	/s/ Michael Odrich
Name:	Michael Odrich
Its:	Senior Vice President
[Signature Page to Amendment No. 1 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASER:

EuclidSR Partners, L.P.

By:	EuclidSR Associates, L.P.
its General Partner

By:	/s/ Elaine V. Jones

Name:	Elaine V. Jones

Title:	General Partner

EuclidSR Biotechnology Partners, L.P.

By:	EuclidSR Biotechnology Associates, L.P.
its General Partner

By:	/s/ Elaine V. Jones

Name:	Elaine V. Jones

Title:	General Partner
[Signature Page to Amendment No. 1 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASER:

Iinterwest Partners VII, L.P.

By:	InterWest Management Partners VII, LLC
its General Partner

By:	/s/ Michael Sweeney

Name:	Michael Sweeney

Title:	As agent for the general partner

Interwest Investors VII, L.P.

By:	InterWest Management Partners VII, LLC
its General Partner

By:	/s/ Michael Sweeney

Name:	Michael Sweeney

Title:	As agent for the general partner
[Signature Page to Amendment No. 1 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASER:

Lilly Bioventures, Eli Lilly & Company

By:	/s/ Thomas W. Grein

Name:	Thomas W. Grein

Title:	Vice President and Treasurer
[Signature Page to Amendment No. 1 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASER:

Alloy Ventures 2005, L.P.

By:	Alloy Ventures 2005, LLC
its General Partner

By:	/s/ Tony DiBona

Name:	Toni DiBona

Title:	Managing Member of Alloy Ventures 2005 LLC

Alloy Ventures 2002, L.P.
Alloy Partners 2002, L.P.

By:	Alloy Ventures 2002, LLC
its General Partner

By:	/s/ Tony DiBona

Name:	Tony DiBona

Title:	Managing Member of Alloy Ventures 2002, LLC, the general partner of Alloy Partners 2002, L.P. and Alloy Ventures 2002, L.P.
[Signature Page to Amendment No. 1 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASER:

SightLine Healthcare Fund III, L.P.

By:	/s/ Kenneth E. Higgins

Name:	Kenneth E. Higgins

Title:	Managing Director of Sightline Partners LLC, general partner of its general partner
[Signature Page to Amendment No. 1 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASER:

/s/ Bruce Burrows
Bruce Burrows

[Signature Page to Amendment No. 1 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series E Preferred Stock Purchase Agreement as of the 30th day of March, 2007.
PURCHASER:

/s/ John M. Harland
John M. Harland

[Signature Page to Amendment No. 1 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series E Preferred Stock Purchase Agreement as of the 30th day of March, 2007.
PURCHASER:

Ferguson/Egan Family Trust dated 6/28/99

By: Name:	/s/ Rodney A. Ferguson Rodney A. Ferguson
Title:	Trustee
[Signature Page to Amendment No. 1 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series E Preferred Stock Purchase Agreement as of the 30th day of March, 2007.
PURCHASER:

Health Care Administration Company

By:	/s/ Gary L. Bowers
Name:	Gary L. Bowers
Title:	President
[Signature Page to Amendment No. 1 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series E Preferred Stock Purchase Agreement as of the 30th day of March, 2007.
PURCHASER:

The Condon Family Trust

By:	/s/ Thomas J. Condon
Name:	Thomas J. Condon
Title:	Trustee
[Signature Page to Amendment No. 1 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series E Preferred Stock Purchase Agreement as of the 30th day of March, 2007.
PURCHASER:

In-Q-Tel, Inc.

By:	/s/ Scott G. Yancey
Name:	Scott G. Yancey
Title:	Executive Vice President

In-Q-Tel Employee Fund, LLC

By:	/s/ Scott G. Yancey

Name:	Scott G. Yancey
Title:	EVP of In-Q-Tel, Inc., the manager of the fund
[Signature Page to Amendment No. 1 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series E Preferred Stock Purchase Agreement as of the 30th day of March, 2007.
PURCHASER:

The V Foundation for Cancer Research

By: Name:	/s/ Nicholas Valvano Nicholas Valvano
Title:	Chief Executive Officer
[Signature Page to Amendment No. 1 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series E Preferred Stock Purchase Agreement as of the 30th day of March, 2007.
PURCHASER:

/s/ Fredrick H. Stern Fredrick H. Stern
[Signature Page to Amendment No. 1 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series E Preferred Stock Purchase Agreement as of the 30th day of March, 2007.
PURCHASER:

/s/ Alfred J. Mandel Alfred J. Mandel
[Signature Page to Amendment No. 1 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series E Preferred Stock Purchase Agreement as of the 30th day of March, 2007.
PURCHASER:

/s/ Pauline E. van Ysendoorn Pauline E. van Ysendoorn
[Signature Page to Amendment No. 1 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series E Preferred Stock Purchase Agreement as of the 30th day of March, 2007.
PURCHASER:

/s/ Rhett E. Brown
Rhett E. Brown
[Signature Page to Amendment No. 1 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Series E Preferred Stock Purchase Agreement as of the 30th day of March, 2007.
PURCHASER:

SMALLCAP World Fund, Inc.

By:	Capital Research and Management Company, its investment adviser

By:	/s/ Timothy D. Amour

Name:	Timothy D. Armour
Title:	President
[Signature Page to Amendment No. 1 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

EXHIBIT A
SCHEDULE OF PURCHASERS
SERIES E PREFERED STOCK FINANCING
DECEMBER 22, 2006

	Shares of Series E
Name	Preferred Stock	Purchase Price
CLIPPERBAY & CO. SMALLCAP World Fund, Inc.	1,875,000	$7,500,000.00
PACO c/o 80-16-200-1037662 Cross Creek Capital, L.P.	569,074	$2,276,296.00
PACO c/o 80-16-200-1037670	55,926	$223,704.00
CLEARMOON & CO.	625,000	$2,500,000.00
ALLIANCEBERNSTEIN VENTURE FUND I, L.P.	62,500	$250,000.00
ALLOY VENTURES 2005, L.P.	80,625	$322,500.00
ALLOY VENTURES 2002, L.P.	78,505	$314,020.00
ALLOY PARTNERS 2002, L.P.	2,120	$8,480.00
INTERWEST INVESTORS VII, L.P.	2,285	$9,140.00
INTERWEST PARTNERS VII, L.P.	47,715	$190,860.00
EUCLIDSR BIOTECHNOLOGY PARTNERS, L.P.	105,875	$423,500.00
EUCLIDSR PARTNERS, L.P.	105,875	$423,500.00
VERSANT AFFLIATES FUND 1-A, L.P.	5,000	$20,000.00
VERSANT AFFLIATES FUND 1-B, L.P.	10,500	$42,000.00

EXHIBIT A
SCHEDULE OF PURCHASERS
SERIES E PREFERED STOCK FINANCING
DECEMBER 22, 2006

	Shares of Series E
Name	Preferred Stock	Purchase Price
VERSANT SIDE FUND I, L.P.	4,500	$18,000.00
VERSANT VENTURE CAPITAL I, L.P.	230,000	$920,000.00
LILLY BIO VENTURES, ELI LILLY AND COMPANY	89,750	$359,000.00
SIGHTLINE HEALTHCARE FUND III, L.P.	30,000	$120,000.00
BRUCE BURROWS	144,750	$579,000.00
LEHMAN BROTHERS HEALTHCARE VENTURE CAPITAL, L.P.	39,937	$159,748.00
LEHMAN BROTHERS OFFSHORE PARTNERSHIP ACCOUNT 2000/2001, L.P.	8,932	$35,728.00
LEHMAN BROTHERS P.A., LLC	76,440	$305,760.00
LEHMAN BROTHERS PARTNERSHIP ACCOUNT 2000/2001, L.P.	34,440	$137,760.00
TOTALS	4,284,749	$17,138,996.00

EXHIBIT A
SCHEDULE OF PURCHASERS
SERIES E PREFERED STOCK FINANCING
MARCH 30, 2007

	Shares of Series E
Name	Preferred Stock	Purchase Price
JOHN M. HARLAND	5,000	$20,000.00
FERGUSON/EGAN FAMILY TRUST DATED 6/28/99	15,000	$60,000.00
HEALTH CARE ADMINISTRATION COMPANY	25,000	$100,000.00
THE CONDON FAMILY TRUST	12,500	$50,000.00
IN-Q-TEL, INC.	10,125	$40,500.00
IN-Q-TEL EMPLOYEE FUND, LLC	3,375	$13,500.00
THE V FOUNDATION FOR CANCER RESEARCH	6,250	$25,000.00
FREDRICK H. STERN	37,500	$150,000.00
ALFRED J. MANDEL	1,000	$4,000.00
PAULINE E. van YSENDOORN	2,500	$10,000.00
RHETT E. BROWN	12,500	$50,000.00
CLIPPERBAY & CO.	350,000	$1,400,000.00
TOTALS	480,750	$1,923,000.00

FLUIDIGM CORPORATION
AMENDMENT NO. 2 TO
SERIES E PREFERRED STOCK PURCHASE AGREEMENT
     This Amendment No. 2 (the “Amendment”) to that certain Series E Preferred Stock Purchase Agreement, dated as of June 13, 2006, as amended December 22, 2006, by and among Fluidigm Corporation, a California corporation (“Fluidigm California”) and the Purchasers named therein (the “Purchase Agreement”), is made and entered into effective as of October 10, 2007 (the “Effective Date”) by and among Fluidigm Corporation, a Delaware corporation (the “Company”), and the Purchasers named herein. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the respective meanings assigned to them in the Purchase Agreement.
RECITALS
     WHEREAS, Fluidigm California previously sold and issued an aggregate of 1,250,000 shares of Series E Preferred Stock (the “Series E Preferred”) pursuant to the terms of the Purchase Agreement at the Initial Closing held on June 13, 2006 and an additional 6,015,499 shares of Series E Preferred at Subsequent Closings held on December 22, 2006 and March 30, 2007;
     WHEREAS, on July 18, 2007, Fluidigm California was merged with and into the Company, with the Company being the surviving corporation such that the Company succeeded to all of Fluidigm California’s rights and obligations under the Purchase Agreement and all outstanding shares of Series E Preferred of Fluidigm California were exchanged on a one for one basis for shares of Series E Preferred of the Company;
     WHEREAS, the Company and the Purchasers now desire to amend the terms of the Purchase Agreement to provide that the Company may sell and issue up to 7,375,000 additional shares of Series E Preferred (the “Additional Shares”) pursuant to the Purchase Agreement, at one or more additional Subsequent Closings, provided that any such additional Subsequent Closings shall take place no later than December 31, 2007.
     WHEREAS, pursuant to Section 6.5 of the Purchase Agreement, the terms of the Purchase Agreement may be amended upon the written consent of the Company and the holder or holders of greater than fifty percent (50%) of the outstanding Shares or the Conversion Shares;
     WHEREAS, the Purchasers who have signed below hold greater than fifty percent (50%) of the outstanding Shares purchased under the Purchase Agreement as of the Effective Date and consent to the changes as set forth in this Amendment;
     WHEREAS, in connection with the execution of this Amendment, the Company is amending the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of capital stock of the Company to facilitate the sale of the Additional Shares.
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:
AGREEMENT
     1. Amendment to Section 1.1. Section 1.1 (Authorization of the Shares) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
     “1.1 Authorization of the Shares. The Company will on or before the Closing (as defined below) authorize the sale and issuance pursuant to this Agreement of up to 17,956,252 shares (the “Shares”) of its Series E Preferred Stock (the “Series E Preferred”), having the rights, preferences and privileges as set forth in the Amended and Restated Certificate of Incorporation, as amended by Amendment No. 1 to Amended and Restated Certificate of Incorporation and Amendment No. 2 to Amended and Restated Certificate of Incorporation, as attached hereto as EXHIBITS B-1 AND B-2, respectively (together for purposes of this Agreement, the “Restated Certificate”).”
     2. Amendment to Section 1.2. Section 1.2 (Purchase and Sale of the Shares) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
     “1.2 Purchase and Sale of the Shares. Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company will issue and sell to each Purchaser, severally and not jointly, and each Purchaser will purchase from the Company, severally and not jointly, at the applicable Closing, the number of Shares set forth opposite the Purchaser’s name on the Schedule of Purchasers, at a purchase price of Four Dollars ($4.00) per Share. The Company shall be entitled to sell any unpurchased Shares to any Purchaser or to a person who is not a Purchaser and to amend the Schedule of Purchasers to include the information relating to such sales, and such purchasers shall be considered “Purchasers” and parties to this Agreement; provided that (i) such sales are made pursuant to this Agreement or an agreement identical to this one except for the Closing Date and exhibits, and (ii) such sales are completed on or prior to December 31, 2007. The Company’s agreement with each Purchaser is a separate agreement, and the sale of the Shares to each Purchaser is a separate sale.”

     3. Amendment to Section 2. Section 2 (Representations and Warranties of the Company) of the Purchase Agreement is hereby amended to add the following sentence to the end of the paragraph which reads in its entirety as follows:
     “At each Subsequent Closing, the Company shall provide an updated Schedule of Exceptions and EXHIBIT C shall be concurrently amended and restated for purposes of such Subsequent Closing.”
     4. Amendment to Section 2.4. Solely in connection with the sale of Additional Shares pursuant to this Amendment, Section 2.4 (Capitalization) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
     “The authorized capital stock of the Company consists, or immediately prior to the Closing will consist, of 85,232,144 shares of Common Stock (“Common Stock”), of which 9,760,848 shares are issued and outstanding immediately prior to the Closing and 57,961,085 shares of Preferred Stock (“Preferred Stock”), 2,727,273 of which are designated Series A Preferred Stock of which 2,727,273 are outstanding immediately prior to the Closing; 6,460,675 of which are designated Series B Preferred Stock of which 6,460,675 are outstanding immediately prior to the Closing; 16,854,624 of which are designated Series C Preferred Stock, 16,364,832 of which are issued and outstanding immediately prior to the Closing; and 13,962,261 of which are designated Series D Preferred Stock, 13,353,333 of which are issued and outstanding immediately prior to the Closing; and 17,956,252 of which are designated Series E Preferred Stock, 8,969,836 of which are issued and outstanding immediately prior to the Closing. All such issued and outstanding shares have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable.
     The Company has reserved: (i) 17,956,252 shares of Series E Preferred for issuance hereunder and 17,956,252 shares of Common Stock for issuance upon conversion of such shares of Series E Preferred; (ii) 13,353,333 shares of Common Stock for issuance upon conversion of the outstanding shares of Series D Preferred; (iii) 408,928 shares of Series D Preferred for issuance upon exercise of outstanding warrants and 408,928 shares of Common Stock for issuance upon conversion of such Series D Preferred; (iv) 16,364,832 shares of Common Stock for issuance upon conversion of the outstanding shares of Series C Preferred Stock; (v) 289,792shares of Series C Preferred Stock for issuance upon exercise of outstanding warrants and 289,792 shares of Common Stock for issuance upon conversion of such Series C Preferred Stock; (vi) 6,460,675 shares of Common Stock for issuance upon conversion of the outstanding Series B Preferred Stock; (vii) 2,727,273 shares of Common Stock for issuance upon conversion of the outstanding Series A Preferred Stock; and (viii) an aggregate of 12,800,000 shares of Common Stock for issuance to employees and consultants of the Company pursuant to the Company’s 1999 Stock Option Plan, pursuant to which options to purchase 7,247,691 shares are granted and outstanding and 1,518,223 shares are available for future grant. As of the date hereof and after giving effect to the purchase of Shares hereunder, each share of each series of the Company’s Preferred Stock is convertible into one share of the Company’s Common Stock. Other than with respect to the shares reserved for issuance in this paragraph, or as set forth in the Ancillary Agreements (as defined below), there are no outstanding rights, options, warrants, conversion rights, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company. There are no outstanding obligations of the Company to repurchase or redeem any of its securities.”
     5. Amendment to Section 2.16. Solely in connection with the sale of Additional Shares pursuant to this Amendment, Section 2.16 (Financial Statements) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
     “The Company has made available to each Purchaser its audited balance sheet dated as of December 31, 2004. The Company has also made available to each Purchaser unaudited balance sheets dated December 31, 2005 and December 31, 2006 and the unaudited statements of operations for the fiscal years then ended (collectively, the “Financial Statements”). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the date, and during the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2006 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company.”
     6. Deletion of Sections 6.9 and 6.11. Solely in connection with the sale of Additional Shares pursuant to this Amendment, the Purchase Agreement is hereby amended to delete Section 6.9 (Finder’s Fee) and Section 6.11 (Waiver of Conflict), each in its entirety.

     7. Amendment to Section 6.10. Solely in connection with the sale of Additional Shares pursuant to this Amendment, Section 6.10 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
     “6.10 Expenses. The Company and each Purchaser shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, provided, however, that if a Closing is effected, the Company shall reimburse the reasonable documented fees of one counsel for the Purchasers, such amount not to exceed $25,000, by wire transfer at such Closing.”
     8. Addition of Section 6.17. The Purchase Agreement is hereby amended to add the following Section 6.17 which reads in its entirety as follows:
     “6.17 Reincorporation. Each Purchaser hereunder acknowledges that the Company completed a reincorporation into the State of Delaware on July 18, 2007 and each Purchaser hereby consents to the assignment of this Agreement to Fluidigm Corporation, a Delaware corporation effective as of July 18, 2007.”
     9. Restated Certificate. All references in the Purchase Agreement to the term “Restated Articles” are hereby deleted and replaced with the term “Restated Certificate.”
     10. Governing Law. This Amendment shall be governed in all respects by the laws of the State of California, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.
     11. Purchase Agreement. Wherever necessary, all other terms of the Purchase Agreement are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the Purchase Agreement shall remain in full force and effect.
     12. Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument. Executed signatures transmitted via facsimile will be accepted and considered duly executed.
     13. Effect of Execution of Amendment by Certain Purchasers. This Amendment, when executed and delivered by the Company and a Purchaser purchasing shares of Series E Preferred at a Subsequent Closing held on or after the date hereof, shall also constitute and shall be deemed a counterpart signature page to the Purchase Agreement. Consequently, each undersigned Purchaser purchasing shares of Series E Preferred at a Subsequent Closing held on or after the date hereof acknowledges and agrees that he, she or it is bound by the terms and conditions contained in the Purchase Agreement, as amended by this Amendment, with respect to the purchase of such shares.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 2 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
COMPANY:

FLUIDIGM CORPORATION a Delaware corporation
By:	/s/ Gajus Worthington
Gajus Worthington,
President and Chief Executive Officer

[Signature Page to Amendment No. 2 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 2 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

Fidelity Contrafund:
Fidelity Advisor New Insights Fund

By:	/s/ Gary Ryan

Name:	Gary Ryan

Title:	Assistant Treasurer

Fidelity Contrafund: Fidelity Contrafund

By:	/s/ Gary Ryan

Name:	Gary Ryan

Title:	Assistant Treasurer

Variable Insurance Products Fund II:
Contrafund Portfolio

By:	/s/ Gary Ryan

Name:	Gary Ryan

Title:	Assistant Treasurer
[Signature Page to Amendment No. 2 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 2 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

Leerink Swann Holdings, LLC

By:	/s/ Jeffrey A. Leerink

Name:	Jeffrey A. Leerink

Title:	Chief Executive Officer

Leerink Swann Holdings, LLC
Co-Investment Fund, LLC

By:	/s/ Donald D. Notman, Jr.

Name:	Donald D. Notman, Jr.

Title:	Managing Director
[Signature Page to Amendment No. 2 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 2 to Series E Preferred Stock Purchase Agreement as of the Effective Date.

PURCHASERS:	Cross Creek Capital, L.P.

	By:	Cross Creek Capital GP, L.P.
Its Sole General Partner

	By:	Cross Creek Capital, LLC
Its Sole General Partner

	By:	Wasatch Advisors, Inc.
Its Sole Member

	By:	/s/ Karey Barker

	Name:	Karey Barker

	Title:	Vice President

Cross Creek Capital Employees’ Fund, L.P.

By:	Cross Creek Capital GP, L.P.
Its Sole General Partner

By:	Cross Creek Capital, LLC
Its Sole General Partner

By:	Wasatch Advisors, Inc.
Its Sole Member

By:	/s/ Karey Barker

Name:	Karey Barker

Title:	Vice President
[Signature Page to Amendment No. 2 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 2 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

Wasatch Funds, Inc.

By:	Wasatch Advisors, Inc.
Its Sole Member

By:	/s/ Dan Thurber

Name:	Dan Thurber

Title:	Vice President
[Signature Page to Amendment No. 2 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 2 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

SMALLCAP World Fund, Inc.

By:	Capital Research and Management Company,
its, investment adviser

By:	/s/ Michael Downer

Name:	Michael Downer

Title:

[Signature Page to Amendment No. 2 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 2 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

AllianceBernstein Venture Fund I, L.P.

By:	AllianceBernstein ESG Venture Management, L.P., its general partner

By:	AllianceBernstein Global Derivatives Corporation, its general partner

By:	/s/ James D. Kiggen

Name:	James D. Kiggen

Title:	Senior Vice President
[Signature Page to Amendment No. 2 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 2 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

Versant Affiliates Fund 1-A, L.P.
Versant Affiliates Fund1-B, L.P.
Versant Side Fund I, L.P.
Versant Venture Capital I, L.P.

By:	Versant Ventures I, LLC
its General Partner

By:	/s/ Samuel D. Colella

Name:	Samuel D. Colella

Title:	Managing Director
[Signature Page to Amendment No. 2 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 2 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

Lehman Brothers Healthcare Venture Capital L.P.

By:	Lehman Brothers HealthCare Venture Capital
Associates L.P.,
its General Partner
By:	LB I Group Inc., its General Partner

By: Name:	/s/ Steven Berkenfeld Steven Berkenfeld
Its:	Senior Vice President

Lehman Brothers P.A. LLC

By:	/s/ Steven Berkenfeld

Name:	Steven Berkenfeld
Its:	Senior Vice President

Lehman Brothers Partnership Account 2000/2001, L.P.

By:	LB I Group Inc., its General Partner

By:	/s/ Steven Berkenfeld

Name:	Steven Berkenfeld
Its:	Senior Vice President

Lehman Brothers Offshore Partnership Account 2000/2001, L.P.

By:	LB I Offshore Partners Group Ltd., its General
Partner

By:	/s/ Steven Berkenfeld

Name:	Steven Berkenfeld
Its:	Senior Vice President
[Signature Page to Amendment No. 2 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 2 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

EuclidSR Partners, L.P.

By:	EuclidSR Associates, L.P.
its General Partner

By:	/s/ Elaine V. Jones

Name:	Elaine V. Jones

Title:	General Partner

EuclidSR Biotechnology Partners, L.P.

By:	EuclidSR Biotechnology Associates, L.P.
its General Partner

By:	/s/ Elaine V. Jones

Name:	Elaine V. Jones

Title:	General Partner

[Signature Page to Amendment No. 2 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 2 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

Interwest Partners VII, L.P.

By:	InterWest Management Partners VII, LLC
its General Partner

By:	/s/ Michael Sweeney

Name:	Michael Sweeney

Title:	As agent for the general partner

Interwest Investors VII, L.P.

By:	InterWest Management Partners VII, LLC
its General Partner

By:	/s/ Michael Sweeney

Name:	Michael Sweeney

Title:	As agent for the general partner
[Signature Page to Amendment No. 2 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 2 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

Lilly Bioventures, Eli Lilly & Company

By:	/s/ Darren J. Carroll

Name:	Darren J. Carroll

Title:	Executive Director
[Signature Page to Amendment No. 2 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 2 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:
[Signature Page to Amendment No. 2 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 2 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

/s/ Bruce Burrows Bruce Burrows
[Signature Page to Amendment No. 2 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 2 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

Biomedical Sciences Investment Fund Pte Ltd

By:	/s/ Chu Swee Yeok

Name:	Chu Swee Yeok

Title:	Director

Singapore Bio-Innovations Pte Ltd

By:	/s/ Sim Sze Kuan

Name:	Sim Sze Kuan

Title:	Director
[Signature Page to Amendment No. 2 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 2 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

Invus, L.P.

By:	Invus Advisors LLC
General Partner of Invus LP

By:	/s/ Aflalo Guimaraes

Name:	Aflalo Guimaraes

Title:	Managing Director
[Signature Page to Amendment No. 2 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

EXHIBIT A
SCHEDULE OF PURCHASERS
SERIES E PREFERED STOCK FINANCING
OCTOBER 10, 2007

	Shares of Series E
Name	Preferred Stock	Purchase Price
FIDELITY CONTRAFUND:

FIDELITY ADVISOR NEW INSIGHTS FUND	481,170	$1,924,679.00

FIDELITY CONTRAFUND: FIDELITY CONTRAFUND	4,389,865	$17,559,461.00

VARIABLE INSURANCE PRODUCTS FUND II:

CONTRAFUND PORTFOLIO	1,378,965	$5,515,860.00

LEERICK SWANN HOLDINGS, LLC	62,500	$250,000.00

LEERICK SWANN CO-INVESTMENT FUND, LLC	78,750	$315,000.00

TOTALS	6,391,250	$25,565,000.00

FLUIDIGM CORPORATION
AMENDMENT NO. 3 TO
SERIES E PREFERRED STOCK PURCHASE AGREEMENT
     This Amendment No. 3 (the “Amendment”) to that certain Series E Preferred Stock Purchase Agreement, dated as of June 13, 2006, as amended December 22, 2006 and further amended October 10, 2007, by and among Fluidigm Corporation, a California corporation (“Fluidigm California”) and the Purchasers named therein (the “Purchase Agreement”), is made and entered into effective as of October 26, 2007 (the “Effective Date”) by and among Fluidigm Corporation, a Delaware corporation (the “Company”), and the Purchasers named herein. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the respective meanings assigned to them in the Purchase Agreement.
RECITALS
     WHEREAS, Fluidigm California previously sold and issued an aggregate of 1,250,000 shares of Series E Preferred Stock (the “Series E Preferred”) pursuant to the terms of the Purchase Agreement at the Initial Closing held on June 13, 2006, an additional 4,284,749 shares of Series E Preferred at a Subsequent Closing held on December 22, 2006, an additional 480,750 shares of Series E Preferred at a Subsequent Closing held on March 30, 2007, and an additional 6,391,250 shares of Series E Preferred at a Subsequent Closing held on October 10, 2007;
     WHEREAS, on July 18, 2007, Fluidigm California was merged with and into the Company, with the Company being the surviving corporation such that the Company succeeded to all of Fluidigm California’s rights and obligations under the Purchase Agreement and all outstanding shares of Series E Preferred of Fluidigm California were exchanged on a one for one basis for shares of Series E Preferred of the Company;
     WHEREAS, the Company and the Purchasers now desire to amend the terms of the Purchase Agreement to provide that the Company may sell and issue up to 2,153,695 additional shares of Series E Preferred (the “Additional Shares”) pursuant to the Purchase Agreement, at one or more additional Subsequent Closings, provided that any such additional Subsequent Closings shall take place no later than December 31, 2007.
     WHEREAS, pursuant to Section 6.5 of the Purchase Agreement, the terms of the Purchase Agreement may be amended upon the written consent of the Company and the holder or holders of greater than fifty percent (50%) of the outstanding Shares or the Conversion Shares;
     WHEREAS, the Purchasers who have signed below hold greater than fifty percent (50%) of the outstanding Shares purchased under the Purchase Agreement as of the Effective Date and consent to the changes as set forth in this Amendment;

     WHEREAS, in connection with the execution of this Amendment, the Company is amending the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of capital stock of the Company to facilitate the sale of the Additional Shares.
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:
AGREEMENT
     1. Amendment to Section 1.1. Section 1.1 (Authorization of the Shares) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
     “1.1 Authorization of the Shares. The Company will on or before the Closing (as defined below) authorize the sale and issuance pursuant to this Agreement of up to 18,498,531 shares (the “Shares”) of its Series E Preferred Stock (the “Series E Preferred”), having the rights, preferences and privileges as set forth in the Amended and Restated Certificate of Incorporation, as amended by a Certificate of Amendment to Amended and Restated Certificate of Incorporation dated October 10, 2007 and a Certificate of Amendment to Amended and Restated Certificate of Incorporation dated October 26, 2007, as attached hereto as EXHIBITS B-1 AND B-2, respectively (together for purposes of this Agreement, the “Restated Certificate”).”
     2. Amendment to Section 2.4. Solely in connection with the sale of Additional Shares pursuant to this Amendment, Section 2.4 (Capitalization) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
     “The authorized capital stock of the Company consists, or immediately prior to the Closing will consist, of 87,385,839 shares of Common Stock (“Common Stock”), of which 9,760,848 shares are issued and outstanding immediately prior to the Closing and 60,114,780 shares of Preferred Stock (“Preferred Stock”), 2,727,273 of which are designated Series A Preferred Stock of which 2,727,273 are outstanding immediately prior to the Closing; 6,460,675 of which are designated Series B Preferred Stock of which 6,460,675 are outstanding immediately prior to the Closing; 16,854,624 of which are designated Series C Preferred Stock, 16,364,832 of which are issued and outstanding immediately prior to the Closing; and 13,962,261 of which are designated Series D Preferred Stock, 13,353,333 of which are issued and outstanding immediately prior to the Closing; and 20,109,947 of which are designated Series E Preferred Stock, 15,361,086 of which are issued and outstanding immediately prior to the Closing. All such issued and outstanding shares have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable.
     The Company has reserved: (i) 18,498,531 shares of Series E Preferred for issuance hereunder and 20,109,947 shares of Common Stock for issuance upon conversion of all shares of Series E Preferred; (ii)  13,353,333 shares of Common Stock for issuance upon conversion of the outstanding shares of Series D Preferred; (iii) 408,928 shares of Series D Preferred for issuance upon exercise of outstanding warrants and 408,928 shares of Common Stock for issuance upon conversion of such Series D Preferred; (iv) 16,364,832 shares of Common Stock for issuance upon conversion of the outstanding shares of Series C Preferred Stock; (v) 289,792 shares of Series C Preferred Stock for issuance upon exercise of outstanding warrants and 289,792 shares of Common Stock for issuance upon conversion of such Series C Preferred Stock; (vi) 6,460,675 shares of Common Stock for issuance upon conversion of the outstanding Series B Preferred Stock; (vii) 2,727,273 shares of Common Stock for issuance upon conversion of the outstanding Series A Preferred Stock; and (viii) an aggregate of 12,800,000 shares of Common Stock for issuance to employees and consultants of the Company pursuant to the Company’s 1999 Stock Option Plan, pursuant to which options to purchase 7,247,691 shares are granted and outstanding and 1,518,223 shares are available for future grant. As of the date hereof and after giving effect to the purchase of Shares hereunder, each share of each series of the Company’s Preferred Stock is convertible into one share of the Company’s Common Stock. Other than with respect to the shares reserved for issuance in this paragraph, or as set forth in the Ancillary Agreements (as defined below), there are no outstanding rights, options, warrants, conversion rights, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company. There are no outstanding obligations of the Company to repurchase or redeem any of its securities.”
     3. Amendment to Section 2.16. Solely in connection with the sale of Additional Shares pursuant to this Amendment, Section 2.16 (Financial Statements) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
     “The Company has made available to each Purchaser its audited balance sheet dated as of December 31, 2004. The Company has also made available to each Purchaser unaudited balance sheets dated December 31, 2005 and December 31, 2006 and the unaudited statements of operations for the fiscal years then ended (collectively, the “Financial Statements”). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the date, and during the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2006 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company.”
     4. Governing Law. This Amendment shall be governed in all respects by the laws of the State of California, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.
     5. Purchase Agreement. Wherever necessary, all other terms of the Purchase Agreement are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the Purchase Agreement shall remain in full force and effect.
     6. Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument. Executed signatures transmitted via facsimile will be accepted and considered duly executed.
     7. Effect of Execution of Amendment by Certain Purchasers. This Amendment, when executed and delivered by the Company and a Purchaser purchasing shares of Series E Preferred at a Subsequent Closing held on or after the date hereof, shall also constitute and shall be deemed a counterpart signature page to the Purchase Agreement. Consequently, each undersigned Purchaser purchasing shares of Series E Preferred at a Subsequent Closing held on or after the date hereof acknowledges and agrees that he, she or it is bound by the terms and conditions contained in the Purchase Agreement, as amended by this Amendment, with respect to the purchase of such shares.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 3 to Series E Preferred Stock Purchase Agreement as of the Effective Date.

COMPANY:	FLUIDIGM CORPORATION
a Delaware corporation

	By:	/s/ Gajus Worthington

Gajus Worthington,
President and Chief Executive Officer
[Signature Page to Amendment No. 3 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 3 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

Fidelity Contrafund:
Fidelity Advisor New Insights Fund

By:	/s/ Peter Lydecker

Name:	Peter Lydecker

Title:	Assistant Treasurer

Fidelity Contrafund: Fidelity Contrafund

By:	/s/ Peter Lydecker

Name:	Peter Lydecker

Title:	Assistant Treasurer

Variable Insurance Products Fund II:
Contrafund Portfolio

By:	/s/ Peter Lydecker

Name:	Peter Lydecker

Title:	Assistant Treasurer
[Signature Page to Amendment No. 3 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 3 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

Leerink Swann Holdings, LLC

By:	/s/ Jeffrey Leerink

Name:	Jeffrey Leerink

Title:	Chairman

Leerink Swann Holdings, LLC
Co-Investment Fund, LLC

By:	/s/ Donald D. Notman, Jr.

Name:	Donald D. Notman, Jr.

Title:	Managing Director
[Signature Page to Amendment No. 3 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 3 to Series E Preferred Stock Purchase Agreement as of the Effective Date.

PURCHASERS:	Cross Creek Capital, L.P.

	By:	Cross Creek Capital GP, L.P.
Its Sole General Partner

	By:	Cross Creek Capital, LLC
Its Sole General Partner

	By:	Wasatch Advisors, Inc.
Its Sole Member

	By:	/s/ Karey Barker

	Name:	Karey Barker

	Title:	Vice President

Cross Creek Capital Employees’ Fund, L.P.

	By:	Cross Creek Capital GP, L.P.
Its Sole General Partner

	By:	Cross Creek Capital, LLC Its Sole General Partner

	By:	Wasatch Advisors, Inc.
Its Sole Member

	By:	/s/ Karey Barker

	Name:	Karey Barker

	Title:	Vice President
[Signature Page to Amendment No. 3 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 3 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

Wasatch Funds, Inc.

By:	Wasatch Advisors, Inc.
Its Sole Member

By:	/s/ Venice Edwards

Name:	Venice Edwards

Title:	Secretary
[Signature Page to Amendment No. 3 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 3 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

SMALLCAP World Fund, Inc.

By:	Capital Research and Management Company,
its, investment adviser

By:	/s/ Paul Haaga

Name:	Paul Haaga

Title:

[Signature Page to Amendment No. 3 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 3 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

AllianceBernstein Venture Fund I, L.P.

By:	AllianceBernstein ESG Venture
Management, L.P., its general partner

By:	AllianceBernstein Global Derivatives
Corporation, its general partner

By:	/s/ James D. Kiggen

Name:	James D. Kiggen

Title:	Senior Vice President
[Signature Page to Amendment No. 3 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 3 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

Versant Affiliates Fund 1-A, L.P.
Versant Affiliates Fund1-B, L.P.
Versant Side Fund I, L.P.
Versant Venture Capital I, L.P.
By:	Versant Ventures I, LLC
its General Partner

By:	/s/ Samuel D. Colella

Name:	Samuel D. Colella

Title:	Managing Director
[Signature Page to Amendment No. 3 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 3 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

Lehman Brothers Healthcare Venture Capital
L.P.

By:	Lehman Brothers HealthCare Venture Capital
Associates L.P.,
its General Partner
By:	LB I Group Inc., its General Partner

By: Name:	/s/ Ashvin Rao Ashvin Rao
Its:	Vice President

Lehman Brothers P.A. LLC

By:	/s/ Deborah Nordell

Name:	Deborah Nordell
Its:	Vice President

Lehman Brothers Partnership Account 2000/2001,
L.P.

By:	LB I Group Inc., its General Partner

By:	/s/ Ashvin Rao

Name:	Ashvin Rao
Its:	Vice President

Lehman Brothers Offshore Partnership Account
2000/2001, L.P.

By:	LB I Offshore Partners Group Ltd., its General Partner

By:	/s/ Ashvin Rao

Name:	Ashvin Rao
Its:	Vice President
[Signature Page to Amendment No. 3 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 3 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

EuclidSR Partners, L.P.

By:	EuclidSR Associates, L.P.
its	General Partner

By:	/s/ Elaine V. Jones

Name:	Elaine V. Jones

Title:	General Partner

EuclidSR Biotechnology Partners, L.P.

By:	EuclidSR Biotechnology Associates, L.P.
its General Partner

By:	/s/ Elaine V. Jones

Name:	Elaine V. Jones

Title:	General Partner
[Signature Page to Amendment No. 3 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 3 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

Interwest Partners VII, L.P.

By:	InterWest Management Partners VII, LLC
its General Partner

By:	/s/ Michael Sweeney

Name:	Michael Sweeney

Title:	As agent for the general partner

Interwest Investors VII, L.P.

By:	InterWest Management Partners VII, LLC
its General Partner

By:	/s/ Michael Sweeney

Name:	Michael Sweeney

Title:	As agent for the general partner
[Signature Page to Amendment No. 3 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 3 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

Lilly Bioventures, Eli Lilly & Company

By:	/s/ Darren J. Carroll

Name:	Darren J. Carroll

Title:	Executive Director
[Signature Page to Amendment No. 3 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 3 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

Alloy Ventures 2005, L.P.

By:	Alloy Ventures 2005, LLC
its General Partner

By:	/s/ Tony DiBona

Name:	Toni DiBona

Title:	Managing Member of Alloy Ventures
2005 LLC

Alloy Ventures 2002, L.P.
Alloy Partners 2002, L.P.

By:	Alloy Ventures 2002, LLC
its General Partner

By:	/s/ Tony DiBona

Name:	Tony DiBona

Title:	Managing Member of Alloy Ventures
2002, LLC, the general partner of Alloy
Partners 2002, L.P. and Alloy Ventures
2002, L.P.
[Signature Page to Amendment No. 3 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 3 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

/s/ Bruce Burrows Bruce Burrows
[Signature Page to Amendment No. 3 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 3 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

SightLine Healthcare Fund III, L.P.

By:	/s/ Maureen Harder

Name:	Maureen Harder

Title:	Managing Director
[Signature Page to Amendment No. 3 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 3 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

Biomedical Sciences Investment Fund Pte Ltd

By:	/s/ Chu Swee Yeok

Name:	Chu Swee Yeok

Title:	Director

Singapore Bio-Innovations Pte Ltd

By:	/s/ Sim Sze Kuan

Name:	Sim Sze Kuan

Title:	Director
[Signature Page to Amendment No. 3 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 3 to Series E Preferred Stock Purchase Agreement as of the Effective Date.
PURCHASERS:

Invus, L.P.

By:	Invus Advisors LLC
General Partner of Invus LP

By:	/s/ Aflalo Guimaraes

Name:	Aflalo Guimaraes

Title:	Managing Director
[Signature Page to Amendment No. 3 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

EXHIBIT A
SCHEDULE OF PURCHASERS
SERIES E PREFERRED STOCK FINANCING – SECOND EXTENDED CLOSING
OCTOBER 26, 2007

	Shares of Series E
Name	Preferred Stock	Purchase Price
CLIPPERBAY & CO.
SMALLCAP World Fund, Inc.	2,153,695	$8,614,780.00

TOTALS	2,153,695	$8,614,780.00

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 3 to Series E Preferred Stock Purchase Agreement as of the 31st day of December, 2007.

COMPANY:	FLUIDIGM CORPORATION
a Delaware corporation

	By:	/s/ Gajus Worthington Gajus Worthington,
President and Chief Executive Officer
[Signature Page to Amendment No. 3 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 3 to Series E Preferred Stock Purchase Agreement as of the 31st day of December, 2007.
PURCHASER:

/s/ Bruce Burrows Bruce Burrows
[Signature Page to Amendment No. 3 to Fluidigm Corporation Series E Preferred Stock Purchase Agreement]

EXHIBIT A
SCHEDULE OF PURCHASER
SERIES E PREFERRED STOCK FINANCING – THIRD EXTENDED CLOSING
DECEMBER 31, 2007

	Shares of Series E
Name	Preferred Stock	Purchase Price
BRUCE BURROWS	250,000	$1,000,000.00

TOTALS	250,000	$1,000,000.00

EXHIBIT B
FORM OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

FORM OF AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
FLUIDIGM CORPORATION
     Gajus V. Worthington and William Smith each certify that:
     1. They are the President and Secretary, respectively, of Fluidigm Corporation, a California corporation (the “Corporation”).
     2. The Amended and Restated Articles of Incorporation of the Corporation are hereby amended and restated in full to read as set forth in EXHIBIT A attached hereto, which is incorporated by reference as if fully set forth herein.
     3. Said Amended and Restated Articles of Incorporation have been duly approved by the Corporation’s Board of Directors.
     4. Said Amended and Restated Articles of Incorporation have been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the Corporations Code. The total number of outstanding shares of the corporation is 9,274,356 shares of Common Stock, 2,727,273 shares of Series A Preferred Stock, 6,460,675 shares of Series B Preferred Stock, 16,364,832 shares of Series C Preferred Stock, and 11,714,048 shares of Series D Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding Common Stock, voting as a single class; more than 50% of the outstanding Series A Preferred Stock, voting as a single class; at least 66 2/3% of the outstanding Series B Preferred Stock, voting as a single class; at least 66 2/3% of the outstanding Series C Preferred Stock, voting as a single class; at least 60% of the outstanding Series D Preferred Stock, voting as a single class; more than 66 2/3% of the outstanding Preferred Stock, voting as a single class; and more than 50% of the outstanding Common Stock and Preferred Stock, voting together as a single class.
     I further declare under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of my own knowledge.
     Executed at Palo Alto, California, this ___ day of June 2006.

Gajus V. Worthington
President

William M. Smith
Secretary

Exhibit A
FORM OF AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
FLUIDIGM CORPORATION
ARTICLE I
     The name of the corporation is Fluidigm Corporation.
ARTICLE II
     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated under the California Corporations Code.
ARTICLE III
     The total number of shares of stock that the corporation shall have authority to issue is One Hundred Twenty-Nine Million Five Hundred Forty-Five Thousand Ninety-Two (129,545,092) consisting of Seventy-Seven Million Eight Hundred Fifty-Seven Thousand One Hundred Forty-Four (77,857,144) shares of Common Stock, $0.001 par value per share, and Fifty-One Million Six Hundred Eighty-Seven Thousand Nine Hundred Forty-Eight (51,687,948) shares of Preferred Stock, $0.001 par value per share. The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of Two Million Seven Hundred Twenty—Seven Thousand Two Hundred Seventy—Three (2,727,273) shares. The second series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of Six Million Four Hundred Sixty Thousand Six Hundred Seventy-Five (6,460,675) shares. The third series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of Seventeen Million (17,000,000) shares. The fourth series of Preferred Stock shall be designated “Series D Preferred Stock” and shall consist of Fifteen Million Five Hundred Thousand (15,500,000) shares. The fifth series of Preferred Stock shall be designated “Series E Preferred Stock” and shall consist of Ten Million (10,000,000) shares.
ARTICLE IV
     The terms and provisions of the Common Stock and Preferred Stock are as follows:
     1. Definitions. For purposes of this Article IV, the following definitions shall apply:
          (a) “Conversion Price” shall mean $1.10 per share for the Series A Preferred Stock, $1.78 per share for the Series B Preferred Stock, $2.58 per share for the Series C Preferred

Stock, $2.80 per share for the Series D Preferred Stock, and $4.00 for the Series E Preferred Stock (each subject to adjustment from time to time as set forth elsewhere herein).
          (b) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities (other than shares of Common Stock) convertible into or exchangeable for Common Stock.
          (c) “Corporation” shall mean Fluidigm Corporation.
          (d) “Dividend Rate” shall mean an annual rate of $0.11 per share for the Series A Preferred Stock, an annual rate of $0.18 for the Series B Preferred Stock, an annual rate of $0.26 per share for the Series C Preferred Stock, an annual rate of $0.30 per share for the Series D Preferred Stock, and an annual rate of $0.43 per share for the Series E Preferred Stock (each subject to adjustment from time to time as set forth elsewhere herein).
          (e) “Liquidation Preference” shall mean $1.10 per share for the Series A Preferred Stock, $1.78 per share for the Series B Preferred Stock, $2.58 per share for the Series C Preferred Stock, $2.80 per share for the Series D Preferred Stock, and $4.00 per share for the Series E Preferred Stock (each subject to adjustment from time to time as set forth elsewhere herein).
          (f) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.
          (g) “Original Issue Price” shall mean $1.10 per share for the Series A Preferred Stock, $1.78 for the Series B Preferred Stock, $2.58 per share for the Series C Preferred Stock, $2.80 per share for the Series D Preferred Stock, and $4.00 per share for the Series E Preferred Stock (each subject to adjustment from time to time as set forth elsewhere herein).
          (h) “Preferred Stock” shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, and the Series E Preferred Stock.
     2. Dividends.
          (a) Series D and Series E Preferred Stock. The holders of outstanding shares of Series D Preferred Stock and the holders of outstanding shares of Series E Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rates specified for such shares of Preferred Stock, payable in preference and priority to any declaration or payment of any distribution on Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock (collectively, the “Junior Stock”) of the Corporation other than a dividend payable solely in Common Stock. No distributions shall be made with respect to the Junior Stock during any fiscal year of the Corporation, other than dividends on the Common Stock payable solely in Common Stock, until all dividends at the applicable Dividend Rate on the Series E Preferred Stock and Series D Preferred Stock have been declared and paid or set apart for payment to the holders of Series E Preferred Stock and the holders of Series D Preferred Stock. Payment of any dividends to the holders of the Series E Preferred Stock and the Series D Preferred Stock shall be on a pro rata, pari passu basis in proportion to the Dividend Rates for the Series E Preferred Stock and Series D Preferred Stock, as applicable.

The right to receive dividends on shares of Series E Preferred Stock and Series D Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Series E Preferred Stock and Series D Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any year.
          (b) Series C Preferred Stock. The holders of outstanding shares of Series C Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate specified for such shares of Preferred Stock payable in preference and priority to any declaration or payment of any distribution on Series A Preferred Stock, Series B Preferred Stock or Common Stock of the Corporation other than a dividend payable solely in Common Stock. No distributions shall be made with respect to the Series A Preferred Stock, Series B Preferred Stock or Common Stock during any fiscal year of the Corporation, other than dividends on the Common Stock payable solely in Common Stock, until all dividends at the applicable Dividend Rate on the Series C Preferred Stock have been declared and paid or set apart for payment to the holders of Series C Preferred Stock. The right to receive dividends on shares of Series C Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Series C Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any year.
          (c) Series A Preferred Stock and Series B Preferred Stock. The holders of outstanding shares of Series A Preferred Stock and the holders of outstanding shares of Series B Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate specified for such shares of Preferred Stock payable in preference and priority to any declaration or payment of any distribution on Common Stock of the Corporation other than a dividend payable solely in Common Stock. No distributions shall be made with respect to the Common Stock, other than dividends payable solely in Common Stock, until all dividends at the applicable Dividend Rate on the Preferred Stock have been declared and paid or set apart for payment to the Preferred Stock holders. Payment of any dividends to the holders of the Series A Preferred Stock and Series B Preferred Stock shall be on a pro rata, pari passu basis in proportion to the Dividend Rates for the Series A Preferred Stock and Series B Preferred Stock, as applicable. The right to receive dividends on shares of Series A Preferred Stock and Series B Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Series A Preferred Stock or Series B Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any year.
          (d) Distribution. For purposes of this Section 2, unless the context otherwise requires, a “distribution” shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise, payable other than in Common Stock, or the purchase or redemption of shares of the Corporation other than (i) repurchase of shares of Common Stock issued to or held by employees, consultants, officers and directors of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase and at the original purchase price paid by such employees, consultants, officers and directors; and (ii) repurchase of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such rights, provided that such repurchase is unanimously approved by the Board of Directors; and (iii) any other repurchase or redemption of capital stock of the corporation unanimously approved by the Board of Directors and approved by the holders of the majority of the

Common Stock and the holders of more than two-thirds (2/3) of the outstanding shares of the Preferred Stock, voting as separate classes.
          (e) Common Stock. Dividends may be paid on the Common Stock as and when declared by the Board of Directors, subject to the prior dividend rights of the Preferred Stock and Section 6 below.
          (f) Non-Cash Distributions. Whenever a distribution provided for in this Section 2 shall be payable in property other than cash, the value of such distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors.
          (g) Consent to Certain Repurchases. As authorized by Section 402.5(c) of the California Corporations Code, Sections 502 and 503 of the California Corporations Code shall not apply with respect to payments made by the Corporation in connection with (i) repurchase of shares of Common Stock issued to or held by employees, consultants, officers and directors of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase and at the original purchase price paid by such employees, consultants, officers and directors, and (ii) repurchase of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such rights, provided that such repurchase is unanimously approved by the Board of Directors, and (iii) any other repurchase or redemption of Common Stock unanimously approved by the Board of Directors and approved by the holders of more than two-thirds (2/3) of the outstanding shares of Preferred Stock voting together as a single class.
     3. Liquidation Rights.
     In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, distribution of the assets of the Corporation legally available for distribution to the Corporation’s shareholders shall be made in the following manner:
          (a) Series E Liquidation Preference. The holders of the Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, or the Series D Preferred Stock, by reason of their ownership of such stock, an amount per share for each share of Series E Preferred Stock held by them equal to the sum of (i) the Liquidation Preference for such shares and (ii) all declared and unpaid dividends on such share of Series E Preferred Stock. If the assets of the Corporation legally available for distribution to the holders of the Series E Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3(a), then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series E Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3(a).
          (b) Series D Liquidation Preference. After payment to the holders of Series E Preferred Stock of the full amounts specified in Section 3(a) above, the holders of the Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock by reason of their ownership of such stock, an amount per share for each share of Series D Preferred Stock held by them equal to the sum of (i) the Liquidation Preference for such shares and (ii) all declared and unpaid dividends on such share of Series D Preferred Stock. If the remaining assets of the Corporation legally available for distribution to the holders of Series D Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3(b), then the entire remaining assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series D Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3(b).
          (c) Series C Liquidation Preference. After payment to the holders of Series E Preferred Stock and to the holders of Series D Preferred Stock of the full amounts specified in Sections 3(a) and 3(b) above, the holders of the Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock, the Series A Preferred Stock or the Series B Preferred Stock by reason of their ownership of such stock, an amount per share for each share of Series C Preferred Stock held by them equal to the sum of (i) the Liquidation Preference for such shares and (ii) all declared and unpaid dividends on such share of Series C Preferred Stock. If the remaining assets of the Corporation legally available for distribution to the holders of the Series C Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3(c), then the entire remaining assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series C Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3(c).
          (d) Series B Liquidation Preference. After the payment to the holders of Series E Preferred Stock, the holders of Series D Preferred Stock, and the holders of Series C Preferred Stock of the full amounts specified in Sections 3(a), 3(b), and 3(c) above, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the remaining assets of the Corporation to the holders of the Common Stock or Series A Preferred Stock by reason of their ownership of such stock, an amount per share for each share of Series B Preferred Stock held by them equal to the sum of (i) the Liquidation Preference for such shares and (ii) all declared and unpaid dividends on such share of Series B Preferred Stock. If the remaining assets of the Corporation legally available for distribution to the holders of the Series B Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3(d), then the entire remaining assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series B Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3(d).
          (e) Series A Liquidation Preference. After the payment to the holders of Series E Preferred Stock, the holders of Series D Preferred Stock, the holders of Series C Preferred Stock, and the holders of Series B Preferred Stock of the full amounts specified in Sections 3(a), 3(b), 3(c) and 3(d) above, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the remaining assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of

Series A Preferred Stock held by them equal to the sum of (i) the Liquidation Preference for such shares and (ii) all declared and unpaid dividends on such share of Series A Preferred Stock. If the remaining assets of the Corporation legally available for distribution to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3(e), then the entire remaining assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3(e).
          (f) Remaining Assets. After the payment to the holders of Preferred Stock of the full amounts specified in Sections 3(a), 3(b), 3(c), 3(d) and 3(e) above, the entire remaining assets of the Corporation legally available for distribution shall be distributed pro rata to holders of the Common Stock of the Corporation in proportion to the number of shares of Common Stock held by them.
          (g) Shares Not Treated as Both Preferred Stock and Common Stock in Any Distribution. Shares of Preferred Stock shall not be entitled to be converted into shares of Common Stock in order to participate in any distribution, or series of distributions, as shares of Common Stock, without first foregoing participation in the distribution, or series of distributions, as shares of Preferred Stock.
          (h) Reorganization. For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) other than a transaction or series of transactions in which the holders of the voting securities of the Corporation outstanding immediately prior to such transaction or series of transactions continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Corporation held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such transaction or series of transactions; or (ii) a sale, transfer, lease or other conveyance of all or substantially all of the assets of the Corporation.
          (i) Valuation of Non-Cash Consideration. If any assets of the Corporation distributed to shareholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors, except that any securities to be distributed to shareholders in a liquidation, dissolution, or winding up of the Corporation shall be valued as follows:
               (i) If the securities are then traded on a national securities exchange or the Nasdaq Stock Market System (or a similar national quotation system), then the value of the securities shall be deemed to be to the average of the closing prices of the securities on such exchange or system over the ten (10) trading day period ending five (5) trading days prior to the distribution;

               (ii) if the securities are actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the ten (10) trading day period ending five (5) trading days prior to the distribution; or
               (iii) if there is no active public market for the securities, then the value of the securities shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors which determination shall include consideration of the illiquidity of the securities.
     In the event of a merger or other acquisition of the Corporation by another entity, the distribution date shall be deemed to the date such transaction closes.
     For the purposes of this Section 3(i), “trading day” shall mean any day on which the exchange or system on which the securities to be distributed are traded is open, and “closing prices” or “closing bid prices” shall be deemed to be: (i) for securities traded primarily on the New York Stock Exchange, the American Stock Exchange or Nasdaq, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day and (ii) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the “regular hours” trading period that is generally accepted as such for such exchange, market or system. If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a stock as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times.
     4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
          (a) Right to Convert. Subject to Section 4(c), each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the relevant series by the Conversion Price for such series. (The number of shares of Common Stock into which each share of Preferred Stock of a series may be converted is hereinafter referred to as the “Conversion Rate” for each such series.) Upon any decrease or increase in the Conversion Price for any series of Preferred Stock, as described in this Section 4, the Conversion Rate for such series shall be appropriately increased or decreased.
          (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into fully-paid, non-assessable shares of Common Stock at the then effective Conversion Rate for such share (i) immediately prior to the closing of a firm commitment underwritten initial public offering on Form S-1 (or successor form) filed under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of the Corporation’s Common Stock, provided that the offering price per share is not less than $5.69 (as adjusted for subdivisions and combinations of the Common Stock and changes in the Common Stock as set forth in Sections 4(e) and 4(g)) and the aggregate gross proceeds to the Corporation are not less than $25,000,000, or (ii) upon the receipt by the Corporation of a written consent or request for such conversion from the holders of two-thirds of the shares of Preferred Stock then outstanding, or, if later, the effective date for conversion specified in such requests (each of the events referred to in (i) and (ii) being hereinafter referred to as an “Automatic Conversion Event”).
          (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined by the Board of Directors. For such purpose, all shares of Preferred Stock held by each holder of Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, he shall either surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, or notify the Corporation or its transfer agent that such certificate or certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate or certificates, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that on the date of an Automatic Conversion Event, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion Event unless either the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. On the date of the occurrence of an Automatic Conversion Event, each holder of record of shares of Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.
     The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the

Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of the sale of such securities.
          (d) Adjustments to Conversion Price for Diluting Issues.
               (i) Special Definition. For purposes of this Section 4(d), “Additional Shares of Common” shall mean all shares of Common Stock issued (or, pursuant to Section 4(d)(iii), deemed to be issued) by the Corporation after the filing of these Articles of Incorporation, other than:
                    (1) [omitted];
                    (2) shares of Common Stock issued or issuable to officers, directors and employees of, or consultants and other service providers to, the Corporation pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Board of Directors or upon exercise of options or warrants granted to such parties pursuant to any such plan, program or arrangement;
                    (3) shares of Common Stock issued upon the exercise or conversion of Options or Convertible Securities outstanding as of the date of the filing of these Articles of Incorporation;
                    (4) shares of Common Stock issued or issuable as a dividend or distribution on Preferred Stock or pursuant to any event for which adjustment is made pursuant to Section 4(e), 4(f) or 4(g) hereof;
                    (5) shares of Common Stock issued in a registered public offering under the Securities Act pursuant to which all outstanding shares of Preferred Stock are automatically converted into Common Stock pursuant to an Automatic Conversion Event;
                    (6) shares of Common Stock issued or issuable pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are unanimously approved by the Board of Directors;
                    (7) shares of Common Stock issued or issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction approved by the Board of Directors;
                    (8) shares of Common Stock issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements, or strategic partnerships or relationships, if the issuance is approved by the Board of Directors; and
                    (9) shares of Common Stock issued or issuable upon conversion of up to $18 million in aggregate principal amount (plus interest) of convertible promissory notes originally issued or issuable to Biomedical Sciences Investment Fund Pte Ltd. or its affiliates (“BMSIF”) and upon conversion of up to $3 million in aggregate principal amount (plus interest) of convertible promissory notes originally issued or issuable to Invus, L.P. or its affiliates, provided that with respect to any shares of Common Stock issued or issuable upon conversion of convertible promissory notes issued or issuable to BMSIF after the filing of these Articles of Incorporation with an aggregate principal amount in excess of $3.0 million, such shares of Common Stock shall only be excluded from the definition of Additional Shares of Common pursuant to this section if and to the extent the applicable conversion price for such shares equals or exceeds $3.60 (as adjusted for stock splits, subdivisions, combinations or stock dividends).
               (ii) No Adjustment of Conversion Price. No adjustment in the Conversion Price of a particular series of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share (as determined pursuant to Section 4(d)(vii)) for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such series of Preferred Stock.
               (iii) Deemed Issue of Additional Shares of Common. In the event the Corporation at any time or from time to time after the date of the filing of these Articles of Incorporation shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of the underlying securities, shall be deemed to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which shares are deemed to be issued:
                    (1) no further adjustment in the Conversion Price of the Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock in connection with the exercise of such Options or conversion or exchange of such Convertible Securities pursuant to the terms of such Options or Convertible Securities;
                    (2) if no adjustment in the Conversion Price of the Preferred Stock was made upon the original issue of (or upon the occurrence of a record date with respect to) such Options or Convertible Securities and such Options or Convertible Securities are revised to provide, or by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or any increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, then such Options or Convertible Securities as so revised (and the Additional Shares of Common subject thereto) shall be deemed to have been issued effective upon such increase or decrease becoming effective;
                    (3) if such Options or Convertible Securities are revised to provide, or by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or any increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price of the Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;
                    (4) no readjustment pursuant to clause (3) above shall have the effect of increasing the Conversion Price of the Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price of the Preferred Stock on the original adjustment date, or (ii) the Conversion Price of the Preferred Stock that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date;
                    (5) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:
                         (A) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such exercised Options plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and
                         (B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised Options, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4(d)(vii)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and
                    (6) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 4(d)(iii) as of the actual date of their issuance.
               (iv) Adjustment of Conversion Price of Series E Preferred Stock Upon Issuance of Additional Shares of Common.
                    (1) For so long as the Conversion Price of the Series E Preferred Stock is greater than $2.58 (as adjusted for subdivisions and combinations of the Common Stock and changes in the Common Stock as set forth in Sections 4(e) and 4(g)) (the “Series D/E Ratchet Amount”), in the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 4(d)(iii)) for a consideration per share less than the applicable Conversion Price of the Series E Preferred Stock in effect on the date of and immediately prior to such issue, but for a consideration per share equal to or greater than the Series D/E Ratchet Amount, then the Conversion Price of the Series E Preferred Stock shall be reduced concurrently with such issue to a price (calculated to the nearest cent) equal to the per share price of the Additional Shares of Common.
                    (2) In the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 4(d)(iii)) without consideration or for a consideration per share less than the Series D/E Ratchet Amount, then the Conversion Price of the Series E Preferred Stock immediately prior to such issue shall be deemed to be equal to the Series D/E Ratchet Amount (the “Series E Adjusted Conversion Price”), and such Series E Adjusted Conversion Price shall be further reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series E Adjusted Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Adjusted Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. For the purposes of this Section 4(d)(iv)(2), all shares of Common Stock issuable upon exercise of outstanding Options or the conversion of outstanding Convertible Securities and shares of Preferred Stock, and all Additional Shares of Common deemed issued pursuant to Section 4(d)(iii) hereof, shall be deemed to be outstanding. Section 4(d)(iv)(3) shall govern adjustments to the Conversion Price of the Series E Preferred Stock after the first adjustment to the Conversion Price of the Series E Preferred Stock pursuant to this Section 4(d)(iv)(2).
                    (3) After any adjustment to the Conversion Price of the Series E Preferred Stock pursuant to Section 4(d)(iv)(2), in the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 4(d)(iii)) without consideration or for a consideration per share less than Conversion Price of the Series E Preferred Stock in effect on the date of and immediately prior to such issue, then, the Conversion Price of the Series E Preferred Stock shall be reduced concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. For the purposes of this Section 4(d)(iv)(3), all shares of Common Stock issuable upon exercise of outstanding Options or the conversion of outstanding Convertible Securities and shares of Preferred Stock, and all Additional Shares of Common deemed issued pursuant to Section 4(d)(iii) hereof, shall be deemed to be outstanding.

               (v) Adjustment of Conversion Price of Series D Preferred Stock Upon Issuance of Additional Shares of Common.
                    (1) For so long as the Conversion Price of the Series D Preferred Stock is greater than the Series D/E Ratchet Amount, in the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 4(d)(iii)) for a consideration per share less than the applicable Conversion Price of the Series D Preferred Stock in effect on the date of and immediately prior to such issue, but for a consideration per share equal to or greater than the Series D/E Ratchet Amount, then the Conversion Price of the Series D Preferred Stock shall be reduced concurrently with such issue to a price (calculated to the nearest cent) equal to the per share price of the Additional Shares of Common.
                    (2) In the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 4(d)(iii)) without consideration or for a consideration per share less than the Series D/E Ratchet Amount, then the Conversion Price of the Series D Preferred Stock immediately prior to such issue shall be deemed to be equal to the Series D/E Ratchet Amount (the “Series D Adjusted Conversion Price”), and such Series D Adjusted Conversion Price shall be further reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series D Adjusted Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Series D Adjusted Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. For the purposes of this Section 4(d)(v)(2), all shares of Common Stock issuable upon exercise of outstanding Options or the conversion of outstanding Convertible Securities and shares of Preferred Stock, and all Additional Shares of Common deemed issued pursuant to Section 4(d)(iii) hereof, shall be deemed to be outstanding. Section 4(d)(v)(3) shall govern adjustments to the Conversion Price of the Series D Preferred Stock after the first adjustment to the Conversion Price of the Series D Preferred Stock pursuant to this Section 4(d)(v)(2).
                    (3) After any adjustment to the Conversion Price of the Series D Preferred Stock pursuant to Section 4(d)(v)(2), in the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 4(d)(iii)) without consideration or for a consideration per share less than Conversion Price of the Series D Preferred Stock in effect on the date of and immediately prior to such issue, then, the Conversion Price of the Series D Preferred Stock shall be reduced concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. For the purposes of this Section 4(d)(v)(3), all shares of Common Stock issuable upon exercise of outstanding Options or the conversion of outstanding Convertible

Securities and shares of Preferred Stock, and all Additional Shares of Common deemed issued pursuant to Section 4(d)(iii) hereof, shall be deemed to be outstanding.
               (vi) Adjustment of Conversion Price of Series A, B and C Preferred Stock. In the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 4(d)(iii)) without consideration or for a consideration per share less than the applicable Conversion Price of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock in effect on the date of and immediately prior to such issue, then, the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (if affected) shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. For the purposes of this Section 4(d)(vi), all shares of Common Stock issuable upon exercise of outstanding Options or the conversion of outstanding Convertible Securities and shares of Preferred Stock, and all Additional Shares of Common deemed issued pursuant to Section 4(d)(iii) hereof, shall be deemed to be outstanding.
               (vii) Determination of Consideration. For purposes of this Section 4(d), the consideration received by the Corporation for the issue (or deemed issue) of any Additional Shares of Common shall be computed as follows:
                    (1) Cash and Property. Such consideration shall:
                         (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation before deducting reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with such issue (or deemed issue);
                         (B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and
                         (C) in the event Additional Shares of Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as reasonably determined in good faith by the Board of Directors.
                    (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to Section 4(d)(iii) shall be determined by dividing
                         (X) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by
                         (Y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
          (e) Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Prices in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.
          (f) Adjustments for Subdivisions or Combinations of Preferred Stock. In the event the outstanding shares of Preferred Stock or a series of Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Preferred Stock, the Dividend Rate, Original Issue Price and Liquidation Preference of the affected series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Preferred Stock or a series of Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Preferred Stock, the Dividend Rate, Original Issue Price and Liquidation Preference of the affected series of Preferred Stock in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.
          (g) Adjustments for Reclassification, Exchange and Substitution. Subject to Section 3 above (“Liquidation Rights”), if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, each holder of such Preferred Stock shall have the right thereafter to convert such shares of Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of such series of Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.
          (h) No Impairment. The Corporation will not through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment. Notwithstanding the foregoing, nothing in this Section 4(h) shall prohibit the Corporation from amending its Articles of Incorporation with the requisite consent of its shareholders and the board of directors.
          (i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.
          (j) Notices of Record Date. In the event that this Corporation shall propose at any time:
               (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;
               (ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or
               (iii) to voluntarily liquidate or dissolve or to enter into any transaction deemed to be a liquidation, dissolution or winding up of the corporation pursuant to Section 3(f);
then, in connection with each such event, this Corporation shall send to the holders of the Preferred Stock at least 14 days’ prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (ii) and (iii) above.
     Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of this Corporation.
     The right of the holders of the Preferred Stock to notice hereunder may be waived by the holders of more than two-thirds (2/3) of the outstanding shares of the Preferred Stock voting together as a single class.
          (k) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.
          (l) Waiver of Adjustment of Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived by the consent or vote of the holders of more than two-thirds (2/3) of the outstanding shares of such series. Any such waiver shall bind all future holders of shares of such series of Preferred Stock.
     5. Voting.
          (a) Restricted Class Voting. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.
          (b) No Series Voting. Other than as provided herein or required by law, there shall be no series voting.
          (c) Preferred Stock. Each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holder could be converted as of the record date. The holders of shares of the Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. Holders of Preferred Stock shall be entitled to notice of any shareholders’ meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted), shall be disregarded.
          (d) Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.
          (e) Election of Directors. So long as at least 2,000,000 shares of Series D Preferred Stock (as adjusted for stock splits, subdivisions, combinations or stock dividends with respect to such shares) remain outstanding, the holders of the Series D Preferred Stock, voting as a separate class, shall be entitled to elect two (2) members of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s shareholders for the election of directors. So long as at least 2,000,000 shares of Series C Preferred Stock (as adjusted for stock splits, subdivisions, combinations or stock dividends with respect to such shares) remain outstanding, the holders of Series C Preferred Stock, voting as a separate class, shall be entitled to elect three (3) members of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s shareholders for the election of directors. Any additional members of the Corporation’s Board of Directors shall be elected by the holders of Common Stock, Series A

Preferred Stock, Series B Preferred Stock, and Series E Preferred Stock, voting together as a single class.
     6. Amendments and Changes Requiring Approval of Preferred Stock. As long as any of the Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least two-thirds (2/3) of the outstanding shares of the Preferred Stock voting together as a single class:
          (a) amend, alter or repeal any provision of the Articles of Incorporation or By-laws of the Corporation if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Preferred Stock or any series thereof;
          (b) enter into any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section 3(f) above;
          (c) voluntarily liquidate or dissolve;
          (d) declare or pay any distribution (as defined in Section 2(d) except for distributions upon a liquidation or dissolution) with respect to the Common Stock of the Corporation;
          (e) permit any subsidiary of the Corporation to sell securities to a third party (other than directors’ qualifying shares in the case of subsidiaries outside the United States);
          (f) increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of Preferred Stock;
          (g) authorize or create (by reclassification or otherwise) any new class or series of capital stock having rights, preferences or privileges with respect to dividends, liquidation, redemption, conversion or other rights senior to or on a parity with any series of Preferred Stock or with respect to voting senior to any series of Preferred Stock;
          (h) increase or decrease the authorized number of directors of the Corporation; or
          (i) amend this Section 6.
     7. Amendments and Changes Requiring the Approval of the Series E Preferred Stock.
          (a) As long as any of the Series E Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least 60% of the outstanding shares of the Series E Preferred Stock:
               (i) amend, alter or repeal any provision of the Articles of Incorporation of the Corporation if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series E Preferred Stock in a manner different from any other series of Preferred Stock; or

               (ii) amend this Section 7(a).
          (b) As long as any of the Series E Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least a majority of the outstanding shares of the Series E Preferred Stock:
               (i) declare or pay any distribution (as defined in Section 2(d) except for distributions upon a liquidation or dissolution) with respect to the Common Stock or Preferred Stock of the Corporation; or
               (ii) amend this Section 7(b).
          (c) As long as any of the Series E Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least 66 2/3% of the outstanding shares of the Series D Preferred Stock and Series E Preferred Stock voting together as a single class on an as converted to Common Stock basis:
               (i) increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of Series E Preferred Stock;
               (ii) authorize or create (by reclassification or otherwise) any new class or series of capital stock having rights, preferences or privileges with respect to dividends, payments upon liquidation or other rights senior to or on a parity with the Series E Preferred Stock or with respect to voting senior to the Series E Preferred Stock; or
               (iii) amend this Section 7(c).
     8. Amendments and Changes Requiring the Approval of the Series D Preferred Stock.
          (a) As long as any of the Series D Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least 60% of the outstanding shares of the Series D Preferred Stock:
               (i) amend, alter or repeal any provision of the Articles of Incorporation of the Corporation if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series D Preferred Stock in a manner different from any other series of Preferred Stock; or
               (ii) amend this Section 8(a).
          (b) As long as any of the Series D Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least a majority of the outstanding shares of the Series D Preferred Stock:

               (i) increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of Series D Preferred Stock;
               (ii) authorize or create (by reclassification or otherwise) any new class or series of capital stock having rights, preferences or privileges with respect to dividends, payments upon liquidation or other rights senior to or on a parity with the Series D Preferred Stock or with respect to voting senior to the Series D Preferred Stock;
               (iii) declare or pay any distribution (as defined in Section 2(d) except for distributions upon a liquidation or dissolution) with respect to the Common Stock or Preferred Stock of the Corporation;
               (iv) increase the authorized number of directors of the Corporation above eleven (11); or
               (v) amend this Section 8(b).
     9. Amendments and Changes Requiring the Approval of the Series C Preferred Stock. As long as any of the Series C Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least two-thirds (2/3) of the outstanding shares of the Series C Preferred Stock:
          (a) amend, alter or repeal any provision of the Articles of Incorporation of the Corporation if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series C Preferred Stock in a manner different from any other series of Preferred Stock;
          (b) increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of Series C Preferred Stock;
          (c) authorize or create (by reclassification or otherwise) any new class or series of capital stock having rights, preferences or privileges with respect to dividends, payments upon liquidation or other rights senior to or on a parity with the Series C Preferred Stock or with respect to voting senior to the Series C Preferred Stock;
          (d) declare or pay any distribution (as defined in Section 2(d) except for distributions upon a liquidation or dissolution) with respect to the Common Stock or Preferred Stock of the Corporation;
          (e) increase the authorized number of directors of the Corporation above eleven (11); or
          (f) amend this Section 9.
     10. Amendments and Changes Requiring the Approval of the Series B Preferred Stock. As long as any of the Series B Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock:

          (a) amend, alter or repeal any provision of the Articles of Incorporation of the Corporation if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock in a manner different from any other series of Preferred Stock;
          (b) increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of Series B Preferred Stock; or
          (c) amend this Section 10.
     11. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Article 4 hereof, then the shares so converted shall be cancelled and shall not be issuable by the Corporation. The Articles of Incorporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.
     12. Notices. Any notice required by the provisions of this Article IV to be given to the holders of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.
ARTICLE V
     1. Limitation of Directors’ Liability. The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.
     2. Indemnification of Corporate Agents. This Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to this Corporation and its shareholders.
     3. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right of indemnification or limitation of liability permitted under California law relating to acts or omissions occurring prior to such repeal or modification.

EXHIBIT C
SCHEDULE OF EXCEPTIONS

FLUIDIGM CORPORATION
SERIES E PREFERRED STOCK PURCHASE AGREEMENT
UPDATED SCHEDULE OF EXCEPTIONS
October 26, 2007
     FLUIDIGM CORPORATION, a Delaware corporation (the “Company”), hereby makes the following exceptions and additional disclosure to the representations and warranties set forth in Section 2 of the Series E Preferred Stock Purchase Agreement dated as of June 13, 2007 between the Company and the Purchasers thereunder, as amended by that certain Amendment No.1 dated December 22, 2006, and further amended by Amendment No. 2 dated October 10, 2007 and Amendment No. 3 dated October 26, 2007 (as amended, the “Agreement”). Except as otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Agreement. The section numbers below correspond to the section numbers of the representations and warranties in the Agreement; provided that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated under any other section number under the Agreement where such disclosure would be appropriate.
     Nothing in this Schedule of Exceptions is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in this Schedule of Exceptions (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. This Schedule of Exceptions includes brief descriptions or summaries of certain agreements and instruments, copies of which are available upon reasonable request. Such descriptions do not purport to be comprehensive, and are qualified in their entirety by reference to the text of the documents described.
     This Schedule of Exceptions reflects exceptions and additional disclosure to the representations and warranties made by the Company set forth in Section 2 of the Agreement as of October 26, 2007, and has not been updated for Subsequent Closings. The Purchaser acknowledges that there may be changes to such exceptions and additional disclosure since October 26, 2007, and accepts the Schedule of Exceptions as of October 26, 2007.
     2.1 Organization, Good Standing and Qualification
     On July 18, 2007, Fluidigm Corporation, a California corporation (“Fluidigm California”) was merged with and into the Company, with the Company being the surviving corporation such that the Company succeeded to all of Fluidigm California’s rights and obligations, including those under the Purchase Agreement.
     2.3 Subsidiaries
     The Company has a wholly-owned subsidiary in Singapore, Fluidigm Singapore Pte. Ltd.
     The Company has a wholly-owned subsidiary in the Netherlands, Fluidigm Europe, B.V., which has a wholly-owned subsidiary in France, Fluidigm France, S.A.R.L.

     The Company has a wholly-owned subsidiary in Japan, Fluidigm Japan K.K.
     2.4 Capitalization
     The Company has extended offers of option grants for up to approximately 200,000 shares of Common Stock to certain of the Company’s employees and consultants in addition to the options that are currently outstanding. In addition, the Company is currently negotiating or has entered into agreements with consultants and employees for the issuance of options to purchase shares of the Company’s Common Stock under the Company’s 1999 Stock Option Plan.
     In connection with a Development Collaboration and License Agreement (the “Collaboration Agreement”) entered into on September 22, 2003 between the Company and Glaxo Group Limited (“Glaxo”) and SmithKline Beecham Corporation (“SKB”), the Company issued warrants to purchase 90,000 shares of Series C Preferred Stock and 90,000 shares of Series C Preferred Stock to Glaxo and warrants to purchase 110,000 and 110,000 shares of Series C Preferred Stock to SKB. One of the warrants to purchase 90,000 shares of Series C Preferred Stock issued to Glaxo and one of the warrants to purchase 110,000 shares of Series C Preferred Stock issued to SKB expired pursuant to their terms and are not shown as outstanding in the Agreement.
     The Company entered into various agreements with Lighthouse Capital Partners V, L.P. (“Lighthouse”) as described in Section 2.14 below. In connection with these transactions, the Company borrowed $13,000,000 under the loan and security agreement and issued a warrant to Lighthouse to purchase 371,428 shares of the Company’s Series D Preferred Stock. As of September 30, 2007, the Company owed approximately $9,601,037 under the notes.
     The Company is a party to a License Agreement between the Company and the California Institute of Technology (“Caltech”) dated May 1, 2000, which was amended and restated in June 2002 effective as of May 1, 2002, further amended in June 2003, with a restatement date of May 1, 2004, as further amended March 29, 2007 (collectively, the “Caltech License Agreement”). Pursuant to the Caltech License Agreement, the Company was obligated on an annual basis to issue to Caltech 50,000 shares of the Company’s Common Stock on each occasion that the Company determined to add patent rights to the license.
     The Company and Biomedical Sciences Investment Fund Pte Ltd. (“BMSIF”) are parties to a Convertible Note Purchase Agreement dated as of December 18, 2003, as amended by Amendment No. 1 to Convertible Note Purchase Agreement dated December 17, 2004 and as further amended by a letter agreement dated June 30, 2005 (collectively, the “CNPA”). Pursuant to the CNPA, the Company issued a Convertible Promissory Note, as amended by Amendment to Convertible Promissory Note dated December 17, 2004, and as further amended by Amendment No. 2 to Convertible Promissory Note dated June 30, 2005 (collectively, the “Note”) to BMSIF in exchange for $2,000,000. In December 2005, upon the successful completion of certain specified milestones by the Company, the principal amount of and the accrued interest under the Note were converted into 832,635 shares of Series D Preferred Stock at a conversion price per share of $2.80.
     In addition, as a result of the Company’s achieving of such specified milestones, the Company has required BMSIF to purchase an additional convertible promissory note (the “Supplemental Note”) in the aggregate principal amount of $3,000,000 on June 20, 2006.
     The principal amount of and interest on the Supplemental Note was convertible into shares of Series D Preferred Stock of the Company at a conversion price of $2.80 per share (subject to adjustment) upon the earlier of an initial public offering in connection with which the Company’s

Preferred Stock has converted into Common Stock or the satisfaction of certain specified milestones. In addition, BMSIF may electively convert the Supplemental Note into shares of Series D Preferred Stock at any time. The principal amount and interest under the Supplemental Note could not be prepaid except under limited circumstances. In July, 2007 upon completion of certain specified milestones by the Company, the principal amount of and the accrued interest under the Supplemental Note were converted into 1,157,142 shares of Series D Preferred Stock at a conversion price per share of $2.80.
     The Company and Invus, L.P. are parties to a Convertible Note Agreement dated December 18, 2003, as amended by Amendment No. 1 to Convertible Note Agreement executed in November 2005 (the “CNA”). The CNA provides that in the event the Company issues to BMSIF Supplemental Notes in the aggregate principal amount of $3,000,000 upon the happening of certain events, Invus has the right to purchase a convertible promissory note in the principal amount of $3,000,000 (the “Invus Note”) from the Company. Recently, Invus, L.P. and the Company decided not to issue the Invus Note.
     The Company and BMSIF entered into a Convertible Note Purchase Agreement, dated as of August 7, 2006, as amended by that certain Letter Agreement dated November 15, 2006 and as further amended by that certain Letter Agreement dated January 31, 2007 (as amended, the “2006 CNPA”). The 2006 CNPA permits the Company to borrow up to $15 million in three $5 million tranches, subject to availability based on the achievement of specified milestones. The Company has sold and issued to BMSIF all three convertible promissory notes, each in the principal amount of $5 million. The initial two convertible promissory notes converted into 1,460,730 and 1,493,607 shares of Series E Preferred Stock on March 31, 2007. Upon conversion of the second convertible promissory note, BMSIF purchased the third (and final) convertible promissory note in the principal amount of $5 million.
     In March 2003, the Company entered into (i) a Master Closing Agreement (the “Master Closing Agreement”) with Oculus Pharmaceuticals, Inc. (“Oculus”) and the University of Alabama Research Foundation (“UABRF”); (ii) a License Agreement with UABRF; and (iii) a Sponsored Research Agreement with UABRF. The Company is obligated to issue up to $2,100,000 of additional shares of its stock to UABRF in connection with the satisfaction of certain milestones. If the Company is a private Company at the time a milestone is achieved, upon achievement of a milestone, the Company is to issue shares of the series of Preferred Stock that was issued in the Company’s most recent financing and the shares are to be valued at the price the shares were sold in such financing. If the Company is a public company at the time a milestone is achieved, upon achievement of a milestone, the Company is to issue shares of Common stock valued at the average closing price of the Company’s Common Stock over the five trading days preceding the achievement of the milestone. In February 2005, UABRF sent a letter to the Company requesting issuance of the shares in relation to the milestones. The Company replied in writing that the milestones had not been satisfied and that it had no obligation to issue the shares at that time. The Company achieved a milestone in 2006 and as a result issued $600,000 worth of shares of its Series D Preferred Stock to UABRF and other designated parties. Following the satisfaction of the milestone, the parties have been negotiating the Company’s continuing obligations, if any, under the agreements identified above, which may include an obligation on the part of the Company to issue additional shares of its stock to UABRF.
     The Company is party to an offer letter with Richard DeLateur, the Company’s Chief Financial Officer, which provides that in the event of a Change of Control (as defined in the offer letter) 50% of the shares subject to the option granted to Mr. DeLateur in connection with his acceptance of employment with the Company that are unvested at the time of such Change of Control shall become immediately vested.
     The Company has approved an issuance of 6,000 shares of the Company’s Common Stock to Stanford University. Such issuance has not been completed.
     See Section 2.10(f) regarding Dr. Stephen R. Quake.
     2.7 Government Consents
     The Company makes no representation or warranty with respect to any consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any foreign governmental entity and has assumed for purposes of the Agreement that none of the foregoing is required.
     2.8 Litigation
     See Section 2.10(a).
     The Company has received a letter from a supplier of certain materials used in the Company’s Topaz and certain other products requesting that the Company cease and desist using a lid with the materials or obtain a license from the supplier for using the design of the lid. Upon investigation, the Company determined that it had developed the lid design independently from the supplier and also began developing alternates to the materials, which are currently approved for manufacturing. The Company wrote a letter explaining these opinions to the supplier and the parties have been in negotiations regarding this matter resulting in the supplier providing a proposed settlement agreement with a $55,000 buy-out option for the Company and the Company replied with a revised draft settlement agreement. The Company is currently waiting for the supplier to comment on the revised draft settlement agreement.
     2.9 Employees
     William Smith, the Company’s general counsel, is currently working for the Company and also remains a partner at Townsend and Townsend and Crew LLP. Mr. Smith serves on the Board of Directors of two private companies, Theracos Corporation and Arbor Vita Corporation.
     Richard DeLateur, the Company’s Chief Financial Officer, currently works four days a week and it is anticipated that Mr. DeLateur’s service will decrease and his employment with the Company will terminate. Mr. DeLateur and the Company do not have a schedule for the eventual termination of Mr. DeLateur’s employment.
     2.10 Patents and Other Intangible Assets
     2.10(a)
     The Company has rights to the patents, trademarks and applications listed on Schedule 2.10 attached hereto, although some of the patent rights listed may not currently be being utilized by the Company in, and may not be necessary for, the Company’s business as now conducted. The Company’s registered domain names are fluidigm.com, fluidigm.net, fluidigm.biz, fluidigm.info and mycometrix.com.

     The Company currently is selling two product lines: (i) the Topaz crystallization microprocessors (also referred to as Integrated Fluidic Circuits or IFCs) and certain associated apparatuses; and (ii) the BioMark System, including certain IFCs, such as Dynamic Array chips, Digital Array chips (also referred to as DID chips) and ImmunoMatrix chips, as well as certain associated apparatuses. The Company has not completed investigations with respect to the Intellectual Property Rights required for the BioMark System product line or for additional applications of the Company’s technology. In conjunction with this analysis, the Company has sought and will continue to seek opinions from counsel with respect to potentially relevant third party patent rights directed to, e.g., certain RealTime PCR and other PCR reagents and instruments, such as assigned to Roche Molecular Systems and/or Applied BioSystems, an Applera Corporation Business. The Company, therefore, may need to acquire additional Intellectual Property Rights to pursue those lines of business, particularly with respect to microfluidic devices for PCR and other assays, although the Company has not presently determined that blocking Intellectual Property Rights of others exist in this regard.
     The Company has entered into a Collaboration Agreement dated January 24, 2005 (the “CTI Collaboration Agreement”) with CTI Molecular Imaging, Inc. (subsequently acquired by Siemens) (“CTI”), under which the parties are to develop microfluidic chips and associated apparatuses for use in positron emission tomography (“PET”). Under the CTI Collaboration Agreement, both CTI and the Company have granted licenses to the other as necessary to conduct the research and development program contemplated by the CTI Collaboration Agreement. The Company has also granted CTI an option under certain of the Company’s intellectual property to manufacture chips developed during the collaboration. The Company also has rights to intellectual property developed under the Collaboration Agreement, subject to certain restrictions under which CTI and certain other collaborating entities have specified rights in the defined PET and associated fields. Recently, Siemens notified the Company that it does not intend to exercise the option or continue the research and development program. Discussions are underway relating to the early termination of the Collaboration Agreement, and for the Company to obtain all rights to intellectual property developed under the CTI Collaboration Agreement, including intellectual property rights arising from (i) a patent application filed by Siemens and Caltech in which the Company believes that certain Company scientists should have been named as co-inventors; (ii) additional patent applications in the PET field allegedly filed by or on behalf of Siemens potentially with Caltech inventors; and (iii) CTI activities with third parties. The Company and Siemens have agreed starting in 2007 to not engage in further funded research under the CTI Collaboration Agreement.
     The Company is licensee under a series of agreements with the President and Fellows of Harvard College, under which the Company pays royalties to Harvard. The Company renegotiated the terms of its agreements with Harvard and reduced the number of licenses from five to three, effective in January 2005. The Company and Harvard will be discussing potential royalty obligations of the Company to Harvard relating to transactions where the Company has received revenue but has not directly charged for product transfers, such as for certain microfluidic chips.
     In January 2003, the Company entered into a Patent License Agreement with Gyros pursuant to which the Company received a non-exclusive license to certain patents from Gyros relating to the Company’s products. In exchange for the license, the Company has made certain payments to Gyros. In January 2004, the Company exercised an option to add an additional field of use to the scope of the license agreement in exchange for a cash payment. In January 2007, the Company did not elect or pay for another additional field for, e.g., ImmunoMatrix chips, for which the Company has conducted and is continuing to conduct research and development activities. The Company and Gyros have had discussions regarding the extension of the field and Gyros has offered such extension pursuant to the terms of the Patent License Agreement. In addition, the Company is obligated to make royalty payments on certain Company products incorporating the technology licensed from Gyros. The amounts otherwise paid by the Company may be used as a credit with respect to the royalty payments. The agreement provides for certain indemnity obligations of the Company.
     With respect to certain patent filings then-controlled by Oculus Pharmaceuticals with overlapping claims to the Syrrx patent referred to in the paragraph below, the Company entered into in March 2003 (i) the Master Closing Agreement; (ii) a License Agreement with UABRF (the “UABRF License Agreement”); and (iii) a Sponsored Research Agreement with UABRF. The license is an exclusive license, subject to certain exceptions (including rights UABRF may have previously granted Diversified Scientific, Inc. so that Diversified Scientific could perform research obligations under grants). UABRF and affiliated entities have the right to internal use of the intellectual property rights and to fulfill obligations under a National Institutes of Health grant. Pursuant to the Master Closing Agreement, the Company made an up-front payment to UABRF and granted UABRF shares of the Company’s Series C Preferred Stock. The Company is obligated to issue additional shares of its stock to UABRF in the event certain milestones are achieved as described in Section 2.4 hereof. In connection with the satisfaction of a milestone, the Company may become obligated to enter into a non-transferable site license so that an entity will have the right to use the technology licensed to the Company for internal drug discovery efforts. Pursuant to the Sponsored Research Agreement, the Company agreed to support a UABRF research program. The Sponsored Research Program Agreement contains certain terms relating to the license of intellectual property rights arising out of the program. The Company has certain indemnification obligations pursuant to the agreements referred to in this paragraph.
     In conjunction with the development of the Company’s protein crystallization microprocessor prototype, the Company became aware of U.S. Patent no. 6,296,673, issued to the Regents of the University of California (the “Regents”) and apparently exclusively licensed to Syrrx Corporation (note: Sam Colella of Versant Ventures, Chairman of the Company’s Board of Directors, used to be Chairman of Syrrx, which has been acquired by Takeda Pharmaceutical Company Limited). Based on Syrrx’s contentions of infringement with respect to the patent, related patent applications and the Company’s products, the Company has sought and obtained a patent opinion from counsel with respect to the patent and entered into license negotiations with Syrrx for a license/sublicense to the patent and other patent filings assigned to the Regents and Syrrx. In December 2003, the Company entered into a license agreement with Syrrx (the “Syrrx License Agreement”), pursuant to which, in exchange for a field restricted and nonexclusive license under intellectual property owned or controlled by Syrrx, the Company issued Syrrx shares of the Company’s Common Stock, made an up-front payment and annual minimum payments. In addition, the Company is obligated to pay a royalty in connection with the sale of certain products of the Company that incorporate the intellectual property licensed and is obligated to indemnify Syrrx for matters relating to the practice by the Company of any license or sublicense under the agreement. In January 2006, an interference was declared by the USPTO between a patent application licensed to the Company under the UABRF License Agreement and the above-identified patent and other related patents. While the interference was ongoing, the Company, Syrrx, UABRF and Athersys, Inc. (a company that allegedly acquired certain rights from Oculus) were in negotiations to settle the interference and modify the parties’ obligations under the Syrrx License Agreement, the Master Closing Agreement, and the UABRF License Agreement. Recently, in an appealable decision, the USPTO invalidated all claims of both parties in the interference, and Syrrx decided not to appeal. Due to this decision and these negotiations, the Company may decide not to maintain the Syrrx License Agreement in 2008.
     The Company is aware of patents and patent applications controlled by Micronics Corporation and Diversified Scientific, Inc. that potentially relate to the Company’s protein crystallization product line. The Company has sought and obtained opinions from patent counsel regarding such patents and has conducted preliminary discussions with each of these entities regarding the possibility of obtaining a license to the relevant intellectual property. The necessity of obtaining a license from each and the outcome of such negotiations remain uncertain although in certain Micronics patent applications watched by the Company, the claims have been amended to not cover the Company’s protein crystallization product line. In February 2005, Diversified Scientific announced a plan to auction its recently broadened (by USPTO re-examination) patent and other intellectual property related to crystal image analysis. The Company indicated interest to Diversified Scientific in submitting a bid. Diversified Scientific replied that it would respond to the Company and additional interested bidders after checking with their counsel on certain legal issues relating to the apparently improper broadening of patents by re-examination. The Company has not received a further response from Diversified Scientific.
     With respect to the patents and patent filings described in the foregoing paragraph, those relating to the BioMark System described above and those not subject to the CTI Collaboration Agreement, there can be no assurance that the Company will be able to obtain licenses on terms acceptable to the Company. In addition, there can be no assurance that the holders of such patents or patent filings will not initiate and prevail in litigation against the Company with respect to the patents or patent filings.
     The Company routinely investigates patents held by third parties to determine whether there may be any conflict with the Company Intellectual Property Rights. While such investigations are ongoing, the Company is not currently aware of any conflict except as disclosed herein.
     With respect to certain microfluidics protein crystallization technology licensed to the Company from Caltech, a University of California scientist, Dr. James Berger, is a co-inventor of this technology along with certain Caltech scientists. Therefore, the Regents of the University of California own certain rights in the invention which the Company understands have been licensed to Caltech. The Company has sublicensed these rights from Caltech. As the Company is a sublicensee, if Caltech’s license from the Regents were to be revoked or terminated for any reason, the Company’s ability to practice and license this technology internationally would be subject to certain limitations.
     See also the discussion of the possible new collaboration agreement in Section 2.17 below, the Company’s license agreement with Caltech in Section 2.10(b) below and the discussion of the Company’s letter from a supplier in Section 2.8 above.
     2.10(b)
     See Section 2.10(a) above and Schedule 2.10 attached hereto. In addition, in connection with sales of the Company’s products, the Company’s standard terms and conditions include limited licenses to use the Company’s products, including licenses to the Company’s software. The Company also has entered into (i) several prototype and other evaluation agreements and material transfer agreements with third parties, which agreements provide for the third party’s use of the Company’s products for a limited period of time typically in return for grant-back licenses to the Company of improvements, and (ii) material transfer agreements in which the parties may assign to each other certain intellectual property rights. The Company has sold BioMark System prototypes and products and is entering into agreements with respect to additional sales, evaluations and development agreements relating to the BioMark System. The Company typically negotiates either standstill, grant-back or other rights to certain inventions made by the Company or third parties using the prototypes. The Company intends to continue to negotiate collaboration or other agreements with third parties.

     The Exclusive Patent License Agreement dated November 2, 2000 with the Regents listed in Schedule 2.10 requires the Company to make efforts to commercialize products relating to the technology licensed to the Company. The Regents sent the Company a notice of termination of the agreement in part due to the alleged failure of the Company to make such efforts. The Regents rescinded the notice of termination and the Company intended to renegotiate the agreement to modify the requirement that the Company make efforts to commercialize the technology. The Company has received a request from the Regents for reports and diligence relating to the agreement. The Company and Regents agreed to terminate the agreement with no further obligations of either party.
     In connection with entering into the most recent amendment to the Caltech License Agreement, and in response to a request from Caltech, the Company terminated its license of certain patent rights that it deemed not material to the Company’s business as currently conducted in exchange for a cash payment from Caltech and a reduction in the Company’s potential obligation to issue stock to Caltech. The Company understands that Caltech has licensed these patent rights to another entity, Helicos Biosciences Corporation. Dr. Steve Quake, a former director of and former consultant to the Company, co-founded Helicos, and Versant Ventures, a significant investor in the Company, is also a significant investor in Helicos. The Company believes that a conflict could exist between the license Caltech granted to Helicos and Caltech’s license of patent rights to the Company, if Caltech’s license with Helicos does not specifically exclude the patent rights granted to the Company. The patent rights licensed from Caltech to Helicos include a cross-reference to, and disclosure relating to, the patent rights the Company licenses from Caltech. Effective April 23, 2007, as amended May 11, 2007, the Company executed an Intellectual Property Agreement with Caltech and Helicos.
     2.10(c)
     See discussions in Sections 2.10(a) and (b) above.
     2.10(d)
     The Company utilizes certain inventions developed by Steve Quake (See discussions in Section 2.10(f) below) prior to the formation of the Company and the inventions of certain employees developed while they were working or studying at Caltech. The Company has rights to these inventions pursuant to its license agreements with Caltech described in Schedule 2.10 attached hereto.
     See discussion in Section 2.9 relating to William Smith. Townsend and Townsend and Crew LLP from time to time provides legal services to Caltech and other parties with whom the Company has business relationships.
     2.10(e)
     See discussion in Section 2.10(b).
     Steve Quake and certain employees of the Company who previously worked at or studied at Caltech have a right, pursuant to their agreements with Caltech, to receive a portion of the royalties Caltech receives under its license agreements with the Company described in Schedule 2.10 attached hereto.
     The Company has license agreements with shareholders of the Company. Those license agreements are listed on Schedule 2.10 attached hereto.

     The Company’s employees have executed proprietary information and invention assignment agreements in favor of the Company. The Company has executed consulting agreements with its consultants and non-disclosure agreements with third parties.
     From time to time university collaborators may be on the Company’s premises conducting research with the Company’s chips. The Company typically does not enter into agreements relating to these arrangements. The Company has entered into an agreement with a collaborator from Regents.
     2.10(f)
     See discussion in Sections 2.10(a), 2.10(b) and Section 2.10(e).
     The Company’s rights with respects to the research and development efforts of Steve Quake are limited to those rights it has obtained through its licenses with Caltech described in Schedule 2.10 attached hereto and its consulting agreement with Steve Quake. As Dr. Quake has transferred to Stanford University effective in early 2005, the Company negotiated with Caltech to modify the Company’s right to receive license rights from the Quake laboratory at Caltech. The Company also has negotiated a Material Transfer Agreement with Stanford University to obtain, for a limited term, license rights to certain inventions made by the Quake laboratory at Stanford University and is in negotiations for additional such agreements. Dr. Quake has been appointed an investigator by the Howard Hughes Medical Institute (“HHMI”). In connection with such appointment, Dr. Quake’s affiliation with the Company (including, without limitation, stock ownership and status as a member of the Board of Directors of the Company) and the Company’s rights to inventions from the Quake laboratory at Stanford University and Caltech have been eliminated or substantially curtailed. The Company has negotiated a new consulting agreement with Dr. Quake in accordance with HHMI guidelines; such consulting agreement provides for certain guaranteed payments over a multi-year time period. In addition, Dr. Quake has resigned from the Company’s Board of Directors and on June 5, 2006 the Company has repurchased 123,974 shares of Dr. Quake’s Common Stock holding in the Company to comport with HHMI guidelines.
     2.10(h)
     The Company notes that it has given the opportunity to the Purchasers to conduct any due diligence investigation that such Purchasers deemed necessary and has provided each Purchaser with all of the information that such Purchaser has requested.
     2.11 Compliance with Other Instruments
     See discussions in Section 2.10(a) regarding the Syrrx License Agreement and in Section 2.10(b).
     2.12 Permits
     The Company’s subsidiary in Singapore has applied for various permits relating to the conduct of business in Singapore, some of which may not been granted.
     2.13 Environmental and Safety Laws
     The Company has received the following environmental reports pertaining to property that the Company leases.

1.	ENVIRONMENTAL DUE DILIGENCE REVIEW OF THE SIERRA POINT ASSOCIATES TWO PROPERTIES BRISBANE AND SOUTH SAN FRANCISCO, CALIFORNIA, dated February 4, 1998, prepared by ENVIRON Corporation, Emeryville, California

2.	UPDATE OF ENVIRONMENTAL DUE DILIGENCE REVIEW, PARCEL 10, SHORELINE COURT, SIERRA POINT, SOUTH SAN FRANCISCO, CALIFORNIA, dated December 14, 1998, prepared by Harding Lawson Associates, Novato, California

3.	FIRST AMENDED AND RESTATED DECLARATION OF COVENANTS, CONDITIONS AND ENVIRONMENTAL RESTRICTIONS RELATING TO ENVIRONMENTAL COMPLIANCE FOR SIERRA POINT, dated August 5, 1999, recorded by Luce, Forward, Hamilton and Scripps, San Diego, California

4.	SUPPLEMENTAL ENVIRONMENTAL DUE DILIGENCE, PARCEL 10, SHORELINE COURT, SIERRA POINT, SOUTH SAN FRANCISCO, CALIFORNIA, dated August 24, 1999, prepared by Harding Lawson Associates, Novato, California
     Each of the reports has been made available to the Purchasers. The Company has not investigated any of the matters contained in the reports.
     2.14 Title to Property and Assets
     The Company and General Electric Capital Corporation (“GECC”) entered into a Master Security Agreement (which was amended in February 2004), pursuant to which the Company has borrowed an aggregate principal amount of $6,230,152 (out of an aggregate available under the Master Security Agreement of $11,000,000) from GECC pursuant to the terms of the Master Security Agreement and series of promissory notes. The loans relate to purchases of the Company of certain equipment and software (subject to certain restrictions). The notes bear interest at rates between 8% and 9% per annum and are repaid in periodic monthly installments over 42 months from the date of issuance of each respective promissory note (except with respect to loans relating to computer equipment and software, which must be paid over 36 months). The Company’s obligations under the notes and Master Security Agreement are secured by a lien on fixed assets financed with the loans. In addition, Comerica Bank has issued a letter of credit in the amount of $500,000 for the benefit of GECC as security for the loans, which is secured by a $500,000 cash account of the Company’s at Comerica Bank. As of September 30, 2007, the Company owed approximately $1,340,433 under the notes.
     In March 2005, the Company and Lighthouse entered into a Loan and Security Agreement, a Management Rights letter agreement, a Negative Pledge Agreement and certain other agreements (collectively, the “Lighthouse Agreements”). Pursuant to the Lighthouse Agreements, the Company has borrowed $13,000,000 from Lighthouse, $9,601,037 of which was outstanding as of September 30, 2007. The amounts loaned bear interest at the prime rate plus 2.5% and are to be repaid in 48 monthly installments from the execution date of March 2005. Pursuant to the Loan and Security Agreement, the Company granted Lighthouse a lien on and security interest in all of the Company’s assets (subject to certain limited exceptions and excluding intellectual property rights (but not proceeds from the sale thereof) as set forth in the Lighthouse Agreements). Pursuant to the Negative Pledge Agreement, the Company is generally prohibited from transferring or encumbering intellectual property and certain other assets. The Lighthouse Agreements contain various affirmative and negative covenants of the

Company. In connection with the Lighthouse Agreements, the Company issued to Lighthouse a warrant as described in Section 2.4 hereof. The Company’s ability to pay amounts that may arise under convertible promissory notes issued, or that may be issued, to BMSIF and Invus is limited under the Lighthouse Agreements, and BMSIF and Invus entered into a Subordination Agreement with Lighthouse (which limits their right to receive payment on the convertible promissory notes).
     The Company has issued letters of credit of $250,000 and $137,527 for security deposits under the subleases for its headquarters facility in South San Francisco, California (see Section 2.15(b)). In addition, the Company has issued a letter of credit for the benefit of GECC in the amount of $500,000. These letters of credit are secured by cash accounts of the Company in those amounts.
     2.15 Agreements; Actions
     2.15(a)
     The Company has been a party to consulting agreements with Lincoln McBride, the Company’s former Chief Technology Officer and vice president of engineering, and Paul Wyatt, the Company’s former vice president of Topaz development and operations.
     See 2.10(f) regarding Dr. Steve Quake’s consulting agreements.
     The Company has entered or intends to enter into indemnification agreements with each of the Company’s existing officers and directors.
     The Company is a party to offer letters with each of its officers.
     The Company has entered into agreements relating to confidentiality and assignment of inventions with employees and enters into various agreements with employees of its subsidiaries (including, without limitation, employment agreements) customary in the jurisdiction of incorporation of the subsidiary.
     The Company and/or a subsidiary of the Company have entered into agreements with third parties relating to their service on the Board of Directors of subsidiaries of the Company (due to requirements that a citizen of the place of incorporation of the subsidiary be a member of the subsidiary’s Board of Directors). Among other things, such agreements contain provisions relating to indemnification.
     The Company has entered into a letter agreement with Marc Unger, an employee, regarding Mr. Unger’s ownership of shares and options to purchase shares of the Company’s Common Stock.
     In connection with the October 2001 Series C Preferred Stock financing, the Company entered into letter agreements with GE Equity Capital Investments, Inc., containing certain confidentiality and indemnification provisions and with Piper Jaffray Healthcare Venture Fund III, L. P. providing for certain matters with regard to the Small Business Investment Act.
     In January 2004, the Company lent Gajus V. Worthington, the Company’s Chief Executive Officer, $250,000 to be used in connection with Mr. Worthington’s purchase of a residence. The loan bears interest at a rate of 3.52% per annum and the principal and interest are not due and payable for 7 years after the date of the loan (or earlier upon the happening of certain events). The loan is secured by 833,334 shares of the Company’s Common Stock, which are the only recourse of the Company in the event of a default under the loan. The number of shares of Common Stock that secure the loan is subject to reduction at Mr. Worthington’s election in the event that fair market value of the Company’s Common Stock (as determined by the Company’s Board of Directors) exceeds the outstanding principal and interest due under the loan.
     See Sections 2.4 and 2.15(b) below relating to agreements with BMSIF.
     2.15(b)
     See Schedule 2.10 attached hereto and discussion in Section 2.10. Each of the agreements described or listed on Schedule 2.10 or in Section 2.10 may involve payments or obligations in excess of $100,000 and/or the license of proprietary rights.
     See Section 2.14 regarding the GECC and Lighthouse loans.
     In March 2004, the Company entered into a new sublease agreement with Genome Therapeutics Corporation (now Oscient Pharmaceuticals) relating to a portion of the Company’s headquarters in South San Francisco, California. The term of the sublease expires in December 2007. The monthly rental payments were approximately $70,000 per month between March 2004 through September 2004. The monthly payments thereafter decreased to approximately $44,000 per month and increased approximately 3.5% annually beginning January 2006. In addition to these amounts, the Company is obligated to pay its share of common area maintenance and other costs and taxes.
     In addition to the sublease agreement with Genome Therapeutics, the Company entered into a second sublease in March 2004 with MJ Research, Inc. (subsequently assigned to Are-San Francisco No. 17, LLC) relating to an additional portion of the Company’s headquarters in South San Francisco, California. The term of the sublease expires in December 2007. The monthly rental payments were approximately $56,000 between April 2004 through December 2004. The monthly payments thereafter increased to approximately $58,000 per month and further increase annually by approximately 3.5% beginning in April 2005. In addition to these amounts, the Company is obligated to pay its share of common area maintenance and other costs and taxes.
     The Company has entered into negotiations to extend each of the above leases from January 2008 to February 2011.
     The Company has entered into leases or subleases relating to its subsidiaries in Osaka, Japan, Tokyo, Japan, Singapore and Hamburg, Germany, the last of which has terminated.
     See Section 2.4, in particular with respect to the Company and BMSIF in conjunction with the convertible notes.
     In certain instances, the Company has agreed to indemnify purchasers of the Company’s products and certain of the Company’s suppliers (such as Eppendorf AG) with respect to infringements of proprietary rights.
     2.15(e)
     A limited number of the Company’s employees hold corporate purchasing credit cards. The Company is liable to the credit card company for the amounts charged.
     2.15(f)

     The Company has from time to time had discussions regarding mergers, acquisitions and sales of all or substantially all of the assets of the Company.
     2.16 Financial Statements
     The Company has made available unaudited Financial Statements for the periods ended December 31, 2005 and December 31, 2006.
     The unaudited Financial Statements do not contain the footnotes required by generally accepted accounting principles and are subject to year-end audit adjustments.
     2.17 Changes
     Changes are reflected since December 31, 2007.
     See Section 2.10 and Schedule 2.10 attached hereto.
     The Company has entered into licenses of its intellectual property in the ordinary course of business.
     The Company may enter into a collaboration agreement related to the development of certain specialized Dynamic Array chips for a third party that may involve revenue and liabilities in excess of $100,000, such as for indemnification.
     2.18 Brokers or Finders
     The Company entered into an engagement letter with Leerink Swann & Company, dated August 13, 2007.
     In June 2006, Fluidigm was the recipient of a Small Technology Transfer Innovation Research (STTR) grant from the National Institutes of Health in the amount of $1,000,000 over two years. Under the grant, the Company will perform research and development activities to design a diffraction capable Topaz screening chip.
     2.19 Qualified Small Business Stock
     With respect to the qualification of the Shares as “qualified small business stock” under Section 1202(c) of the Code, the Company makes the following representations, each as of the date hereof: (a) the Company is a domestic C corporation, provided that the Company wholly owns non-U.S. corporate subsidiaries; (b) the Company’s gross assets have not exceeded $50 million in value at any time through the time immediately following the issuance of the Shares within the meaning of Section 1202(d); (c) the Company has not made any purchases of its own stock during the one-year period preceding the Closing with an aggregate value exceeding 5% of the aggregate value of all its stock as of the beginning of such period, disregarding de minimus redemptions within the meaning of Treasury Regulation Section 1.1202-2(b)(2); (d) the Company is engaged in a qualified trade or business as defined in Section 1202(e); and (e) 80% of the Company’s assets are used in the active conduct of that qualified trade or business.
     2.20 Employee Benefit Plans
     The Company offers health, vision and dental benefits, paid time off and sick leave.

     The Company’s subsidiaries are subject to certain statutory requirements in their jurisdiction of incorporation relating to employee benefits. Such requirements differ from requirements in the United States.
     2.21 Tax Matters
     The Company’s subsidiaries in the Netherlands and Singapore have received extensions to file tax returns in the respective countries.
     2.24 Disclosure
     The Company notes that it has given the opportunity to the Purchasers to conduct any due diligence investigation that such Purchasers deemed necessary.
     The Company has provided projections to certain Purchasers at their request. For purposes of these projections, the Company has assumed, among other things, that the Company is granted tax incentives and research and development grants in Singapore that are acceptable to the Company and that the workforce to be employed at the Company’s subsidiary in Singapore is capable of delivering upon the Company’s plans in Singapore. In addition, the Company’s revenues were lower than the Company’s plan/forecasts. Moreover, actuals provided are currently under audit and subject to revision. The Company is unable to predict with any certainty its revenue for any future period, including the present quarter, and its ability to generate revenue is subject to risks and uncertainties.

SCHEDULE 2.10
FLUIDIGM CORPORATION
AGREEMENTS
October 2007

Agreement Title	Date	Parties	Purpose of Agreement	Payments	Other Information
License Agreement Amended and Restated License Agreement First Amendment to Amended and Restated License Agreement Second Amended and Restated License Agreement	May 1, 2000 Restatement Date of June 1, 2002 Effective Date of June 19, 2003 Effective Date May 1, 2004	California Institute of Technology (Licensor) and the Company (Licensee)	Exclusive license of intellectual property from Licensor to the Company	The Company to pay Licensor royalties ranging from [***]% to [***]% on sales of the Company products incorporating the technology or other transfers of the technology.

Also, the Company can include, on an annual basis, certain new inventions made by the Licensor by granting additional stock to the Licensor.	The U.S. Government and Licensor retained certain rights, including the right to practice the underlying inventions. With respect to the Licensor, such rights are limited to non-commercial uses.

In an invention licensed pursuant to this License Agreement relating to certain protein crystallization technology in microfluidics, a University of California scientist, Dr. James Berger, was added as an inventor to related patent applications. Therefore, the Regents of the University of California own certain rights in the invention, which rights have not been licensed to the Company, and, therefore, the Company’s ability to practice and license this technology internationally is subject to certain limitations.

SCHEDULE 2.10
FLUIDIGM CORPORATION
AGREEMENTS
October 2007

Agreement Title	Date	Parties	Purpose of Agreement	Payments	Other Information
Exclusive Patent License Agreement	November 2, 2000 Amended on July 12, 2001	The Regents of the University of California (Licensor) and the Company (Licensee)	Exclusive license of intellectual property from Licensor to the Company	The Company to pay Licensor [***]% royalty on sales of the Company products incorporating the technology.	The Licensor and the U.S. Government retains certain rights, including the right to practice the underlying inventions. With respect to the Licensor, such rights are limited to non-commercial uses.

In addition, the Company has agreed to indemnify Licensor for claims arising out of the agreement.

This Agreement has been terminated.

Co-Exclusive License Agreements (a series totaling 3) [reduced from 5]	October 15, 2000	President and Fellows of Harvard College (Licensor) and the Company (Licensee)	Co-exclusive license of intellectual property from Licensor to the Company	The Company to pay Licensor royalties ranging from [***]% to [***]% on sales of the Company products incorporating the technology or other transfers of the technology.	The Licensor and the U.S. Government retains certain rights, including the right to practice the underlying inventions. With respect to the Licensor, such rights are limited to non-commercial uses.

In addition, the Company has agreed to indemnify Licensor for claims arising out of the series of agreements.

SCHEDULE 2.10
FLUIDIGM CORPORATION
AGREEMENTS
October 2007

Agreement Title	Date	Parties	Purpose of Agreement	Payments	Other Information
License Option Agreement	July 20, 2001	Princeton University and the Company	Grant of option to Company to negotiate a royalty-bearing license to certain technologies in exchange for paying reasonable associated patent costs	N/A	The Company expects that the U.S. Government will retain certain rights, including the right to practice the underlying inventions.

The option period has expired and the Company has funded certain prosecution. The Company did not renew the option.

Agreement	July 1, 2002	Farmal LLC and the Company	Research Agreement	See Other Information	Farmal was to conduct research at Caltech within the Company’s field of exclusivity under its license agreement with Caltech. The agreement contains a license to the Company of intellectual property resulting from certain aspects of the research, but the Company is uncertain whether any intellectual property was created. Farmal is not presently performing under the agreement due to its financial condition and the agreement has terminated.

SCHEDULE 2.10
FLUIDIGM CORPORATION
AGREEMENTS
October 2007

Agreement Title	Date	Parties	Purpose of Agreement	Payments	Other Information
Supply Agreement	December 3, 2001 Amended June 27, 2002	GlaxoSmithKline and the Company	The Company has supplied equipment and chips to GSK	The Company had received payments in exchange for chips	The Company provided certain indemnities (including relating to the infringement of proprietary rights) to GSK associated with the product sales.

Development Collaboration And License Agreement	September 22, 2003	Glaxo Group Limited and SmithKline Beecham Corporation (GSK) and the Company	A collaboration and cross-licenses agreement for the development of certain products, which may be commercialized by the Company	In addition to an up-front stock grant, the Company issued warrants to GSK exercisable upon achievement of certain milestones. Also, the Company agreed to pay royalties on products emanating from the collaboration.	The Company provides certain indemnities (including relating to the infringement of proprietary rights) to GSK associated with activities in accordance with the Agreement.

Discussions between the Company and GSK have begun to ascertain milestone achievement and other matters.

Supply Agreement	September 22, 2003	GlaxoSmithKline Research & Development Limited (GSK) and the Company	The Company has supplied equipment and chips to GSK	GSK made an up-front payment to the Company for future product orders.	The Company provides certain indemnities to GSK associated with the product sales, as well as a [***] clause with respect to infringement indemnity in an accompanying stock purchase agreement.

SCHEDULE 2.10
FLUIDIGM CORPORATION
AGREEMENTS
October 2007

Agreement Title	Date	Parties	Purpose of Agreement	Payments	Other Information
License Agreement Amendment No. 1	January 9, 2003 January 9, 2005	Gyros AB and the Company	The Company licensed field-specific patent rights from Gyros	In addition to annual minimums and payments to add licenses in several fields, the Company pays a [***]% royalty on certain products.	The Company provides certain indemnities to Gyros associated with licensed product sales. See the disclosure in Section 2.10(a) of this Schedule of Exceptions for a further description of the agreement.

Master Closing Agreement	March 7, 2003	UAB Research Foundation, Oculus Pharmaceuticals, Inc. and the Company	Relates to the License Agreement and Sponsored Research Agreement with UAB Research Foundation described below	The Company issued shares of its stock to the UAB Research Foundation in connection with the transaction and is obligated to make milestone payments of stock and cash to UAB Research Foundation upon the happening of certain events.	See Section 3.10(a) and 2.4 of this Schedule of Exceptions relating to the Company’s agreements with UAB Research Foundation and Oculus.

SCHEDULE 2.10
FLUIDIGM CORPORATION
AGREEMENTS
October 2007

Agreement Title	Date	Parties	Purpose of Agreement	Payments	Other Information
License Agreement	March 7, 2003	UAB Research Foundation (Licensor) and the Company	The Company is licensing certain patent rights from Licensor	When due, the Company will make milestone payments to Licensor in stock in addition to cash and stock payments up-front.	The Licensor, the U.S. Government and a third party retain certain rights to practice the underling inventions with respect to Licensor, such rights are limited to non-commercial uses.

In addition, the Company has agreed to indemnify (including relating to infringement of proprietary rights) Licensor under certain conditions.

Sponsored Research Agreement	March 7, 2003	UAB Research Foundation (UAB) and the Company	The Company funds certain research at UAB	The Company makes quarterly research payments.	The Company has rights to license inventions developed under the funding.

SCHEDULE 2.10
FLUIDIGM CORPORATION
AGREEMENTS
October 2007

Agreement Title	Date	Parties	Purpose of Agreement	Payments	Other Information
Research License Agreement	August 2, 2002	Vanderbilt University (University) and the Company	The Company sub-licensed the University to conduct research under certain Caltech intellectual property	The Company received a license to certain intellectual property for research purposes and was granted a right of first refusal on improvements to the intellectual property it licensed to the University (including improvements to chips). In the event the Company exercises its right of first refusal, it will have to pay certain royalties and license fees against a credit.	The Company will consider proposals from the University to commercialize products developed at the University. The agreement had a three-year term and the parties are discussing an extension.

Material Transfer Agreement	December 12, 2003	[***]	The Company is testing proprietary materials	N/A	The Company has agreed to indemnify the material provider under certain conditions and not to file for patent protection encompassing the material in certain areas.

SCHEDULE 2.10
FLUIDIGM CORPORATION
AGREEMENTS
October 2007

Agreement Title	Date	Parties	Purpose of Agreement	Payments	Other Information
License Agreement	December 19, 2003	Syrrx, Inc. (Syrrx)	The Company licensed certain patent filings assigned to Syrrx and sublicensed patent filings assigned to the Regents of University of California in a specific field.	The Company granted common stock to Syrrx and makes annual payments for three years (then quarterly thereafter), which payments may be reduced if the Company’s common stock is traded on a securities exchange or through NASDAQ. The Company also owes royalties on the license and sublicense.	The Company provides certain indemnities to Syrrx associated with the license and sublicense.

Development Agreement	June 23, 2004	In-Q-Tel and the Company	The Company provides defined services and deliverables in accordance with a statement of work; and the parties (as well as the U.S. Government) agreed to make licenses available to certain IP rights on a limited basis.	The Company receives payments based on completion of the project.	The Company has agreed to indemnify In-Q-Tel for certain claims arising under the agreement. Standard U.S. Government rights and license clauses are included.

Development Agreement	September 30, 2005	In-Q-Tel and the Company	The Company provides defined services and deliverables in accordance with a statement of work; and the parties (as well as the U.S. Government) agreed to make licenses available to certain IP rights on a limited basis.	The Company receives payments based on completion of the project.	The Company has agreed to indemnify In-Q-Tel for certain claims arising under the agreement. Standard U.S. Government rights and license clauses are included.

SCHEDULE 2.10
FLUIDIGM CORPORATION
AGREEMENTS
October 2007

Agreement Title	Date	Parties	Purpose of Agreement	Payments	Other Information
Development Agreement	October 1, 2007	In-Q-Tel and the Company	The Company provides defined services and deliverables in accordance with a statement of work; and the parties (as well as the U.S. Government) agreed to make licenses available to certain IP rights on a limited basis.	The Company receives payments based on completion of the project.	The Company has agreed to indemnify In-Q-Tel for certain claims arising under the agreement. Standard U.S. Government rights and license clauses are included.

Collaboration Agreement	January 24, 2005	CTI Molecular Imaging, Inc. and the Company	The Company provides defined services and deliverables in the PET field in accordance with a Work Plan under development, as well as a manufacturing option to CTI under certain Fluidigm IP. Also, the parties cross-licensed each other on certain past and future IP.	The Company received an upfront payment, an option payment if exercised, and royalties on certain products.	The Company has agreed to indemnify CTI for certain claims arising from the Agreement.

Standard User Agreement Non-Proprietary		The Regents of the University of California for LBNL and the Company	The Company is permitted to use certain LBNL facilities to conduct experiments.	N/A	The Company has agreed to indemnify LBNL for certain claims arising under the agreement. Standard U.S. Government rights and license clauses are included.

SCHEDULE 2.10
FLUIDIGM CORPORATION
AGREEMENTS
October 2007

Agreement Title	Date	Parties	Purpose of Agreement	Payments	Other Information
Work for Others Agreement Amendment	January 6, 2005 February 4, 2005	The Regents of the University of California for LBNL (“DOE Contractor”) and the Company	The Company is a Sponsor of federal grants, under which the Contractor is to perform certain research in accordance with a Statement of Work.	N/A	The Company has agreed to indemnify the DOE Contractor and the U.S. Government under certain product liability, intellectual property and general liability provisions. Standard U.S. Government rights and license clauses are included.

Work for Others Agreement	November 15, 2006				The Agreement has been extended to December 31, 2006, and another similar Agreement extended into, as noted.

Industry-University Cooperative Research Program UC Discovery Grant Research Agreement	February 1, 2007	The Regents of the University of California (“UC”) and the Company	UC and the Company are collaborating on certain research specified in a joint proposal.	The Company makes bi-monthly payments and provides in-kind contributions of Company products.	The Company has agreed to indemnify UC under certain circumstances against liability, loss or expense.

Evaluation Agreement	November 16, 2004	[***] Pharmaceuticals, Inc. and the Company	[***] to evaluate certain Company products as specified in a Work Plan.	[***] to make a payment for the evaluation period.	The Company has agreed to indemnify [***] for certain claims arising under the agreement.

SCHEDULE 2.10
FLUIDIGM CORPORATION
AGREEMENTS
October 2007

Agreement Title	Date	Parties	Purpose of Agreement	Payments	Other Information
Material Transfer and Evaluation Agreement	September 24, 2004	[***], Inc. and the Company	Company to receive certain biological materials from [***] and use the materials with Company products in accordance with a research plan. The parties agreed on ownership rights for certain inventions made when conducting the research, as well as associated assignment requirements.	N/A	The Company has agreed to indemnify [***] for certain claims arising under this agreement.

Material Transfer Agreement	July 18, 2005	Board of Trustees of the Leland Stanford Junior University and the Company	Company to provide certain prototype microfluidic chips to the Quake laboratory at Stanford University for use in specified research programs. The parties agreed on handling license rights to inventions generated under the agreement.	The Company receives payments for chips provided to the Quake lab (under separate invoice).	The agreement expires August 31, 2005.

Equipment Loan	January 11, 2006	Board of Trustees of the Leland Stanford Junior University and the Company	Company loaned certain equipment to the laboratory of Dr. Steve Quake.	N/A	The Company shall have no right to inventions made with the loaned equipment.

Material Transfer Agreement	March 31, 2006	[***] and the Company	[***] to evaluate assay results run by Company on certain prototype-chips.	[***] to pay the Company for certain work done under this Agreement.	[***] and the Company agreed not to file for patent protection using the other party’s confidential information.

SCHEDULE 2.10
FLUIDIGM CORPORATION
AGREEMENTS
October 2007

Agreement Title	Date	Parties	Purpose of Agreement	Payments	Other Information
Material Transfer and Evaluation Agreement	March 29, 2006	[***] and the Company	[***] to provide proteins for crystallization in certain Company prototype chips. The parties agreed on handling invention ownership and license rights arising under the Agreement.	N/A	The Company and [***] have agreed to cross-indemnify each other for certain claims arising under the Agreement.

Distribution Agreement (and Sublicense)	April 1, 2005	Eppendorf Deutschland and the Company	Company to distribute thermalcyclers incorporated in the BioMark reader.	The Company makes minimum product purchases based on Company estimates.	The Company provides certain indemnities (including certain product liability, intellectual property, and general liability) to Eppendorf associated with the distribution and sublicense.

Material Transfer Agreement	March 30, 2006	[***] and the Company	Company and [***] to explore contract manufacturing opportunities.	N/A	N/A

Material Transfer Agreement Microfluidic’s Customer Sample Agreement	March 10, 2006 November 8, 2006	[***] and the Company	Company to test certain material from [***].	N/A	The Company has agreed to indemnify specified universities for certain claims arising under this Agreement. The Company assigns to [***] certain improvement invention made under this Material Transfer Agreement. Under the Sample Agreement, the Company and [***] agree to not file IP concerning the sample material.

SCHEDULE 2.10
FLUIDIGM CORPORATION
AGREEMENTS
October 2007

Agreement Title	Date	Parties	Purpose of Agreement	Payments	Other Information
Bioautomation Development Program Terms of Business	September 23, 2005 November 10, 2005 January 24, 2006	[***] and the Company	[***] is developing certain Company instrumentation products.	The Company makes regular payments based on work at [***].	The Company provides certain indemnities to [***].

Letter of Intent Amendment No. 1	May 1, 2006 December 7, 2006	[***] and the Company	Company to assist [***] in evaluating certain Company products for possible collaboration.	[***] makes regular payments to the Company	The Company has agreed to not enter certain exclusive agreements with third parties during the amended term of the LOI.

Collaboration Agreement	June 1, 2006	The Regents of the University of California (UCSF) and the Company	A collaboration regarding certain Company products.	N/A	The University and the Company agreed to certain cross-indemnification provisions. Under the Agreement, the Company will be provided an option to license certain developed technology.

Technology Evaluation and Services Agreement	August 25, 2006	[***] Inc. and the Company	[***] is evaluating certain Company products.	N/A	[***] and the Company agreed to certain cross-indemnification provisions and division of right to any new intellectual property rights arising under the Agreement.

SCHEDULE 2.10
FLUIDIGM CORPORATION
AGREEMENTS
October 2007

Agreement Title	Date	Parties	Purpose of Agreement	Payments	Other Information
Material Transfer Agreement	October 5, 2006	MedImmune, Inc.	MedImmune is evaluating certain Company products.	N/A	Company agreed to indemnify, MedImmune for certain activities associated with the evaluation and the Company agrees to assign certain developed technology.

Material Transfer Agreement for Transfers to Companies	November 16, 2006	University of Washington and Howard Hughes Medical Institute and the Company	The University is evaluating certain Company products.	N/A	Company agreed to indemnify University for certain activities relating to the Agreement.

Materials and Information Transfer Agreement	November 22, 2006	[***], Inc. and the Company	[***] is evaluating certain Company products.	N/A	Company agreed to indemnify [***] for certain activities relating to the evaluation and the parties agreed to divide rights to any new intellectual property arising under the Agreement

Material Transfer Agreement	December 7, 2006	Fred Hutchinson Cancer Research Center and the Company	FHCRC and the Company are collaborating to evaluate certain Company products.	N/A	Company agreed to indemnify FHCRC for certain activities associated with the Collaboration and FHCRC agrees to give Company an option to certain developed technology.

Material Transfer Agreement	March 15, 2007	[***], Inc.	[***] is evaluating certain Company products.	N/A	Company agreed to indemnify, [***] for certain activities associated with the evaluation and the Company may assign certain developed technology.

SCHEDULE 2.10
FLUIDIGM CORPORATION
AGREEMENTS
October 2007

Agreement Title	Date	Parties	Purpose of Agreement	Payments	Other Information
Material Transfer Agreement	May 9, 2007	Myriad Genetics	Myriad is evaluating certain Company products.	N/A	Company agreed to indemnify, Myriad for certain activities associated with the evaluation and the Company may assign certain developed technology.

Material Transfer Agreement	May 20, 2007	[***]	[***] is evaluating certain Company products.	N/A	Company agreed to indemnify, [***] for certain activities associated with the evaluation and the Company may assign certain developed technology.

Material Transfer Agreement	June 6, 2007	[***]	[***] is evaluating certain Company products.	N/A	Company agreed to indemnify, [***] for certain activities associated with the evaluation and the Company may assign certain developed technology.

Material Transfer Agreement	September 3, 2007	[***]	[***] is evaluating certain Company products.	N/A	Company agreed to indemnify, [***] for certain activities associated with the evaluation and the Company may assign certain developed technology.

Study Agreement	January 2, 2007	Merck & Co., Inc.	Merck is providing samples to the Company for testing Company products.	N/A	Company agrees to assign certain inventions to Merck related to the samples.

Evaluation Agreement	March 12, 2007	[***]	[***] to evaluate certain Company products.	N/A	N/A

SCHEDULE 2.10
FLUIDIGM CORPORATION
AGREEMENTS
October 2007

Agreement Title	Date	Parties	Purpose of Agreement	Payments	Other Information
Exclusive Distribution Agreement	May 31, 2007	Bioke	Exclusive Distribution Agreement	N/A	Each party indemnifies the other party with respect to certain acts.

Exclusive Sales Representative Agreement	June 1, 2007	Fuentes Bono Negocios Tecnologicos S.L.	Exclusive Sales Representative	The Company to pay [***] commission of the [***] for each Fluidigm Product that is sold and shipped to a Designated End-User during the term of Agreement.	N/A

Development Agreement	October 1, 2007	In-Q-Tel and the Company	The Company provides defined services and deliverables in accordance with a statement of work; and the parties (as well as the U.S. Government) agreed to make licenses available to certain IP rights on a limited basis.	The Company receives payments based on completion of the project.	The Company has agreed to indemnify In-Q-Tel for certain claims arising under the agreement. Standard U.S. Government rights and license clauses are included.

Intellectual Property Agreement	May 11, 2007	Helicos BioSciences, Inc. and California Institute of Technology	The agreement confirms and clarifies intellectual property rights licensed to Helicos and the Company by Caltech.	N/A	See Section 2.10(b) of Schedule of Exceptions.

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

-21

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

-23

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 – Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status
[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

Fluidigm	[***]	Microfluidic Apparatus Having a Vaporizer and Method of Using Same	EPO		Pending

Fluidigm	[***]	Microfluidic Apparatus Having a Vaporizer and Method of Using Same	Japan	Nelson, James	Pending

Fluidigm	[***]	MICROFLUIDIC APPARATUS HAVING A VAPORIZER AND METHOD OF USING SAME	PCT	Nelson, James	Done

Fluidigm	[***]	Microfluidic apparatus having a vaporizer and method of using same	US		Pending

Fluidigm)	[***]	Microfluidic Apparatus and Method	United Kingdom		Pending

Fluidigm Corporation	[***]	Thermal Reaction Device and Method for Using the Same	Singapore		New

Fluidigm Corporation	[***]	[***]	[***]		[***]

Fluidigm Corporation	[***]	DRUG DELIVERY SYSTEM	US	Nat, Avtar	Issued

Fluidigm Corporation	[***]	DRUG DELIVERY SYSTEM	US	Nat, Avtar	Converted

Fluidigm Corporation	[***]	A MICROFLUIDIC DESIGN AUTOMATION METHOD AND SYSTEM	PCT	Lee, Michael Worthington, Gajus	Done

Fluidigm Corporation	[***]	A MICROFLUIDIC DESIGN AUTOMATION METHOD AND SYSTEM	US	Lee, Michael Worthington, Gajus Harris, Greg Montgomery, James	Issued

Schedule 2.10 – Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status
Fluidigm Corporation	[***]	A MICROFLUIDIC DESIGN AUTOMATION METHOD AND SYSTEM	US	Lee , Michael Worthington, Gajus Harris, Greg Montgomery, James	Pending

Fluidigm Corporation	[***]	A COMPUTER AIDED DESIGN METHOD AND SYSTEM FOR DEVELOPING A MICROFLUIDIC SYSTEM	US	Lee , Michael Worthington, Gajus	Issued

Fluidigm Corporation	[***]	A COMPUTER AIDED DESIGN METHOD AND SYSTEM FOR DEVELOPING A MICROFLUIDIC SYSTEM	US	Lee , Michael Worthington, Gajus	Pending

Fluidigm Corporation	[***]	COMPUTER AIDED DESIGN METHOD AND SYSTEM FOR DEVELOPING A MICROFLUIDIC SYSTEM	US	Harris , Greg Montgomery, James Lee, Michael Worthington, Gajus	Issued

Fluidigm Corporation	[***]	COMPUTER AIDED DESIGN METHOD AND SYSTEM FOR DEVELOPING A MICROFLUIDIC SYSTEM	US	Harris , Greg Montgomery, James Lee, Michael Worthington, Gajus	Pending

Fluidigm Corporation	[***]	BIOLOGICAL DESIGN AUTOMATION SYSTEM	US	Lee , Michael Worthington, Gajus	Converted

Fluidigm Corporation	[***]	MICROFLUIDIC-BASED ELECTROSPRAY SOURCE FOR ANALYTICAL DEVICES	PCT	Manger , Ian David Hao, Cunsheng (Casey) Unger, Marc	Done

Fluidigm Corporation	[***]	MICROFLUIDIC-BASED ELECTROSPRAY SOURCE FOR ANALYTICAL DEVICES	US	Manger , Ian David Hao, Cunsheng (Casey) Unger, Marc	Pending

Fluidigm Corporation	[***]	MICROFLUIDIC DEVICES FOR INTRODUCING AND DISPENSING FLUIDS FROM MICROFLUIDIC SYSTEMS	EPO	Unger , Marc Chou, Hou-Pu Manger, Ian David Fernandez, Dave Yi, Yong	Pending

Fluidigm Corporation	[***]	MICROFLUIDIC DEVICES FOR INTRODUCING AND DISPENSING FLUIDS FROM MICROFLUIDIC SYSTEMS	PCT	Unger , Marc Chou, Hou-Pu Manger, Ian David Fernandez, Dave	Done

Schedule 2.10 – Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status
Fluidigm Corporation	[***]	MICROFLUIDIC DEVICES FOR INTRODUCING AND DISPENSING FLUIDS FROM MICROFLUIDIC SYSTEMS	US	Unger , Marc Chou, Hou-Pu Manger, Ian David Fernandez, Dave Yi, Yong	Issued

Fluidigm Corporation	[***]	MICROFLUIDIC DEVICES FOR INTRODUCING AND DISPENSING FLUIDS FROM MICROFLUIDIC SYSTEMS	US	Unger , Marc Chou, Hou-Pu Manger, Ian David Fernandez, Dave Yi, Yong	Pending

Fluidigm Corporation	[***]	MICROFLUIDIC DEVICES FOR INTRODUCING AND DISPENSING FLUIDS FROM MICROFLUIDIC SYSTEMS	US	Unger , Marc Chou, Hou-Pu Manger, Ian David Fernandez, Dave	Converted

Fluidigm Corporation	[***]	MICROFLUIDIC CHROMATOGRAPHY	US	Huang , Jiang Chou, Hou-Pu Unger, Marc	Issued

Fluidigm Corporation	[***]	Microfluidic Chromatograhpy	US	Huang , Jiang	Issued

Fluidigm Corporation	[***]	MICROFLUIDIC CHROMATOGRAPHY	US	Huang , Jiang Chou, Hou-Pu Unger, Marc	Converted

Fluidigm Corporation	[***]	POLYMER SURFACE MODIFICATION	EPO	Huang , Jiang Xiao, Shaoujun Unger, Marc	Pending

Fluidigm Corporation	[***]	POLYMER SURFACE MODIFICATION	Japan	Huang , Jiang Xiao, Shaoujun Unger, Marc	Pending

Fluidigm Corporation	[***]	POLYMER SURFACE MODIFICATION	PCT	Huang , Jiang Xiao, Shaoujun Unger, Marc	Done

Fluidigm Corporation	[***]	POLYMER SURFACE MODIFICATION	US	Huang , Jiang Xiao, Shaoujun Unger, Marc	Issued

Schedule 2.10 – Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status
Fluidigm Corporation	[***]	POLYMER SURFACE MODIFICATION	US	Huang , Jiang	Pending
Xiao, Shaoujun
Unger, Marc

Fluidigm Corporation	[***]	POLYMER SURFACE MODIFICATION	EPO	Huang , Jiang	New
Xiao, Shaoujun
Unger, Marc

Fluidigm Corporation	[***]	POLYMER SURFACE MODIFICATION	US	Huang , Jiang	Converted

Fluidigm Corporation	[***]	Microfluidic Particle — Analysis Systems	Australia	Chou , Hou-Pu	Pending
Daridon, Antoine
Farrell, Kevin
Fowler, Brian
Hao, Cunsheng (Casey)
Javadi, Shervin
Liau, Yish-Hann
Manger, Ian David
Nassef, Hany Ramez
Norton, Pierce

Fluidigm Corporation	[***]	Microfluidic Particle — Analysis Systems	EPO	Chou , Hou-Pu	Pending
Daridon, Antoine
Farrell, Kevin
Fowler, Brian
Hao, Cunsheng (Casey)
Javadi, Shervin
Liau, Yish-Hann
Manger, Ian David
Nassef, Hany Ramez
Norton, Pierce

Fluidigm Corporation	[***]	MICROFLUIDIC PARTICLE-BASED SYSTEMS	Japan		Pending

Schedule 2.10 – Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status
Fluidigm Corporation	[***]	MICROFLUIDIC PARTICLE-BASED SYSTEMS	PCT	Chou , Hou-Pu	Done
Daridon, Antoine
Farrell, Kevin
Fowler, Brian
Hao, Cunsheng (Casey)
Javadi, Shervin
Liau, Yish-Hann
Manger, Ian David
Nassef, Hany Ramez
Norton, Pierce

Fluidigm Corporation	[***]	MICROFLUIDIC PARTICLE-ANALYSIS SYSTEMS	US	Chou , Hou-Pu	Allowed
Daridon, Antoine
Farrell, Kevin
Fowler, Brian
Liau, Yish-Hann
Manger, Ian David
Nassef, Hany Ramez
Throndset, William

Fluidigm Corporation	[***]	MICROFLUIDIC PARTICLE-ANALYSIS SYSTEMS	US	Chou , Hou-Pu	Pending
Daridon, Antoine
Farrell, Kevin
Fowler, Brian
Liau, Yish-Hann
Manger, Ian David
Nassef, Hany Ramez
Throndset, William

Fluidigm Corporation	[***]	MICROFLUIDIC PARTICLE-ANALYSIS SYSTEMS	US	Daridon , Antoine	Pending

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status
Fluidigm Corporation	[***]	MICROFLUIDIC PARTICLE-ANALYSIS SYSTEMS	US	Chou , Hou-Pu Daridon, Antoine Farrell, Kevin Fowler, Brian Hao, Cunsheng (Casey) Javadi, Shervin Liau, Yish-Hann Manger, Ian David Nassef, Hany Ramez Norton, Pierce	Converted

Fluidigm Corporation	[***]	MICROFLUIDIC PARTICLE-ANALYSIS SYSTEMS	US	Chou , Hou-Pu Daridon, Antoine Farrell, Kevin Fowler, Brian Hao, Cunsheng (Casey) Javadi, Shervin Liau, Yish-Hann Manger, Ian David Nassef, Hany Ramez Norton, Pierce	Converted

Fluidigm Corporation	[***]	MICROFABRICATED FLUIDIC CIRCUIT ELEMENTS AND APPLICATIONS	Switzerland and Liechtens		Pending

Fluidigm Corporation	[***]	MICROFABRICATED FLUIDIC CIRCUIT ELEMENTS AND APPLICATIONS	Germany		Pending

Fluidigm Corporation	[***]	MICROFABRICATED FLUIDIC CIRCUIT ELEMENTS AND APPLICATIONS	EPO	Fernandez , Dave Chou, Hou-Pu Unger, Marc	Granted

Fluidigm Corporation	[***]	MICROFABRICATED FLUIDIC CIRCUIT ELEMENTS AND APPLICATIONS	France		Pending

Fluidigm Corporation	[***]	MICROFABRICATED FLUIDIC CIRCUIT ELEMENTS AND APPLICATIONS	United Kingdom		New

Fluidigm Corporation	[***]	MICROFABRICATED FLUIDIC CIRCUIT ELEMENTS AND APPLICATIONS	Ireland		Pending

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status
Fluidigm Corporation	[***]	MICROFABRICATED FLUIDIC CIRCUIT ELEMENTS AND APPLICATIONS	PCT	Fernandez , Dave Chou, Hou-Pu	Done

Fluidigm Corporation	[***]	MICROFABRICATED FLUIDIC CIRCUIT ELEMENTS AND APPLICATIONS	US	Fernandez , Dave Chou, Hou-Pu Unger, Marc	Issued

Fluidigm Corporation	[***]	Microfabricated Fluidic Circuit Elements and Applications	US	Fernandez , Dave Chou, Hou-Pu Unger, Marc	Pending

Fluidigm Corporation	[***]	MICROFABRICATED FLUIDIC CIRCUIT ELEMENTS AND APPLICATIONS	EPO	Fernandez , Dave Chou, Hou-Pu Unger, Marc	New

Fluidigm Corporation	[***]	Microfabricated Fluidic Circuit Elements and Applications	US	Fernandez , Dave Chou, Hou-Pu Unger, Marc	Issued

Fluidigm Corporation	[***]	MICROFABRICATED FLUIDIC CIRCUIT ELEMENTS AND APPLICATIONS	US	Fernandez , Dave Chou, Hou-Pu	Converted

Fluidigm Corporation	[***]	FLUIDIC TAPER ICON FOR A DISPLAY SCREEN	US	Lee , Michael Yi, Yong	Issued

Fluidigm Corporation	[***]	FLUIDIC ROTARY MIXER SQUARE ICON FOR A DISPLAY SCREEN	US	LEE , MICHAEL YI, YONG	Issued

Fluidigm Corporation	[***]	FLUIDIC BRIDGE ICON FOR A DISPLAY SCREEN	US	Lee , Michael Yi, Yong	Pending

Fluidigm Corporation	[***]	ELECTROSTATIC/ELECTROSTRICTIVE ACTUATION OF ELASTOMER STRUCTURES USING COMPLIANT ELECTRODES	US	Unger , Marc	Issued

Fluidigm Corporation	[***]	ELECTROSTATIC/ELECTROSTRICTIVE ACTUATION OF ELASTOMER STRUCTURES USING COMPLIANT ELECTRODES	US	Unger , Marc	Pending

Fluidigm Corporation	[***]	ELECTROSTRICTIVE ACTUATION OF ELASTOMER STRUCTURES USING COMPLIANT ELECTRODES	US	Unger , Marc	Converted

Fluidigm Corporation	[***]	METHODS AND DEVICES FOR ELECTRONIC AND MAGNETIC SENSING OF THE CONTENTS OF MICROFLUIDIC FLOW CHANNELS	US	Nassef , Hany Ramez Unger, Marc Facer, Geoffrey	Pending

Fluidigm Corporation	[***]	METHODS AND DEVICES FOR ELECTRONIC AND MAGNETIC SENSING OF THE CONTENTS OF MICROFLUIDIC FLOW CHANNELS	US	Nassef , Hany Ramez Unger, Marc Facer, Geoffrey	Converted

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

Fluidigm Corporation	[***]	HIGH THROUGHPUT PCR	US	Unger , Marc Manger, Ian David Lucero, Michael	Converted

Fluidigm Corporation	[***]	Microfluidic Device and Methods of Using Same	Australia		Pending

Fluidigm Corporation	[***]	MICROFLUIDIC DEVICE AND METHODS OF USING SAME	Canada	Unger , Marc Manger, Ian David Lucero, Michael Yi, Yong Miyashita-Lin, Emily Weinecke, Anja Facer, Geoffrey	Pending

Fluidigm Corporation	[***]	Microfluidic Device and Methods of Using Same	EPO		Pending

Fluidigm Corporation	[***]	Microfluidic Device and Methods of Using Same	Japan		Pending

Fluidigm Corporation	[***]	MICROFLUIDIC DEVICE AND METHODS OF USING SAME	PCT	Unger , Marc Manger, Ian David Lucero, Michael Yi, Yong Miyashita-Lin, Emily Weinecke, Anja Facer, Geoffrey	Done

Fluidigm Corporation	[***]	Microfluidic Device and Methods of Using Same	Singapore		Granted

Fluidigm Corporation	[***]	MICROFLUIDIC DEVICE AND METHODS OF USING SAME	US	Unger , Marc Manger, Ian David Lucero, Michael Yi, Yong Miyashita-Lin, Emily Weinecke, Anja Facer, Geoffrey	Issued

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

Fluidigm Corporation	[***]	MICROFLUIDIC DEVICE AND METHODS OF USING SAME	US	Unger , Marc Manger, Ian David Lucero, Michael Yi, Yong Miyashita-Lin, Emily Weinecke, Anja Facer, Geoffrey	Pending

Fluidigm Corporation	[***]	MICROFLUIDIC DEVICE AND METHODS OF USING SAME	US	Unger , Marc Manger, Ian David Lucero, Michael Yi, Yong Miyashita-Lin, Emily Weinecke, Anja Facer, Geoffrey	Pending

Fluidigm Corporation	[***]	MICROFLUIDIC DEVICE AND METHODS OF USING SAME	US	Unger , Marc Manger, Ian David Lucero, Michael Yi, Yong Miyashita-Lin, Emily Weinecke, Anja Facer, Geoffrey	Converted

Fluidigm Corporation	[***]	RECIRCULATING FLUIDIC NETWORK AND METHODS FOR USING THE SAME	US	Manger , Ian David Barco, Joseph W. Nassef, Hany Ramez	Pending

Fluidigm Corporation	[***]	Recirculating Fluidic Network and Methods for Using the Same	US	Manger , Ian David Barco, Joseph W. Nassef, Hany Ramez	Pending

Fluidigm Corporation	[***]	Recirculating Fluidic Network and Methods for Using the Same	Japan	Manger , Ian David Barco, Joseph W. Nassef, Hany Ramez	Pending

Fluidigm Corporation	[***]	RECIRCULATING FLUIDIC NETWORK AND METHODS FOR USING THE SAME	PCT	Manger , Ian David Barco, Joseph W. Nassef, Hany Ramez	Done

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

Fluidigm Corporation	[***]	RECIRCULATING FLUIDIC NETWORK AND METHODS FOR USING THE SAME	US	Manger , Ian David Barco, Joseph W. Nassef, Hany Ramez	Converted

Fluidigm Corporation	[***]	MICROFLUIDIC DEVICES AND METHODS OF USING SAME	Australia		New

Fluidigm Corporation	[***]	MICROFLUIDIC DEVICES AND METHODS OF USING SAME	Canada		Pending

Fluidigm Corporation	[***]	MICROFLUIDIC DEVICES AND METHODS OF USING SAME	EPO		Pending

Fluidigm Corporation	[***]	MICROFLUIDIC DEVICES AND METHODS OF USING SAME	Japan		Pending

Fluidigm Corporation	[***]	MICROFLUIDIC DEVICES AND METHODS OF USING SAME	Singapore		New

Fluidigm Corporation	[***]	MICROFLUIDIC DEVICES AND METHODS OF USING SAME	US	McBride , Lincoln Unger, Marc Lucero, Michael Nassef, Hany Ramez Facer, Geoffrey	Pending

Fluidigm Corporation	[***]	MICROFLUIDIC DEVICES AND METHODS OF USING SAME	US	Unger , Marc Huang, Jiang Quan, Emerson	Pending

Fluidigm Corporation	[***]	Thermal Reaction Device and Method for Using The Same	US	Goodsaid , Federico	Pending

Fluidigm Corporation	[***]	Thermal Reaction Device and Method for Using the Same	PCT	Unger , Marc McBride, Lincoln Facer, Geoffrey	Pending

Fluidigm Corporation	[***]	Thermal Reaction Device and Method for Using the Same	US	Unger , Marc McBride, Lincoln Facer, Geoffrey	Pending

Fluidigm Corporation	[***]	MICROFLUIDIC DEVICE AND METHODS OF USING SAME	PCT		Done

Fluidigm Corporation	[***]	Microfluidic Device and Methods of Using Same	US		Converted

Fluidigm Corporation	[***]	Crystal Growth Devices and Systems, and Methods for Using Same	EPO	Nassef , Hany Ramez Barco, Joseph W. Facer, Geoffrey	Pending

Fluidigm Corporation	[***]	CRYSTAL GROWTH DEVICES AND SYSTEMS, AND METHODS FOR USING SAME	PCT	Nassef , Hany Ramez Barco, Joseph W. Facer, Geoffrey	Done

Fluidigm Corporation	[***]	CRYSTAL GROWTH DEVICES AND SYSTEMS, AND METHODS FOR USING SAME	US	Nassef , Hany Ramez Barco, Joseph W. Facer, Geoffrey	Pending

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

Fluidigm Corporation	[***]	CRYSTAL GROWING DEVICES AND METHODS FOR USING THE SAME	US	Nassef , Hany Ramez Barco, Joseph W. Facer, Geoffrey	Converted

Fluidigm Corporation	[***]	CRYSTAL GROWTH DEVICES AND METHODS FOR USING THE SAME	US	Nassef , Hany Ramez Barco, Joseph W. Facer, Geoffrey	Converted

Fluidigm Corporation	[***]	CRYSTAL GROWTH DEVICES AND METHODS FOR USING THE SAME	US	Nassef , Hany Ramez Barco, Joseph W. Facer, Geoffrey	Converted

Fluidigm Corporation	[***]	METHOD AND SYSTEM FOR MICROFLUIDIC DEVICE AND IMAGING THEREOF	Australia	Quan , Emerson Taylor, Colin J. Lee, Michael Ceasar, Christopher Harris, Greg	Pending

Fluidigm Corporation	[***]	METHOD AND SYSTEM FOR MICROFLUIDIC DEVICE AND IMAGING THEREOF	Canada		Pending

Fluidigm Corporation	[***]	METHOD AND SYSTEM FOR MICROFLUIDIC DEVICE AND IMAGING THEREOF	EPO	Quan , Emerson Taylor, Colin J. Lee, Michael Ceasar, Christopher Harris, Greg	Pending

Fluidigm Corporation	[***]	METHOD AND SYSTEM FOR MICROFLUIDIC DEVICE AND IMAGING THEREOF	Japan	Quan , Emerson Taylor, Colin J. Lee, Michael Ceasar, Christopher Harris, Greg	Pending

Fluidigm Corporation	[***]	METHOD AND SYSTEM FOR MICROFLUIDIC DEVICE AND IMAGING THEREOF	PCT	Quan , Emerson Taylor, Colin J. Lee, Michael Ceasar, Christopher Harris, Greg	Done

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

Fluidigm Corporation	[***]	METHOD AND SYSTEM FOR MICROFLUIDIC DEVICE AND IMAGING THEREOF	US	Quan , Emerson Taylor, Colin J. Lee, Michael Ceasar, Christopher Harris, Greg	Pending

Fluidigm Corporation	[***]	CRYSTAL GROWTH IMAGING SYSTEM AND METHODS FOR USING THE SAME	US	Lee , Michael Taylor, Colin J. Ceasar, Christopher Harris, Greg	Converted

Fluidigm Corporation	[***]	Image Processing Method and System for Microfluidic Devices	Australia		Pending

Fluidigm Corporation	[***]	Image Processing Method and System for Microfluidic Devices	Europe	Taylor , Colin J. Sun, Gang Dube, Simant	Pending

Fluidigm Corporation	[***]	Image Processing Method and System for Microfluidic Devices	Japan		Pending

Fluidigm Corporation	[***]	Image Processing Method and System for Microfluidic Devices	PCT		Done

Fluidigm Corporation	[***]	Image Processing Method and System for Microfluidic Devices	Singapore		Pending

Fluidigm Corporation	[***]	Image Processing Method and System for Microfluidic Devices	US	Taylor , Colin J. Sun, Gang Dube, Simant	Pending

Fluidigm Corporation	[***]	IMAGE PROCESSING METHOD AND SYSTEM FOR MICROFLUIDIC DEVICES	US	Taylor , Colin J.	Converted

Fluidigm Corporation	[***]	MICROFLUIDIC DEVICE INCLUDING FIDUCIAL MARKINGS METHOD AND SUBSTRATE	US	Quan , Emerson	Converted

Fluidigm Corporation	[***]	IMAGE CAPTURING METHOD AND SYSTEM FOR MICROFLUIDIC DEVICES	US	Taylor , Colin J.	Pending

Fluidigm Corporation	[***]	DEVICES AND METHODS FOR HOLDING MICROFLUIDIC DEVICES	US	Nassef , Hany Ramez Facer, Geoffrey	Pending

Fluidigm Corporation	[***]	DEVICES AND METHODS FOR HOLDING MICROFLUIDIC DEVICES	US	Nassef , Hany Ramez Facer, Geoffrey	Converted

Fluidigm Corporation	[***]	Crystal Forming Devices and Systems and Methods for Using the Same	Australia		Pending

Fluidigm Corporation	[***]	Crystal Forming Devices and Systems and Methods for Using the Same	China		Pending

Fluidigm Corporation	[***]	Crystal Forming Devices and Systems and Methods for Using the Same	EPO	Unger , Marc Grossman, Robert	Pending

Fluidigm Corporation	[***]	Crystal Forming Devices and Systems and Methods for Using the Same	Japan		Pending

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

Fluidigm Corporation	[***]	Crystal Forming Devices and Systems and Methods for Using the Same	Mexico		New

Fluidigm Corporation	[***]	Crystal Forming Devices and Systems and Methods for Using the Same	PCT	Unger , Marc Grossman, Robert	Done

Fluidigm Corporation	[***]	Crystal Forming Devices and Systems and Methods for Using the Same	Singapore		Pending

Fluidigm Corporation	[***]	MICROFLUIDIC DEVICES AND SYSTEMS AND METHODS FOR USING THE SAME	US	Unger , Marc Grossman, Robert Lam, Phillip Chou, Hou-Pu Kimball, Jake Pieprzyk, Martin	Pending

Fluidigm Corporation	[***]	INTEGRATED CHIP CARRIERS WITH THERMOCYCLER INTERFACES AND METHODS OF USING THE SAME	US	Facer , Geoffrey Grossman, Robert Unger, Marc Lam, Phillip Chou, Hou-Pu Kimball, Jake Pieprzyk, Martin Daridon, Antoine	Pending

Fluidigm Corporation	[***]	INTEGRATED CHIP CARRIERS WITH THERMOCYCLER INTERFACES AND METHODS OF USING THE SAME	US	Facer , Geoffrey Grossman, Robert Unger, Marc Lam, Phillip Chou, Hou-Pu Kimball, Jake Pieprzyk, Martin Daridon, Antoine	Pending

Fluidigm Corporation	[***]	Thermal Reaction Device and Method for Using the Same	China		Pending

Fluidigm Corporation	[***]	Thermal Reaction Device and Method for Using the Same	EPO		Pending

Fluidigm Corporation	[***]	Thermal Reaction Device and Method for Using the Same	Japan		Pending

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

Fluidigm Corporation	[***]	Thermal Reaction Device and Method for Using the Same	PCT	Unger , Marc Grossman, Robert Lam, Phillip Chou, Hou-Pu Kimball, Jake Pieprzyk, Martin Daridon, Antoine	Done

Fluidigm Corporation	[***]	MICROFLUIDIC DEVICES AND SYSTEMS AND METHODS FOR USING THE SAME	US	Unger , Marc Grossman, Robert	Converted

Fluidigm Corporation	[***]	MICROFLUIDIC DEVICES AND SYSTEMS AND METHODS FOR USING THE SAME	US	Unger , Marc	Converted

Fluidigm Corporation	[***]	MICROFLUIDIC DEVICES AND SYSTEMS AND METHODS FOR USING THE SAME	US	Unger , Marc	Converted

Fluidigm Corporation	[***]	METHOD AND SYSTEM FOR FABRICATING VIA STRUCTURES FOR FLUIDIC MICROCHIPS	US	Unger , Marc Chou, Hou-Pu Clerkson, Barry Halderman, Jonathan	Pending

Fluidigm Corporation	[***]	METHOD AND SYSTEM FOR FABRICATING VIA STRUCTURES FOR FLUIDIC MICROCHIPS	US	Unger , Marc	Converted

Fluidigm Corporation	[***]	CRYSTALLIZATION SCALE-UP METHODS AND SYSTEMS FOR PERFORMING THE SAME	US	May , Andrew Nassef, Hany Ramez	Pending

Fluidigm Corporation	[***]	CRYSTALLIZATION SCALE-UP METHODS AND SYSTEMS FOR PERFORMING THE SAME	US	Nassef , Hany Ramez	Converted

Fluidigm Corporation	[***]	Optical Lens System and Method for Microfluidic Devices	China		Pending

Fluidigm Corporation	[***]	Optical Lens System and Method for Microfluidic Devices	EPO		Pending

Fluidigm Corporation	[***]	Optical Lens System and Method for Microfluidic Devices	Japan		Pending

Fluidigm Corporation	[***]	Optical Lens System and Method for Microfluidic Devices	PCT		Done

Fluidigm Corporation	[***]	Optical Lens System and Method for Microfluidic Devices	Singapore		Pending

Fluidigm Corporation	[***]	Optical Lens System and Method for Microfluidic Devices	US	Unger , Marc Facer, Geoffrey Clerkson, Barry Ceasar, Christopher Switz, Neil	Pending

Fluidigm Corporation	[***]	Optical Lens System and Method for Microfluidic Devices	US	Unger , Marc	Converted

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

Fluidigm Corporation	[***]	Via Valve for Creation of 3-D Control Lines	US		New

Fluidigm Corporation	[***]	Devices, Compositions, and Methods Used for Manufacturing Microfluidic Devices	US	Fowler , Brian	New

Fluidigm Corporation	[***]	Analysis Using Microfluidic Partitioning Devices	PCT	Heid , Christian A. Daridon, Antoine	Pending

Fluidigm Corporation	[***]	Analysis Using Microfluidic Partitioning Devices	US	Heid , Christian A. Daridon, Antoine	Converted

Fluidigm Corporation	[***]	Systems for Crystallizing Molecules	US	Sun , Gang	New

Fluidigm Corporation	[***]	ANALYSIS ENGINE AND DATABASE FOR MANIPULATING PARAMETERS FOR FLUIDIC SYSTEMS ON A CHIP	PCT		Pending

Fluidigm Corporation	[***]	ANALYSIS ENGINE AND DATABASE FOR MANIPULATING PARAMETERS FOR FLUIDIC SYSTEMS ON A CHIP	US	Sun , Gang Harris, Greg May, Andrew Self, Kyle Farrell, Kevin Wyatt, Paul	Pending

Fluidigm Corporation	[***]	ANALYSIS ENGINE AND DATABASE FOR MANIPULATING PARAMETERS FOR FLUIDIC SYSTEMS ON A CHIP	US	Sun , Gang Harris, Greg May, Andrew Self, Kyle Farrell, Kevin Wyatt, Paul	Converted

Fluidigm Corporation	[***]	MICROFLUIDIC ASSAY DEVICES AND METHODS	PCT	Nassef , Hany Ramez Chou, Hou-Pu Lucero, Michael May, Andrew Yokobata, Kathy	Pending

Fluidigm Corporation	[***]	MICROFLUIDIC ASSAY DEVICES AND METHODS	US	Nassef , Hany Ramez Chou, Hou-Pu Lucero, Michael May, Andrew Yokobata, Kathy	Pending

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

Fluidigm Corporation	[***]	MICROFLUIDIC DEVICES FOR PERFORMING IMMUNOLOGICAL ASSAYS	US	Nassef , Hany Ramez Lucero, Michael Manger, Ian David	Converted

Fluidigm Corporation	[***]	DEVICES AND METHODS FOR MICROFLUIDIC CHROMATOGRAPHY	US	Daridon , Antoine Huang, Jiang Phi, Oai May, Andrew	Pending

Fluidigm Corporation	[***]	FLUIDIC DEVICES HAVING ELASTOMERIC VALVES AND METHODS FOR MANUFACTURING SUCH DEVICES	US	Cohen , David May, Andrew Fowler, Brian	Pending

Fluidigm Corporation	[***]	FLUIDIC DEVICES HAVING ELASTOMERIC VALVES AND METHODS FOR MANUFACTURING SUCH DEVICES	US	Cohen , David May, Andrew Fowler, Brian	Converted

Fluidigm Corporation	[***]	MICROFLUIDIC REACTION APPARATUS FOR HIGH THROUGHPUT SCREENING	US	Jones , Robert Wyatt, Paul Daridon, Antoine Wang, Jing May, Andrew Cohen, David	Pending

Fluidigm Corporation	[***]	MICROFLUIDIC REACTION APPARATUS FOR HIGH THROUGHPUT SCREENING	US	Jones , Robert Wyatt, Paul Daridon, Antoine	Converted

Fluidigm Corporation	[***]	Assay Methods	US	Lucero , Michael Unger, Marc	Pending

Fluidigm Corporation	[***]	Assay Methods	US	Lucero , Michael Unger, Marc	Converted

Fluidigm Corporation	[***]	Image Analysis System for Microfluidic Devices	US	Dube , Simant Sun, Gang Zhao, Lian-She	Pending

Fluidigm Corporation	[***]	Microfluidic Check Valves	US	Wang , Jing Nassef, Hany Ramez	Pending

Fluidigm Corporation	[***]	Method and Apparatus for Biological Sample Analysis	US	Sun , Gang Jones, Robert Ramakrishnan, Ramesh	Pending

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

Fluidigm Corporation	[***]	High Efficiency and high Precision Microfluidic Devices and Methods	US	Cohen , David Wang, Jing	Pending

Fluidigm Corporation	[***]	[***]	[***]	[***]	[***]

Fluidigm Corporation	[***]	[***]	[***]	[***]	[***]

Fluidigm Corporation	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

-45

Schedule 2.10 — Patents

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Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

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Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

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Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

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Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

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Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

Schedule 2.10 — Patents

Case No.
Assignee/Licensor	Client Case #	Title	Country	Inventor Names	Status

[***]

EXHIBIT D
FORM OF EIGHTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

FLUIDIGM CORPORATION
FORM OF
EIGHTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
June 13, 2006

-i-

(continued)

-ii-

EIGHTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
     THIS EIGHTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of June   , 2006 by and among Fluidigm Corporation, a California corporation (the “Company”), the persons set forth on EXHIBIT A hereto (the “New Investors”), the persons set forth on the Schedule of Founders attached hereto as EXHIBIT B (the “Founders”), and the persons set forth on EXHIBIT C hereto (the “Prior Investors”). The Prior Investors and the New Investors are referred to herein collectively as the “Investors.”
RECITALS
     WHEREAS, the Company and the New Investors have entered into a Series E Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”) pursuant to which the Company shall sell, and the New Investors shall acquire, shares of the Company’s Series E Preferred Stock;
     WHEREAS, the Company has granted certain registration rights and other rights to the Founders and the Prior Investors pursuant to that certain Seventh Amended and Restated Investor Rights Agreement dated August 16, 2005 (the “Prior Agreement”); and
     WHEREAS, as an inducement to the New Investors to purchase shares of the Company’s Series E Preferred Stock pursuant to the Purchase Agreement, the Company, the Prior Investors and the Founders desire to amend and restate the Prior Agreement to allow the New Investors to become a party to this Agreement.
     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:
SECTION 1
Restrictions on Transferability; Registration Rights
          1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:
          “Affiliate” shall have the meaning set forth in Rule 405 of the Securities Act; provided that for AllianceBernstein L.P. and its permitted transferees, the definition of “Affiliate” shall also include (i) any general partner, officer or director of such person, (ii) any private equity or venture capital fund now or hereafter existing (a “Fund”) for which such person or an Affiliate of such person is a general partner or management company, and (iii) if such person is a Fund, any other Fund that is directly or indirectly controlled by or under common control with one or more general partners of such person, or that shares the same management company with such person or an Affiliated management company.

          “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
          “Eligible Securities” shall mean (i) the Series A Preferred Stock issued pursuant to the Series A Preferred Stock Purchase Agreement dated December 1, 1999; (ii) the Series B Preferred Stock issued pursuant to the Series B Preferred Stock Purchase Agreement dated July 5, 2000; (iii) the Series C Preferred Stock issued pursuant to the Series C Preferred Stock Purchase Agreement dated October 23, 2001; (iv) the Series C Preferred Stock issued pursuant to the Series C Preferred Stock Purchase Agreement dated November 1, 2002; (v) the Series C Preferred Stock issued pursuant to the Series C Preferred Stock and Warrant Purchase Agreement dated September 22, 2003; (vi) the Series D Preferred Stock issued pursuant to the Series D Preferred Stock Purchase Agreement dated December 18, 2003; (vii) the Series D Preferred Stock issued pursuant to the Series D Preferred Stock Purchase Agreement dated August 16, 2005; (viii) the Series D Preferred Stock issued upon conversion of convertible promissory note(s) issued pursuant to the Convertible Promissory Note Purchase Agreement (the “CNPA”) dated December 18, 2003, as amended by Amendment No. 1 to Convertible Note Purchase Agreement dated December 17, 2004, between the Company and Biomedical Sciences Investment Fund Pte Ltd (the “BMSIF”); (ix) the Series D Preferred Stock issued upon conversion of convertible promissory note(s) issued in connection with the Convertible Note Agreement (the “CNA”) dated December 18, 2003, between the Company and Invus, L.P. (the “Invus”); (x) the Series E Preferred Stock issued pursuant to the Purchase Agreement; (xi) all Securities acquired by any Investor pursuant to the rights of first offer described in Sections 3 or 4 of this Agreement; and (xii) any Securities issued with respect to the foregoing upon any stock split, stock dividend, recapitalization, or similar event or upon any exercise or conversion, as applicable.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
          “Founders Shares” shall mean the shares of Common Stock of the Company issued to the Founders as of the date of this Agreement or at any time in the future.
          “Holder” shall mean (i) any Investor and any person to whom registration rights under this Agreement have been transferred in accordance with Section 1.13 hereof, (ii) for the purposes of Section 1.6 (and other portions of this Section 1, to the extent they relate to rights of registration under Section 1.6), any Founder or holder of Other Shares and (iii) for the purposes of Sections 1.5, 1.6 and 1.7 (and other portions of this Section 1, to the extent they relate to rights of registration under Sections 1.5, 1.6 and 1.7), Warrantholders.
          “Initial Public Offering” shall mean the first sale of Securities of the Company pursuant to an effective registration statement under the Securities Act.
          “Initiating Holders” shall mean Holders who in the aggregate hold a majority of the Registrable Securities then held by Holders assuming conversion or exercise, as applicable, of all Eligible Securities.

          “Lighthouse Preferred Warrant” shall mean the Preferred Stock Purchase Warrant dated March 29, 2005, pursuant to which Lighthouse Capital Partners V, L.P. (“Lighthouse”) may purchase shares of the Company’s authorized Series D Preferred Stock.
          “Other Shares” shall mean the shares of Common Stock of the Company issued pursuant to the Common Stock Purchase Agreements dated July 17, 2001 and February 2005 by and between the Company and President and Fellows of Harvard College.
          “Permitted Transferee” shall mean (i) any general partner or retired general partner of any Holder which is a partnership; (ii) any family member of a Holder or trust for the benefit of any individual Holder; (iii) any Investor; (iv) an Affiliate of an Investor; or (v) any transferee who acquires at least 40,000 shares of Eligible Securities.
          The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
          “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 1.5, 1.6 and 1.7 hereof, including, without limitation, all registration, qualification, stock exchange and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and accountants and other persons retained by or for the Company (including the fees of one counsel for the Holders, not to exceed $25,000), blue sky fees and expenses, accounting fees and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).
          “Registrable Securities” means (i) any shares of Common Stock which are Eligible Securities, (ii) any shares of Common Stock issuable upon the exercise or conversion, as applicable, of Eligible Securities, (iii) for the purposes of Section 1.6 (and other portions of this Section 1, to the extent they relate to rights of registration under Section 1.6) any shares of Common Stock which are Founder Shares or Other Shares, and (iv) for the purposes of Sections 1.5, 1.6 and 1.7 (and other portions of this Section 1, to the extent they relate to rights of registration under Sections 1.5, 1.6 and 1.7) any shares of Common Stock which are Warrant Shares; provided, however, that shares of Common Stock shall be treated as Registrable Securities only if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (C) sold in a transaction in which the rights granted under this Section 1 are not assigned in accordance with this Agreement.
          “Restricted Securities” shall mean the securities of the Company required to bear the legends set forth in Section 1.3 hereof.

          “Securities” shall mean shares of, or securities convertible into or exercisable for any shares of, any class of capital stock of the Company.
          “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
          “Selling Expenses” shall mean all underwriting discounts and selling commissions and applicable to the securities registered by the Holders and any fees and disbursements of counsel for the Holders not included in the definition of Registration Expenses.
          “Voting Agreement” shall mean the Second Amended and Restated Voting Agreement dated August 16, 2005 among the Company and certain stockholders of the Company.
          “Warrant Shares” shall mean the shares of Common Stock of the Company issued or issuable upon conversion of the (i) Series C Preferred Stock issued or issuable upon exercise or conversion of (A) the warrant to purchase up to 17,500 shares of Series C Preferred Stock issued to TBCC Funding Trust II (“TBCC”) pursuant to the Master Loan and Security Agreement dated March 27, 2002 by and between the Company and Transamerica Technology Finance Corporation; (B) the warrant to purchase up to 31,008 shares of Series C Preferred Stock issued to General Electric Capital Corporation (“GE Capital”) in connection with the Master Security Agreement dated as of November 8, 2002, as amended (the “Master Security Agreement”) by and between the Company and GE Capital; (C) the warrants to purchase an aggregate of up to 90,000 shares of Series C Preferred Stock issued to Glaxo Group Limited (“GGL”) in connection with the Development Collaboration and License Agreement dated September 22, 2003 (the “License Agreement”); and (D) the warrants to purchase an aggregate of up to 110,000 shares of Series C Preferred Stock issued to SmithKline Beecham Corporation (“SBC”) in connection with the License Agreement; and (ii) the Series D Preferred Stock issued or issuable upon exercise or conversion of (A) the warrant to purchase up to 37,500 shares of Series D Preferred Stock dated March 18, 2004 and issued to GE Capital in connection with extensions of credit to the Company; (B) the warrant to purchase up to 380,556 shares of Series D Preferred Stock dated June 30, 2004 and issued to In-Q-Tel, Inc. (“In-Q-Tel”); (C) the Lighthouse Preferred Warrant; and (D) the warrant to purchase up to 126,851 shares of Series D Preferred Stock dated June 30, 2004 and issued to In-Q-Tel Employee Fund, LLC (“Employee Fund”) . GGL, SBC, TBCC, GE Capital, In-Q-Tel, Employee Fund, and Lighthouse are collectively referred to herein as “Warrantholders.”
          “Worthington Shares” shall mean the Founder Shares issued to Gajus Worthington.
          1.2 Restrictions. No Restricted Securities shall be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement. Each Holder will cause any proposed purchaser, assignee, transferee or pledgee of its Restricted Securities to agree in writing to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement, including, without limitation, Section 1.14, except where such Restricted Securities would cease to be Restricted Securities in connection with such proposed purchase, assignment, transfer or pledge.

          1.3 Restrictive Legend. Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY), OR OTHER EVIDENCE, REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.”
“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STAND-OFF AGREEMENT IN THE EVENT OF A PUBLIC OFFERING, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”
          Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.
          1.4 Notice of Proposed Transfers. Each Holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the restrictions on transfer contained in Sections 1.2, 1.3, 1.4 and 1.14 of this Agreement. Solely for purposes of the foregoing sentence and for the sake of clarification, the term “Holder” shall also include and the term “Restricted Securities” shall also apply to any Founder, holder of Other Shares or Warrantholders. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than any transfer not involving a change in beneficial ownership), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act and applicable state securities laws, or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or (iii) any other evidence reasonably satisfactory to counsel to the Company, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, that no such legal opinion, “no action” letter or other evidence shall be required with respect to a transfer to an Affiliate. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 1.3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and reasonably acceptable to the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act or this Agreement.
          1.5 Requested Registration.
               (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration with respect to a public offering of at least 50% of the Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $20,000,000, the Company will:
                    (i) promptly give written notice of the proposed registration to all other Holders; and
                    (ii) use its best efforts to effect as soon as practicable such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 15 days after receipt of the written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 1.5:
                         (1) Prior to six months following the closing of the Company’s Initial Public Offering;
                         (2) During the period starting with the date 60 days prior to the Company’s estimated date of filing of, and ending on the date three months immediately following the effective date of, any registration statement (other than a registration of Securities in a Rule 145 transaction or with respect to an employee benefit plan) pertaining to Securities of the Company (subject to Section 1.6(a) hereof), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to be filed and become effective and that the Company provides the Initiating Holders written notice of its intent to file such registration statement within 30 days of receiving the request for registration from the Initiating Holders and provided further, however, that the Company may not utilize this right more than once in any 12-month period.
                         (3) After the Company has effected two registrations pursuant to this Section 1.5; or
                         (4) If the Company shall furnish to such Holders a certificate, signed by the President of the Company, stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, in which case the Company’s obligation to use its best efforts to register under this Section 1.5 shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12-month period.
               (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made under Section 1.5(a), and the Company shall so advise the Holders as part of the notice given pursuant to Section 1.5(a)(i). The right of any Holder to registration pursuant to Section 1.5 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 1.5 and the inclusion of such Holder’s Registrable Securities in the underwriting, to the extent requested and provided herein.
     The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company and a majority of the Holders. Notwithstanding any other provision of this Section 1.5, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities who indicated their intent to participate in the registration in a timely manner, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among such Holders in proportion, as nearly as practicable, to the respective number of Registrable Securities held by such Holders at the time of filing the registration statement, provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all Worthington Shares, all Other Shares and all other Securities that are not Registrable Securities (other than Securities to be sold for the account of the Company) are first entirely excluded from the underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.
     If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration.

          1.6 Company Registration.
               (a) Notice of Registration. If at any time or from time to time, the Company shall determine to register any Common Stock, either for its own account or the account of a security holder or holders other than (i) a registration relating to employee benefit plans, (ii) a registration relating to the offer and sale of debt securities, (iii) a registration relating to a Commission Rule 145 transaction, or (iv) a registration pursuant to Sections 1.5 or 1.7 hereof, the Company will:
                    (i) promptly give to each Holder written notice thereof; and
                    (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within 15 days after receipt of such written notice from the Company by any Holder.
               (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders in a written notice given pursuant to this Section 1.6. In such event, the right of any Holder to registration pursuant to this Section 1.6 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein.
     All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.6, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective number of Registrable Securities held by such Holders at the time of filing the registration statement; provided, however, that, no Registrable Securities shall be excluded until all Worthington Shares, all Other Shares and all other Securities that are not Registrable Securities (other than Securities to be sold for the account of the Company) are first excluded, and provided further, that, except in the case of the Company’s Initial Public Offering (where Registrable Securities may be excluded entirely), the number of Registrable Securities included in such underwriting shall not be reduced below 25% of the total number of shares in the underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. The Company may include shares of Common Stock held by shareholders other than Holders in a registration statement pursuant to this Section 1.6 to the extent that the amount of Registrable Securities otherwise includible in such registration statement would not thereby be diminished.

     If any Holder or other holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. The Registrable Securities so withdrawn shall also be withdrawn from such registration and, in the case of the Company’s Initial Public Offering, shall be subject to Section 1.14.
               (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.6 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.
          1.7 Registration on Form S-3.
               (a) If any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $2,000,000, and the Company is then entitled to use Form S-3 under applicable Commission rules to register the Registrable Securities for such an offering, the Company will:
                    (i) promptly give written notice of the proposed registration to all other Holders; and
                    (ii) use its best efforts to effect as soon as practicable such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 15 days after receipt of the written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 1.7:
                         (1) if the Company, within ten (10) days of the receipt of the request for registration pursuant to this Section 1.7, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction or an employee benefit plan or any other registration which is not appropriate for the registration of Registrable Securities);
                         (2) during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date three months immediately following, the effective date of any registration statement pertaining to Securities of the Company (other than with respect to a registration statement relating to a Rule 145 transaction or an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to be filed and become effective; or

                         (3) if the Company shall furnish to such Holder or Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company’s obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the receipt of the request to file such registration by such Holder or Holders; provided further, however, that the Company may not utilize the rights provided for in subsections (1) and (2) above and this subsection (3) more than once in total in any twelve month period. For the avoidance of doubt, if the Company utilizes any of the rights provided for in subsections (1), (2) and (3), it shall not have the right to utilize the same right again; nor shall it have the right to utilize any of the other rights provided in subsections (1), (2) and (3) for twelve months.
               (b) Underwriting. If the Holders requesting registration intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made under Section 1.7(a), and the Company shall so advise the Holders as part of the notice given pursuant to Section 1.7(a)(i). The substantive provisions of Section 1.5(b) shall otherwise apply to such registration.
          1.8 Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Sections 1.5, 1.6 and 1.7 shall be borne by the Company. If a registration proceeding is begun upon the request of Holders pursuant to Section 1.5 or 1.7, but such request is subsequently withdrawn at the request of the Holders, then the Holders of Registrable Securities to have been registered may either: (i) bear all Registration Expenses of such proceeding, pro rata on the basis of the number of shares to have been registered, in which case the Company shall be deemed not to have effected a registration pursuant to Section 1.5(a) or 1.7(a) of this Agreement as applicable; provided, however, that the Company, and not the Holders, shall be required to pay for the Registration Expenses if the Holders learn of a materially adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request promptly following discovery of such material adverse change; or (ii) if the registration is being effected pursuant to Section 1.5, require the Company to bear all Registration Expenses of such proceeding, in which case the Company shall be deemed to have effected a registration pursuant to Section 1.5(a). Unless otherwise stated, all other Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered, provided that to the extent a Holder elects to retain its own counsel (an “Additional Counsel”) separate from the counsel for all the Holders permitted pursuant to the definition of “Registration Expenses” under Section 1.1, then such Holder shall exclusively bear the costs of such Additional Counsel.
          1.9 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will, as expeditiously as reasonably possible:

               (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution described in the registration statement has been completed; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.
               (b) Prepare and file with the Commission, in consultation with the Holders, such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
               (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.
               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.
               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

               (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange, or quoted in a U.S. automated inter-dealer quotation system, as the case may be, on which similar securities issued by the Company are then listed or quoted.
               (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
               (i) In the event of any underwritten public offering, cooperate with the selling Holders, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the selling Holders or the underwriters in connection therewith, and participate, to the extent reasonably requested by the managing underwriter for the offering or the selling Holder, in efforts to sell the Registrable Securities under the offering (including, without limitation, participating in “roadshow” meetings with prospective investors) that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Company.
          1.10 Indemnification.
               (a) The Company will indemnify and defend each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance is being effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or any alleged violation by the Company of the Securities Act or the Exchange Act or any state securities law, or any rule or regulation promulgated thereunder, applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

               (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only if and to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the liability of any Holder shall be limited to the net proceeds received by such Holder from the sale of Securities pursuant to such registration.
               (c) Each party entitled to indemnification under this Section 1.10 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless, and only to the extent that, the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
               (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss,

liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations (except to the extent that contribution is not permitted under Section 11(f) of the Securities Act); provided, however, that, no Holder will be required to pay any amount under this subsection 1.10(d) in excess of the net proceeds from the sale of all Registrable Securities offered and sold by such Holder pursuant to such registration statement. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control with respect to the rights and obligations of each of the parties to such underwriting agreement.
               (f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.
          1.11 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration referred to in this Section 1.
          1.12 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its best efforts to:
               (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

               (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);
               (c) register its Common Stock under Section 12 of the Exchange Act at such time as it is required to do so pursuant to the Exchange Act; and
               (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information in the possession of or reasonably obtainable by the Company as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.
          1.13 Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities granted to the Investors under Sections 1.5, 1.6 and 1.7 may be assigned to a transferee or assignee in connection with any transfer or assignment of Eligible Securities by an Investor; provided that (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) notice of such assignment is given to the Company, (c) such transferee is a Permitted Transferee and (d) such transferee or assignee agrees to be bound by and subject to the terms and conditions of this Agreement.
          1.14 Standoff Agreement.
               (a) Each Holder agrees in connection with the first sale of the Company’s Common Stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, upon notice by the Company or the underwriters managing such public offering, not to sell, make any short sale of, loan, pledge (or otherwise encumber or hypothecate), grant any option for the purchase of, or otherwise directly or indirectly dispose of any Securities (other than those included in the registration) without the prior written consent of the Company and such managing underwriters for such period of time as the Board of Directors establishes pursuant to its good faith negotiations with such managing underwriters; provided, however that:
                    (i) such agreement shall not exceed one hundred eighty (180) days;
                    (ii) such agreement shall not apply to transfers to an Affiliate, provided that such Affiliate agrees to be bound by the terms of such agreement, to the same extent as if such transferee were the original party thereunder;

                    (iii) a Holder shall not be subject to such agreement unless (A) all executive officers and directors of the Company, (B), all shareholders of the Company holding more than 1% of the Company’s outstanding capital stock; and (C) all other Holders and holders of other registration rights, are subject to or obligated to enter into similar agreements; and
                    (iv) if and when any person identified in clause (iii) is released, in whole or in part, from such agreement (whether or not such release is contemplated at the time of the offering) or if any such agreement is terminated, the Holder shall be concurrently released on a pro rata basis based on the number of shares held by such person and the Holder.
               (b) Each Holder agrees that prior to the Initial Public Offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14; provided that this Section 1.14(b) shall not apply to transfers pursuant to a registration statement.
               (c) Each Holder hereby consents to the placement of stop transfer orders with the Company’s transfer agent in order to enforce the foregoing provision and agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 1.14.
          1.15 No Right to Delay Registration. No holder shall restrain, enjoin, or otherwise delay any registration hereunder, notwithstanding any controversy that might arise with respect to the interpretation or implementation of this Agreement.
          1.16 Termination of Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of the Initial Public Offering, and (ii) that date following the Initial Public Offering upon which each Holder holds less than 1% of the then issued and outstanding shares of capital stock of the Company and all such shares may be sold under Section 5 of the Securities Act whether pursuant to Rule 144 or another applicable exemption during any 90 day period. All other provisions hereof relating to registration rights shall continue to be effective despite any termination of such registration rights pursuant to this section.
          1.17 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless (i) such new registration rights, are subordinate to the registration rights granted Holders hereunder and include similar market stand-off obligations or (ii) such new registration rights are approved by the Holders of 50% of the Registrable Securities then held by Holders (assuming exercise or conversion of all outstanding Eligible Securities); provided, however, that Warrantholders may enter into this Agreement by executing and delivering a counterpart signature page to this Agreement.
SECTION 2
Affirmative Covenants of the Company

     The Company hereby covenants and agrees as follows:
          2.1 Delivery of Financial Statements. The Company will furnish to each Investor who holds at least 40,000 shares of Eligible Securities (as adjusted for stock splits and combinations):
               (a) as soon as reasonably practicable, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder’s equity as of the end of such year, and a cash flow statement for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company; and
               (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, cash flow statement for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter.
          2.2 Additional Information Rights.
               (a) Budget and Operating Plan. The Company will furnish to each Investor who holds at least 750,000 shares of Eligible Securities (as adjusted for stock splits and combinations) as soon as practicable upon approval or adoption by the Company’s Board of Directors, and in any event within 15 days prior to the start of a fiscal year, the Company’s budget and operating plan for such fiscal year.
               (b) Other Information. The Company will furnish to each Investor who holds at least 750,000 shares of Eligible Securities (as adjusted for stock splits and combinations) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as such Investor may from time to time request; provided, however, that the Company shall not be obligated under this subsection (b) or any other subsection of Section 2.2 to provide information which it deems in good faith to be a trade secret or similar confidential information.
               (c) Inspection. The Company shall permit each Investor who holds at least 750,000 shares of Eligible Securities (as adjusted for stock splits and combinations), at such Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times and during normal working hours as may be requested by such Investor; provided, however, that the Company shall not be obligated under this subsection (c) or any other subsection of Section 2.2 to provide access to information which it deems in good faith to be a trade secret or similar confidential information.
               (d) Monthly Financial Statements. The Company will furnish to each Investor who holds at least 750,000 shares of Eligible Securities (as adjusted for stock splits and combinations), upon the request of such Investors, within thirty (30) days of the end of each month, an unaudited income statement and cash flow statement and unaudited balance sheet for and as of the end of such month, in reasonable detail.
          2.3 Confidentiality. Each Investor agrees to use commercially reasonable efforts to maintain the confidentiality of information obtained pursuant to this Section 2, provided that such obligation shall not apply to (i) information previously in possession or independently developed by Investor, (ii) information publicly available other than as a result of breach of this provision (iii) information required to be disclosed by statute, regulation or court or administrative order.
          2.4 Visitation Rights. One representative chosen collectively by LB I Group Inc., Lehman Brothers P.A. LLC, Lehman Brothers Partnership Account 2000/2001, L.P. and Lehman Brothers Offshore Partnership Account 2000/2001, L.P. (collectively, “Lehman”), one representative chosen collectively by EuclidSR Partners, L.P. and EuclidSR Biotechnology Partners, L.P. (collectively, “EuclidSR”), one representative chosen by Piper Jaffray Healthcare Fund III, L.P. (“Piper Jaffray”), one representative chosen by GE Capital Equity Investments, Inc. (“GE Capital”), one representative chosen collectively by Interwest Investors VII, L. P. and Interwest Partners VII, L.P. (collectively, “Interwest”), one representative chosen by AllianceBernstein L.P. (“Alliance”), and one representative chosen by BMSIF shall have the right to attend all meetings of the Board of Directors, including meetings of any committee of the Board and including the right to participate in any telephonic board meetings, so long as such Investor holds at least 750,000 shares of Eligible Securities (as adjusted for stock splits and combinations and the like). Said representative(s) shall be provided with notice of the meetings in the same manner at the same time as the members of the Board of Directors and shall be provided with any materials distributed to the Board of Directors in connection with board meetings. The foregoing visitation rights may be limited by the Board of Directors if (i), upon the advice of counsel, the Board of Directors determines that exclusion is required by third party confidentiality agreements, (ii) the Board is discussing engaging Investor or an affiliate of Investor as a financial advisor or underwriter; or (iii) the Board is discussing a material transaction with an entity in which Investor or a private equity fund affiliated with Investor is a 5% or greater shareholder, or (iv) the Board determines in good faith upon advice of counsel that limitations are required to maintain attorney-client privilege.
          2.5 Stock Option Vesting. Unless otherwise decided by the Board of Directors, all option grants to employees shall vest over a four-year period with 25% of the shares subject to each option vesting a year after commencement of employment and the remainder of the shares vesting in equal amounts on a monthly basis thereafter.
          2.6 Insurance. The Company shall, subject to the approval of the Board of Directors, maintain such fire, casualty and general liability insurance with coverages and in amounts as shall be determined by the Board of Directors. The Company agrees to maintain in full force and effect directors and officers liability insurance with coverage in the aggregate amount of amount of $2 million covering all of its directors. The Company will maintain coverage for the Series C Directors (as defined in the Voting Agreement) and the Series D Directors (as defined in the Voting Agreement) under such directors and officers liability insurance at all times commencing upon the Closing (as defined in the Purchase Agreement).

          2.7 Proprietary Information Agreements. Unless otherwise determined by the Board of Directors, all future employees and consultants of the Company shall be required to execute and deliver a proprietary information and invention assignment agreement.
          2.8 Invention Assignments. The Company agrees to use commercially reasonable efforts to obtain from each of the individual contributing inventors for each invention that forms any part of any patent or patent application owned by or licensed to the Company, executed invention assignments in favor of the Company or the appropriate third party licensor, as the case may be.
          2.9 Key-Man Life Insurance. The Company shall obtain and maintain key-man life insurance in such amount as is determined by the Company’s Board of Directors, on Gajus Worthington. Such policy shall name the Company as loss payee and shall not be cancelable by the Company without prior unanimous approval of the Board of Directors.
          2.10 Compliance with Laws. The Company shall use its best efforts to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, where noncompliance would have a material adverse effect on the Company’s business and financial condition.
          2.11 Termination of Covenants. The covenants set forth in Section 2 shall terminate on, and be of no further force or effect after, the closing of the Company’s Initial Public Offering. The rights granted pursuant to this Section 2 are not transferable other than to Affiliates of Holders.
SECTION 3
Right of First Offer For Company Securities
          3.1 Right of First Offer. Subject to the terms and conditions specified in this Section 3, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Securities. An Investor shall be entitled to apportion the right of first offer hereby granted among itself and its partners and Affiliates in such proportions as it deems appropriate.
     Each time the Company proposes to offer any Securities in a Financing (as defined below), the Company shall first make an offering of such Securities to each Investor in accordance with the following provisions:
               (a) The Company shall deliver a notice (“Notice”) to each Investor stating (i) its intention to offer such Securities for sale, (ii) the number of such Securities to be offered (the “Offered Securities”), (iii) the price, if any, for which it proposes to offer such Securities, (iv) the terms of such offer and (v) the Offer Amount (as defined below).

               (b) Within fifteen (15) calendar days after receipt of the Notice, each Investor may elect to purchase, at the price and on the terms specified in the Notice, such Securities in an amount up to the Offer Amount by providing the Company with written notice of its election.
               (c) An election by an Investor pursuant to Section 3.1(b) to purchase Offered Securities shall not be considered a binding commitment on the Investor unless and until the Company receives binding commitments to purchase on the terms and conditions contained in the Notice substantially all of the Offered Securities which the Investors have not elected to purchase.
     Notwithstanding the foregoing, the Company and each of the Investors acknowledge and agree that Lighthouse shall have the opportunity to invest not less than $250,000 in connection with the first Financing completed after the date of this Agreement that involves the sale and issuance by the Company of shares of the Company’s convertible preferred stock with aggregate gross proceeds to the Company of at least $3 million. In the event that Lighthouse’s right to purchase Offered Securities as otherwise set forth in this Section 3.1 would not permit such $250,000 investment, then each of the Investors agrees that its respective right to purchase Offered Securities pursuant to this Section 3.1 may be cut-back (proportionately with all other Investors based on the number of shares of Eligible Securities held by the Investors) in such amounts as may be necessary to permit the exercise of Lighthouse’s rights as set forth herein.
          3.2 Sale of Securities by Company. Within 60 days of the expiration of the period described in Section 3.1(b), any Offered Securities which the Investors have not elected to purchase may be sold by the Company to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Company does not complete the sale of all such Offered Securities within said 60-day period, the rights of the Investors with respect to any such unsold Offered Securities shall be deemed to be revived.
          3.3 Offer Amount. The “Offer Amount” shall equal that percentage of the Offered Securities equal to the number of shares of Eligible Securities held by an Investor which are Registrable Securities divided by the total number of outstanding shares of Common Stock of the Company. For the purposes of the foregoing calculations, all outstanding options and warrants shall be deemed to be exercised and all Preferred Stock shall be deemed to have been converted into Common Stock at the prevailing conversion rate.
          3.4 Financing. “Financing” shall mean an offering or series of related offerings of Securities by the Company for purposes of raising working capital in a minimum amount of $250,000. Financing shall not include (i) the issuance or sale of shares of Common Stock or options to purchase Common stock to employees, officers, directors or consultants for the primary purpose of soliciting or retaining their services in such amount as shall have been approved by the Board of Directors, (ii) the issuance or sale of Securities to leasing entities or financial institutions in connection with commercial leasing or borrowing transactions approved by the Board of Directors, (iii) the issuance or sale of Securities to third party providers of goods or services in connection with transactions approved by the Board of Directors; (iv) the sale of Securities in a registered public offering, (v) any issuances of Securities in connection with any stock split, stock dividend or recapitalization by the Company, (vi) the issuance of Securities at a price (on an as converted to

Common Stock basis) below the original issue price of the Company’s Series E Preferred Stock (as adjusted for stock splits, recapitalizations and like events) in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or any joint venture or strategic alliance, if such issuance is approved unanimously by the Board of Directors, provided that the issuance of the Company’s Series E Preferred Stock to BMSIF or any Affiliate thereof or any related entity to the Singapore Economic Development Board pursuant to Section 3.4(xii) below at a price below the original issue price of the Company’s Series E Preferred Stock (as adjusted for stock splits, recapitalizations and like events) shall also not be a Financing hereunder, (vii) the issuance of Securities at a price (on an as converted to Common Stock basis) at or above the original issue price of the Company’s Series E Preferred Stock (as adjusted for stock splits, recapitalizations and like events) in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or any joint venture or strategic alliance, if such issuance is approved by the Board of Directors, (viii) the issuance of Securities at a price (on an as converted to Common Stock basis) below the original issue price of the Company’s Series E Preferred Stock (as adjusted for stock splits, recapitalizations and like events) in connection with the acquisition of another corporation by the Company by merger, consolidation, or purchase of all or substantially all of the assets or shares of such corporation unanimously approved by the Board of Directors, (ix) the issuance of Securities at a price (on an as converted to Common Stock basis) at or above the original issue price of the Company’s Series E Preferred Stock (as adjusted for stock splits, recapitalizations and like events) in connection with the acquisition of another corporation by the Company by merger, consolidation, or purchase of all or substantially all of the assets or shares of such corporation approved by the Board of Directors; (x) shares of Series E Preferred Stock issued pursuant to the terms of the Purchase Agreement; (xi) interest-bearing convertible promissory notes in the aggregate principal amount of $8 million issued or issuable pursuant to the CNPA and/or the CNA and any Securities issued on conversion thereof; and (xii) additional interest-bearing convertible promissory notes to be issued after the date hereof in the aggregate principal amount of up to $15 million to BMSIF or any Affiliate thereof or any related entity to the Singapore Economic Development Board, and any Securities issued on conversion thereof.
          3.5 Termination of Right of First Offer. The right of first offer contained in this section shall not apply to and shall terminate upon the closing of an Initial Public Offering. The right of first offer granted under this Section 3 is transferable to transferees of at least 750,000 shares of Registrable Securities (as adjusted for stock splits, combinations and the like) or to Affiliates.

SECTION 4
Right of First Offer with Respect to Founder Shares
          4.1 Notice of Sales. Should a Founder (a “Seller”) propose to accept one or more bona fide offers (collectively, the “Purchase Offer”) from any persons (“Purchasers”) to purchase Founders Shares from such Seller (other than as set forth 4.2(d) hereof), then such Seller shall, promptly after exercise or termination of any rights of first refusal held by the Company, deliver a notice (the “Notice”) to the Company and all Investors holding more than 750,000 shares of Eligible Securities (“Eligible Investors”).
          4.2 Purchase Right. Each Eligible Investor shall have the right, exercisable upon written notice to such Seller within ten (10) business days after receipt of the Notice, to purchase Founders Shares on the terms and conditions specified in the Purchase Offer. To the extent an Eligible Investor exercises its right to purchase such shares in accordance with the terms and conditions set forth below, the number of shares of stock which such Seller may sell to the Purchasers pursuant to the Purchase Offer shall be correspondingly reduced. The purchase right of each Eligible Investor shall be subject to the following terms and conditions:
               (a) Calculation of Shares. Each Eligible Investor may purchase all or any part of that number of Founder Shares equal to the number obtained by multiplying (i) the aggregate number of Founders Shares covered by the Purchase Offer by (ii) a fraction, the numerator of which is the number of shares of Common Stock of the Company at the time owned by such Eligible Investor and the denominator of which is the number of shares of Common Stock of the Company then outstanding. For the purposes of the foregoing calculations, all outstanding options and warrants shall be deemed to be exercised and all Preferred Stock shall be deemed to have been converted into Common Stock at the prevailing conversion rate.
               (b) Delivery of Consideration. Each Eligible Investor may effect its purchase right by promptly delivering to such Seller a written notice and a check or wire transfer equal to the purchase price specified in the Purchase Offer for the number of shares the Eligible Investor desires to purchase pursuant to this Section 4.2.
               (c) Certificate. Within ten (10) business days of receipt of Eligible Investor’s funds pursuant to Section 4.2(c), Seller shall deliver to such Eligible Investor a certificate or certificates representing the shares of Founder Shares purchased by such Eligible Investor.
               (d) Permitted Transactions. The participation rights in this Section 4 shall not pertain or apply to:
                    (i) Any transfer to a revocable grantor trust with respect to which the Founder and members of his family are the sole beneficiaries;
                    (ii) Any repurchase of Founders Shares by the Company;

                    (iii) Any exercise by the Company of a right or remedy under the terms of any loan, security or stock pledge agreement where the Founders Shares serve as security for a loan made by the Company;
                    (iv) Any transfer to any ancestors or descendants or spouse of a Founder or to a trustee for their benefit or to a custodian for the benefit of a Founders’ issue; or
                    (v) Any bona fide gift;
provided, however, that such Founder shall inform the Eligible Investors of such transfer or gift (other than a transfer pursuant to clause (ii) or (iii)) prior to effecting it and the transferee or donee (if other than the Company) shall furnish the Company and the Eligible Investors with a written agreement to be bound by and comply with all applicable provisions of this Agreement.
          4.3 Sale of Securities by Founder. Within 60 days of the expiration of the period described in the first paragraph of Section 4.2, any Founders Shares covered by the Purchase Offer which the Eligible Investors have not elected to purchase may be sold by the Seller to the Purchasers on the terms and conditions of the Purchase Offer. If the Seller does not complete the sale of all Founders Shares covered by the Purchase Offer within such period, the rights of the Eligible Investors with respect to any such unsold Founders Shares shall be deemed to be revived.
          4.4 Termination and Transfer. The restrictions imposed and rights granted by this Section 4 shall not apply to and shall terminate immediately prior to the closing of the Company’s Initial Public Offering. Securities received pursuant to any stock dividend, stock split, recapitalization, or exercise of a conversion right shall be subject to this Section 4 to the same extent as the shares of the Company with respect to which they were issued. The right of first offer granted under this Section 4 is transferable to transferees of at least 750,000 shares of Registrable Securities (as adjusted for stock splits, combinations and the like) or to Affiliates.
          4.5 Prohibited Transfer. Any attempt by a Founder to transfer Founders Shares in violation of Section 4 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee(s) as the holder of such shares, without the written consent of two-thirds (2/3) in interest of the Eligible Investors.
SECTION 5
Right of Co-Sale
          5.1 Notice of Sales. Should a Founder (a “Seller”) propose to accept one or more bona fide offers (collectively, the “Purchase Offer”) from any persons (“Purchasers”) to purchase Founders Shares from such Seller (other than as set forth 5.2(d)), then such Seller shall, promptly after exercise or termination of any rights of first refusal held by the Company or the Eligible Investors, deliver a notice (the “Notice”) to the Company and all Eligible Investors describing the terms and conditions of the Purchase Offer.

          5.2 Participation Right. Each Eligible Investor shall have the right, exercisable upon written notice to such Seller within fifteen (15) business days after receipt of the Notice, to participate in such Seller’s sale of stock pursuant to the specified terms and conditions of such Purchase Offer. To the extent an Eligible Investor exercises such right of participation in accordance with the terms and conditions set forth below, the number of shares of stock which such Seller may sell pursuant to such Purchase Offer shall be correspondingly reduced. The right of participation of each Eligible Investor shall be subject to the following terms and conditions:
               (a) Calculation of Shares. Each Eligible Investor may sell all or any part of that number of shares of Common Stock of the Company equal to the number obtained by multiplying (i) the aggregate number of Founders Shares covered by the Purchase Offer by (ii) a fraction, the numerator of which is the number of shares of Common Stock of the Company at the time owned by such Eligible Investor and the denominator of which is the number of shares of Common Stock of the Company then outstanding. For the purposes of the foregoing calculations, all outstanding options and warrants shall be deemed to be exercised and all Preferred Stock shall be deemed to have been converted into Common Stock at the prevailing conversion rate.
               (b) Delivery of Certificates. Each Eligible Investor may effect its participation in the sale by delivering to such Seller for transfer to the Purchaser(s) one or more certificates, properly endorsed for transfer, which represent at least the number of shares of Common Stock which such Eligible Investor elects to sell pursuant to this Section 5.2.
               (c) Transfer. The stock certificate or certificates which the Eligible Investor delivers to such Seller pursuant to Section 5.2 shall be delivered by the Seller to the Purchaser(s) in consummation of the sale of the Securities pursuant to the terms and conditions specified in the Notice, and such Seller shall promptly thereafter remit to such Eligible Investor that portion of the sale proceeds to which such Eligible Investor is entitled by reason of its participation in such sale.
               (d) Permitted Transactions. The participation rights in this Section 5 shall not pertain or apply to:
                    (i) Any transfer to a revocable grantor trust with respect to which the Seller and members of his family are the sole beneficiaries;
                    (ii) Any repurchase of Founders Shares by the Company;
                    (iii) Any exercise by the Company of a right or remedy under the terms of any loan, security or stock pledge agreement where the Founders Shares serve as security for a loan made by the Company;
                    (iv) Any transfer to any ancestors or descendants or spouse of a Founder or to a trustee for their benefit or to a custodian for the benefit of a Founders’ issue; or
                    (v) Any bona fide gift;

provided, however, that such Founder shall inform the Eligible Investors of such transfer or gift (other than a transfer pursuant to clause (ii) or (iii)) prior to effecting it and the transferee or donee (if other than the Company) shall furnish the Company and the Eligible Investors with a written agreement to be bound by and comply with all applicable provisions of this Agreement.
          5.3 Sale of Securities by Founder. Within 45 days of the expiration of the period described in the first paragraph of Section 5.2, any Founders Shares covered by the Purchase Offer which the Eligible Investors have not elected to purchase may be sold by the Seller to the Purchasers on the terms and conditions of the Purchase Offer. If the Seller does not complete the sale of all Founders Shares covered by the Purchase Offer within such period, the rights of the Eligible Investors with respect to any such unsold Founders Shares shall be deemed to be revived.
          5.4 Termination and Transfer. The restrictions imposed and rights granted by this Section 5 shall not apply to and shall terminate immediately prior to the closing of the Company’s Initial Public Offering. Securities received pursuant to any stock dividend, stock split, recapitalization, or exercise of a conversion right shall be subject to this Section 5 to the same extent as the shares of the Company with respect to which they were issued. The co-sale right granted under this Section 5 is transferable to transferees of at least 750,000 shares of Registrable Securities (as adjusted for stock splits, combinations and the like) or to Affiliates.
          5.5 Prohibited Transfers.
               (a) In the event any Founder should sell any Founders Shares in contravention of the co-sale rights of the Investors under Section 5 (a “Prohibited Transfer”), the Investors, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Founder shall be bound by the applicable provisions of such option.
               (b) In the event of a Prohibited Transfer, each Eligible Investor shall have the right to sell to the Founder the type and number of shares of Common Stock equal to the number of shares that such Eligible Investor would have been entitled to transfer to the third-party transferee(s) under Section 5.2 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms thereof. Such sale shall be made on the following terms and conditions:
                    (i) The price per share at which the shares are to be sold to the Founder shall be equal to the price per share paid by the third-party transferee(s) to the Founder in the Prohibited Transfer. Such price per share shall be paid to the Eligible Investor in cash if the Founder received cash for his shares. If the Founder did not receive cash but received other property instead, the price per share to be paid to the Eligible Investor shall be paid (A) in the form of the property received by the Founder for his shares, or (B) in cash equal to the fair market value of the property received by such Founder as determined in good faith by the Company’s Board of Directors, at the option of the Eligible Investor. The Founder shall also reimburse each Eligible Investor for any and all fees and expense, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Eligible Investor’s rights under Section 5.

                    (ii) Within thirty (30) days after the later of the dates on which the Eligible Investor (A) received notice of the Prohibited Transfer or (B) otherwise became aware of the Prohibited Transfer, each Eligible Investor shall, if exercising the option created hereby, deliver to the Founder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.
                    (iii) The Founder shall, upon receipt of the certificate or certificates for the shares to be sold by an Eligible Investor pursuant to this Section 5, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in subparagraph 5.5(b)(i), in cash or by other means acceptable to the Eligible Investor.
               (c) Notwithstanding the foregoing, any attempt by a Founder to transfer Founders Shares in violation of Section 5 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee(s) as the holder of such shares, without the written consent of two-thirds (2/3) in interest of the Eligible Investors.
SECTION 6
Miscellaneous
          6.1 Governing Law; Jurisdiction. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California, as applied to agreements entered into, and to be performed entirely in such state, between residents of such state.
     The parties hereto agree to submit to the jurisdiction of the federal and state courts of San Mateo County, California with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.
          6.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
          6.3 Notices, Etc. All notices and other communications required or permitted hereunder, shall be in writing and shall be sent by facsimile personally delivered, mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by a nationally-recognized overnight courier, addressed (a) if to an Investor, at Investor’s facsimile number or address as set forth in the records of the Company or (b) if to any other holder of any Eligible Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Eligible Securities who has so furnished an address or facsimile number to the Company, or (c) if to a Founder, at such Founder’s facsimile number or address set forth on EXHIBIT B hereto, or a such other address as such Founder shall have furnished to the Company in writing, or (d) if to the Company, at its facsimile number or address set forth on the signature page hereto addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors. Any such notice or communication shall be deemed to have been received (A) in the case of personal delivery, on the date of such delivery, (B) in the case of a nationally-recognized overnight courier, on the next business day after the date when sent, (C) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted and (D) in the case of delivery via facsimile, one (1) business day after the date of transmission provided that said transmission is confirmed telephonically on the date of transmission.
          6.4 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Eligible Securities upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.
          6.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.
          6.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.
          6.7 Amendment and Waiver. Any provision of this Agreement may be amended or waived with the written consent of the Company and the Holders of at least two-thirds of the outstanding shares of the Registrable Securities then held by Holders (assuming the exercise or conversion of all outstanding Eligible Securities); provided, however, (i) that in the event such amendment or waiver adversely affects the rights and/or obligations of the Founders under this Agreement in a different manner than the other Holders, such amendment or waiver shall also require written consent of the Founders holding a majority of the then outstanding Founders Shares, (ii) that in the event such amendment or waiver adversely affects the rights and/or obligations of Lehman, EuclidSR, Piper Jaffray, GE Capital, Interwest, Alliance, and BMSIF under Section 2.4 of this Agreement, such amendment or waiver shall not be effective as to Lehman, EuclidSR, Piper Jaffray, GE Capital, Interwest or BMSIF, as the case may be, without the written consent of such party, and (iii) that in the event such amendment or waiver adversely affects the rights and/or obligations of Warrantholders under this Agreement in a different manner than the other Holders, such amendment or waiver shall also require the written consent of Warrantholders holding a majority of the then outstanding Warrant Shares. Notwithstanding the foregoing, any purchaser of Series E Preferred Stock pursuant to the Purchase Agreement may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and such purchaser shall be deemed a Holder and an Investor hereunder. The parties agree that Exhibit A shall be updated automatically without any formal amendment to reflect the addition of any such additional party. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, the Founders, the holder of the Other Shares, Warrantholders and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders, or agree to accept alternatives to such performance, without obtaining the consent of any other Holder. In the event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms differing from this Agreement, as to any such Holder the terms of such underwriting agreement shall govern.
          6.8 Rights of Holders. Each Holder shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such holder shall not incur any liability to any other holder of any Securities as a result of exercising or refraining from exercising any such right or rights.
          6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.
          6.10 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
          6.11 Amendment and Restatement of Prior Agreement. The undersigned Prior Investors who in the aggregate hold at least two-thirds of the outstanding Registrable Securities (as defined in the Prior Agreement) and the undersigned Founders hereby amend and restate the Prior Agreement pursuant to Section 6.7 thereof.
          6.12 Waiver of Right of First Offer. The undersigned Prior Investors who in the aggregate hold at least two-thirds of the outstanding Registrable Securities (as defined in the Prior Agreement) hereby waive on behalf of all Prior Investors any rights of participation or notice under Section 3 of this Agreement and the Prior Agreement with respect to the securities sold pursuant to the Purchase Agreement. By its execution below, Lighthouse waives any right of participation or notice under Section 3 of this Agreement and Section 3 of the Prior Agreement with respect to securities sold under the Purchase Agreement.
          6.13 Aggregation of Stock. All shares of Eligible Securities held or acquired by Affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          6.14 Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.
[Remainder of Page Left Blank Intentionally]

FLUIDIGM CORPORATION
FORM OF
AMENDMENT NO. 1 TO
EIGHTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
     THIS AMENDMENT NO. 1 (this “Amendment”) to that certain Eighth Amended and Restated Investor Rights Agreement, dated as of June 13, 2006 (the “Rights Agreement”), by and among Fluidigm Corporation, a California corporation (the “Company”), and the Investors and Founders named therein is entered into this 22nd day of December, 2006 by and among the Company and the undersigned, collectively the Holders of at least two-thirds of the outstanding shares of the Registrable Securities then held by Holders (assuming the exercise or conversion of all outstanding Eligible Securities). Capitalized terms not defined herein have the meanings set forth in the Rights Agreement.
RECITALS
     A. It is contemplated that the Company will sell and issue additional shares of the Company’s Series E Preferred Stock (“Series E Preferred Stock”) pursuant to that certain Series E Preferred Stock Purchase Agreement, dated as of June 13, 2006 (the “Purchase Agreement”), by and among the Company and the Purchasers named therein.
     B. In connection with the sale of additional shares of Series E Preferred Stock, the Company and the Investors desire to (i) provide that the standoff agreement in Section 1.14 of the Rights Agreement shall not apply to securities of the Company purchased by certain Holders in the Initial Public Offering or in the public market for the Company’s securities following the Initial Public Offering, and (ii) grant visitation rights pursuant to Section 2.4 of the Rights Agreement collectively to Cross Creek Capital, L.P., Cross Creek Capital Employees’ Fund, L.P. and Wasatch Small Cap Growth.
     C. The Company and the undersigned Holders of at least two-thirds of the outstanding shares of the Registrable Securities then held by Holders (assuming the exercise or conversion of all outstanding Eligible Securities) have agreed to amend the Rights Agreement to provide for the foregoing changes to the standoff agreement in Section 1.14 and the visitation rights in Section 2.4.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, all of the parties hereto mutually agree as follows:
     SECTION 7 Amendment to Section 1.14. Section 1.14 (Standoff Agreement) of the Rights Agreement is hereby amended and restated in its entirety as follows:
               “1.14 Standoff Agreement.

               (a) Each Holder agrees in connection with the first sale of the Company’s Common Stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, upon notice by the Company or the underwriters managing such public offering, not to sell, make any short sale of, loan, pledge (or otherwise encumber or hypothecate), grant any option for the purchase of, or otherwise directly or indirectly dispose of any Securities (other than those included in the registration) without the prior written consent of the Company and such managing underwriters for such period of time as the Board of Directors establishes pursuant to its good faith negotiations with such managing underwriters; provided, however that:
                    (i) such agreement shall not exceed one hundred eighty (180) days;
                    (ii) such agreement shall not apply to transfers to an Affiliate, provided that such Affiliate agrees to be bound by the terms of such agreement, to the same extent as if such transferee were the original party thereunder;
                    (iii) such agreement shall not apply to securities of the Company purchased by AllianceBernstein Venture Fund I, L.P., SmallCap World Fund, Inc., Cross Creek Capital, L.P., Cross Creek Capital Employees’ Fund, L.P. or Wasatch Small Cap Growth or their respective Affiliates in the Initial Public Offering or in the public market for the Company’s securities following the Initial Public Offering;
                    (iv) a Holder shall not be subject to such agreement unless (A) all executive officers and directors of the Company, (B), all shareholders of the Company holding more than 1% of the Company’s outstanding capital stock; and (C) all other Holders and holders of other registration rights, are subject to or obligated to enter into similar agreements; and
                    (v) if and when any person identified in clause (iv) is released, in whole or in part, from such agreement (whether or not such release is contemplated at the time of the offering) or if any such agreement is terminated, the Holder shall be concurrently released on a pro rata basis based on the number of shares held by such person and the Holder.
               (b) Each Holder agrees that prior to the Initial Public Offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14; provided that this Section 1.14(b) shall not apply to transfers pursuant to a registration statement.
               (c) Each Holder hereby consents to the placement of stop transfer orders with the Company’s transfer agent in order to enforce the foregoing provision and agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 1.14.
     SECTION 8 Amendment to Section 2.4. Section 2.4 (Visitation Rights) of the Rights Agreement is hereby amended and restated in its entirety as follows:
               “2.4 Visitation Rights. One representative chosen collectively by LB I Group Inc., Lehman Brothers P.A. LLC, Lehman Brothers Partnership Account 2000/2001, L.P. and Lehman Brothers Offshore Partnership Account 2000/2001, L.P. (collectively, “Lehman”), one representative chosen collectively by EuclidSR Partners, L.P. and EuclidSR Biotechnology Partners, L.P. (collectively, “EuclidSR”), one representative chosen by Piper Jaffray Healthcare Fund III, L.P. (“Piper Jaffray”), one representative chosen by GE Capital Equity Investments, Inc. (“GE Capital”), one representative chosen collectively by Interwest Investors VII, L. P. and Interwest Partners VII, L.P. (collectively, “Interwest”), one representative chosen by AllianceBernstein Venture Fund I, L.P. (“Alliance”), one representative chosen collectively by Cross Creek Capital, L.P., Cross Creek Capital Employees’ Fund, L.P. and Wasatch Small Cap Growth (collectively, “Wasatch”), and one representative chosen by BMSIF shall have the right to attend all meetings of the Board of Directors, including meetings of any committee of the Board and including the right to participate in any telephonic board meetings, so long as such Investor holds at least 750,000 shares of Eligible Securities (as adjusted for stock splits and combinations and the like). Said representative(s) shall be provided with notice of the meetings in the same manner at the same time as the members of the Board of Directors and shall be provided with any materials distributed to the Board of Directors in connection with board meetings. The foregoing visitation rights may be limited by the Board of Directors if (i), upon the advice of counsel, the Board of Directors determines that exclusion is required by third party confidentiality agreements, (ii) the Board is discussing engaging Investor or an affiliate of Investor as a financial advisor or underwriter; or (iii) the Board is discussing a material transaction with an entity in which Investor or a private equity fund affiliated with Investor is a 5% or greater shareholder, or (iv) the Board determines in good faith upon advice of counsel that limitations are required to maintain attorney-client privilege.”
     SECTION 9 Amendment to Section 6.7. Section 6.7 (Amendment and Waiver) of the Rights Agreement is hereby amended and restated in its entirety as follows:
               “6.7 Amendment and Waiver. Any provision of this Agreement may be amended or waived with the written consent of the Company and the Holders of at least two-thirds of the outstanding shares of the Registrable Securities then held by Holders (assuming the exercise or conversion of all outstanding Eligible Securities); provided, however, (i) that in the event such amendment or waiver adversely affects the rights and/or obligations of the Founders under this Agreement in a different manner than the other Holders, such amendment or waiver shall also require written consent of the Founders holding a majority of the then outstanding Founders Shares, (ii) that in the event such amendment or waiver adversely affects the rights and/or obligations of Lehman, EuclidSR, Piper Jaffray, GE Capital, Interwest, Alliance, Wasatch or BMSIF under Section 2.4 of this Agreement, such amendment or waiver shall not be effective as to Lehman, EuclidSR, Piper Jaffray, GE Capital, Interwest, Alliance, Wasatch or BMSIF, as the case may be, without the written consent of such party, and (iii) that in the event such amendment or waiver adversely affects the rights and/or obligations of Warrantholders under this Agreement in a different manner than the other Holders, such amendment or waiver shall also require the written consent of Warrantholders holding a majority of the then outstanding Warrant Shares. Notwithstanding the foregoing, any purchaser of Series E Preferred Stock pursuant to the Purchase Agreement may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and such purchaser shall be deemed a Holder and an Investor hereunder. The parties agree that Exhibit A shall be updated automatically without any formal amendment to reflect the addition of any such additional party. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, the Founders, the holder of the Other Shares, Warrantholders and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders, or agree to accept alternatives to such performance, without obtaining the consent of any other Holder. In the event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms differing from this Agreement, as to any such Holder the terms of such underwriting agreement shall govern.”
     SECTION 10 Governing Law. This Amendment shall be construed in accordance with, and governed in all respects by, the laws of the State of California, as applied to agreements entered into, and to be performed entirely in such state, between residents of such state.
     SECTION 11 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.
[Remainder of Page Intentionally Blank]

FLUIDIGM CORPORATION
AMENDMENT NO. 2 TO
EIGHTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
     THIS AMENDMENT NO. 2 (this “Amendment”) to that certain Eighth Amended and Restated Investor Rights Agreement, dated as of June 13, 2006, as amended December 22, 2006 (the “Rights Agreement”), by and among Fluidigm Corporation, a California corporation (“Fluidigm California”), and the Investors and Founders named therein is entered into effective as of October 10, 2007 by and among Fluidigm Corporation, a Delaware corporation (the “Company”), the undersigned Investors, and the undersigned Holders, collectively the Holders of at least two-thirds of the outstanding shares of the Registrable Securities held by Holders (assuming the exercise or conversion of all outstanding Eligible Securities). Capitalized terms not defined herein have the meanings set forth in the Rights Agreement.
RECITALS
     WHEREAS, on July 18, 2007, Fluidigm California was merged with and into the Company, with the Company being the surviving corporation such that the Company succeeded to all of Fluidigm California’s rights and obligations under the Rights Agreement;
     WHEREAS, it is contemplated that the Company will sell and issue additional shares of the Company’s Series E Preferred Stock (“Series E Preferred Stock”) pursuant to that certain Series E Preferred Stock Purchase Agreement, dated as of June 13, 2006, as amended December 22, 2006 and further amended on the date hereof (the “Purchase Agreement”), by and among the Company and the Purchasers named therein;
     WHEREAS, in connection with the sale of additional shares of Series E Preferred Stock, the Company and the Holders desire to amend the Rights Agreement to include the additional shares of Series E Preferred Stock to be issued pursuant to the Purchase Agreement and make certain other changes as set forth herein; and
     WHEREAS, pursuant to Section 6.7 of the Rights Agreement, the Rights Agreement may be amended with the written consent of the Company and Holders of at least two-thirds of the outstanding shares of the Registrable Securities then held by Holders (assuming the exercise or conversion of all outstanding Eligible Securities) and the Company and the undersigned Holders have agreed to amend the Rights Agreement to provide for the foregoing changes.
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, all of the parties hereto mutually agree as follows:

AGREEMENT
     SECTION 12 Amendment to Recital. The first Recital of the Rights Agreement is hereby amended and restated in its entirety as follows:
“WHEREAS, the Company and the New Investors have entered into a Series E Preferred Stock Purchase Agreement of even date herewith, as amended from time to time (such agreement, as amended from time to time, the “Purchase Agreement”), pursuant to which the Company shall sell, and the New Investors shall acquire, shares of the Company’s Series E Preferred Stock;”
     SECTION 13 Amendment to Section 1.14. Subsection (a)(i) of Section 1.14 (Standoff Agreement) of the Rights Agreement is hereby amended and restated in its entirety as follows:
“(i) such agreement shall not exceed one hundred and eighty (180) days (or such greater period, not to exceed 17 days, as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto);”
     SECTION 14 Deletion of Section 1.15. The Rights Agreement is hereby amended to delete Section 1.15 (No Right to Delay Registration) in its entirety.
     SECTION 15 Amendment to Section 2.4. Section 2.4 (Visitation Rights) of the Rights Agreement is hereby amended and restated in its entirety as follows:
               “2.4 Visitation Rights. One representative chosen collectively by LB I Group Inc., Lehman Brothers P.A. LLC, Lehman Brothers Partnership Account 2000/2001, L.P. and Lehman Brothers Offshore Partnership Account 2000/2001, L.P. (collectively, “Lehman”), one representative chosen collectively by EuclidSR Partners, L.P. and EuclidSR Biotechnology Partners, L.P. (collectively, “EuclidSR”), one representative chosen by Piper Jaffray Healthcare Fund III, L.P. (“Piper Jaffray”), one representative chosen by GE Capital Equity Investments, Inc. (“GE Capital”), one representative chosen collectively by Interwest Investors VII, L. P. and Interwest Partners VII, L.P. (collectively, “Interwest”), one representative chosen by AllianceBernstein Venture Fund I, L.P. (“Alliance”), one representative chosen collectively by Cross Creek Capital, L.P., Cross Creek Capital Employees’ Fund, L.P. and Wasatch Small Cap Growth (collectively, “Wasatch”), one representative chosen by BMSIF, and one representative chosen collectively by the holders of a majority of the Shares purchased under Amendment No. 2 to the Purchase Agreement (collectively, the “October 2007 Representative”) shall have the right to attend all meetings of the Board of Directors, including meetings of any committee of the Board and including the right to participate in any telephonic board meetings, so long as such Investor or the October 2007 Representative holds at least 750,000 shares of Eligible Securities (as adjusted for stock splits and combinations and the like). Said representative(s) shall be provided with notice of the meetings in the same manner at the same time as the members of the Board of Directors and shall be provided with any materials distributed to the Board of Directors in connection with board meetings. The foregoing visitation rights may be limited by the Board of Directors if (i), upon the advice of counsel, the Board of Directors determines that exclusion is required by third party confidentiality agreements, (ii) the Board is discussing engaging Investor or an affiliate of Investor as a financial advisor or underwriter; or (iii) the Board is discussing a material transaction with an entity in which Investor or a private equity fund affiliated with Investor is a 5% or greater shareholder, or (iv) the Board determines in good faith upon advice of counsel that limitations are required to maintain attorney-client privilege.”
     SECTION 16 Amendment to Section 6.7. Section 6.7 (Amendment and Waiver) of the Rights Agreement is hereby amended and restated in its entirety as follows:
               “6.7 Amendment and Waiver. Any provision of this Agreement may be amended or waived with the written consent of the Company and the Holders of at least two-thirds of the outstanding shares of the Registrable Securities then held by Holders (assuming the exercise or conversion of all outstanding Eligible Securities); provided, however, (i) that in the event such amendment or waiver adversely affects the rights and/or obligations of the Founders under this Agreement in a different manner than the other Holders, such amendment or waiver shall also require written consent of the Founders holding a majority of the then outstanding Founders Shares, (ii) that in the event such amendment or waiver adversely affects the rights and/or obligations of Lehman, EuclidSR, Piper Jaffray, GE Capital, Interwest, Alliance, Wasatch, BMSIF or the October 2007 Representative under Section 2.4 of this Agreement, such amendment or waiver shall not be effective as to Lehman, EuclidSR, Piper Jaffray, GE Capital, Interwest, Alliance, Wasatch, BMSIF or the October 2007 Representative, as the case may be, without the written consent of such party, and (iii) that in the event such amendment or waiver adversely affects the rights and/or obligations of Warrantholders under this Agreement in a different manner than the other Holders, such amendment or waiver shall also require the written consent of Warrantholders holding a majority of the then outstanding Warrant Shares. Notwithstanding the foregoing, any purchaser of Series E Preferred Stock pursuant to the Purchase Agreement may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and such purchaser shall be deemed a Holder and an Investor hereunder. The parties agree that Exhibit A shall be updated automatically without any formal amendment to reflect the addition of any such additional party. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, the Founders, the holder of the Other Shares, Warrantholders and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders, or agree to accept alternatives to such performance, without obtaining the consent of any other Holder. In the event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms differing from this Agreement, as to any such Holder the terms of such underwriting agreement shall govern.”
     SECTION 17 Addition of Section 6.15. The Rights Agreement is hereby amended to add the following Section 6.15 which reads in its entirety as follows:
               “6.15 Reincorporation. Each Investor and Founder acknowledges that the Company completed a reincorporation into the State of Delaware on July 18, 2007 and each Investor and Founder hereby consents to the assignment of this Agreement to Fluidigm Corporation, a Delaware corporation, effective as of July 18, 2007.”
     SECTION 18 Governing Law. This Amendment shall be construed in accordance with, and governed in all respects by, the laws of the State of California, as applied to agreements entered into, and to be performed entirely in such state, between residents of such state.
     SECTION 19 Rights Agreement. Wherever necessary, all other terms of the Rights Agreement are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the Rights Agreement shall remain in full force and effect
     SECTION 20 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.
     SECTION 21 Effect of Execution of Amendment by Investor. This Amendment, when executed and delivered by the Company and an Investor purchasing shares of Series E Preferred pursuant to the Purchase Agreement as contemplated in the Recitals, shall also constitute and shall be deemed a counterpart signature page to the Rights Agreement. Consequently, each undersigned Investor purchasing shares of Series E Preferred acknowledges and agrees that he, she or it is bound by the terms and conditions contained in the Rights Agreement, as amended by this Amendment.
[Remainder of Page Intentionally Blank]

FOUNDERS
Gajus V. Worthington
Stephen R. Quake

INVESTORS
Alejandro Berenstein, M.D.
Alfred J. Mandel
Allan Johnson
Allen May, Trustee, Intervivos Trust Dated 5/14/91
AllianceBernstein Venture Fund I, L.P.
Alloy Partners 2002, L.P.
Alloy Ventures 2002, L.P.
Alloy Ventures 2005, L.P.
Analiza, Inc.
Athersys, Inc.
Beveren Company
Biomedical Sciences Investment Fund Pte Ltd
Bradford S. Goodwin and Cathy W. Goodwin As Trustees of the Goodwin Family Trust U/A/D 7/30/97
Bradford W. Baer
Bruce Burrows
Burr & Forman LLP
Burwen Family Trust U/D/T Dated 9/30/88
Charles C. Moore
Charles R. Engles
Clark-Boyd Family Trust
Cross Creek Capital Employees’ Fund, L.P.
Cross Creek Capital, L.P.
David S. Frampton and Gaja Roberta Frampton, as Trustees of the Frampton Family Trust Dtd 4/25/03
Dwayne Hardy
Edward R. LeMoure
Erick Vanderburg
Erik T. Engelson, Trustee of the Elisabeth North Kuechler Engelson Trust UTA dated January 17, 2001
Erik T. Engelson, Trustee of the Erik T. Engelson Trust UTD dated March 29, 2000
EuclidSR Biotechnology Partners, L.P.
EuclidSR Partners, L.P.
Ferguson/Egan Family Trust Dated 6/28/99
Fidelity Contrafund: Fidelity Advisor New Insights Fund
Fidelity Contrafund: Fidelity Contrafund
Finnegan, Henderson, Farabow, Garrett & Dunner, LLP
Frances H. Arnold
Fred St. Goar
Fredrick Stern

Gary R. Bang
GE Capital Equity Investments, Inc.
General Electric Capital Corporation
George S. Taylor
Glaxo Group Limited
Health Care Administration Company
Heath Lukatch
Henry P. Massey, Jr. TTEE Massey Family Trust U/A DTD 7/06/88
Herbert L. Heyneker
Howard R. Engelson
Howard R. Engelson and Mariam T. Engelson, Ttees Engelson Fam Tr UA DTD 5/26/94
In-Q-Tel Employee Fund, LLC
In-Q-Tel, Inc.
Interwest Investors VII, L.P.
Interwest Partners VII, L.P.
Invus, L.P.
J.F. Shea Co., Inc. As Nominee 1999-114
Jacaranda Partners
James H. Eberwine
James W. Larrick, M.D.
John E. Strobeck, Ph.D., M.D.
John East
John M. Harland
Jonathan S. Hoot and Andrea T. Hoot, Trustees of the Hoot Family Revocable Trust DTD 3/16/99
Joseph M. Jacobson
Kenneth A. Clark
Kiley Revocable Trust
Kristin T. McClanahan Trust
Leerink Swann Co-Investment Fund, LLC
Leerink Swann Holdings, LLC
Lehman Brothers Healthcare Venture Capital L.P.
Lehman Brothers Offshore Partnership Account 2000/2001, L.P.
Lehman Brothers P.A. LLC
Lehman Brothers Partnership Account 2000/2001, L.P.
Leo J. Parry, Jr. and Roberta J. Parry TTEES Parry Family Revocable Trust DTD 01/22/97
Lighthouse Capital Partners V, L.P.
Lilly Bio Ventures, Eli Lilly and Company
Markwell Partners
Matthew Collier
Matthew Frank
Michael H. McKay

Michael J. Reardon Trust Agreement dated June 5, 1996
Needle & Rosenberg PC
Newman Family Investment Partnership
Oculus Pharmaceuticals, Inc.
Pamela East
Pat and Betsy Collins Revocable Trust
Patrick Tenney
Paul Machle
Pauline van Ysendoorn
Peter B. Dervan
Peter S. Heinecke
Rhett E. Brown
Robert D. McCulloch and Kathleen M. McCulloch, Trustee, or their successor(s)
Robert F. Kornegay, Jr. Revocable Trust u/d/t dated May 27, 2004, Robert F. Kornegay, Jr., Trustee
Security Trust Co., Custodian FBO Frank Ruderman IRA/RO
SightLine Healthcare Fund III, L.P.
Singapore Bio-Innovations Pte Ltd.
SMALLCAP World Fund, Inc.
SmithKline Beecham Corporation
Stanley D. Hayden, and his successor(s), as the Trustee of the Stanley D. Hayden Family Trust
Stephen J. Weiss
Stephen J. Weiss and Ursula G. Weiss, Trustees of the Weiss Family 1996 Trust
Stephen L. Parry
Technogen Liquidating Trust
The Condon Family Trust
The Heckmann Family Trust
The UAB Research Foundation
The V Foundation for Cancer Research
Thomas J. Parry
Thomas L. Barton
Tim L. Traff Trust
Timothy P. Lynch
TTC Fund I, LLC
Variable Insurance Products Fund II: Contrafund Portfolio
Versant Affiliates Fund 1-A, L.P.
Versant Affiliates Fund 1-B, L.P.
Versant Side Fund I, L.P.
Versant Venture Capital I, L.P.
Wasatch Funds, Inc.
William L. Caton III, M.D.
William L. Traff Trust

William S. Brown and Barbara G. Brown, or their successors, as Trustees of the Brown FRT DTD 3/10/99
WS Investment Company 2000B
WS Investment Company 99B
WS Investment Company, LLC (2001D)

EXHIBIT E
FORM OF LEGAL OPINION

June   , 2006
AllianceBernstein L.P.
1345 Avenue of the Americas
New York, New York 10105
Ladies and Gentlemen:
     Reference is made to the Series E Preferred Stock Purchase Agreement dated as of June   , 2006 (the “Agreement”) by and among Fluidigm Corporation, a California corporation (the “Company”), and the persons and entities listed in Exhibit A to the Agreement (the “Investors”), which provides for the issuance by the Company to the Investors of shares of Series E Preferred Stock of the Company (the “Shares”). This opinion is rendered to the Investors in the Initial Closing pursuant to Section 4.5 of the Agreement, and all terms used herein have the meanings defined for them in the Agreement unless otherwise defined herein. Reference in this opinion to the Agreement excludes any schedule or substantive agreement attached as an exhibit to the Agreement, unless otherwise indicated herein.
     We have acted as counsel for the Company in connection with the negotiation of the Agreement and the Investor Rights Agreement (collectively, the “Transaction Documents”) and the issuance of the Shares. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals or copies of such corporate records of the Company, certificates of public officials and such other documents which we consider necessary or advisable for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.
     As used in this opinion, the expression “to our knowledge,” “known to us” or similar language with reference to matters of fact refers to the current actual knowledge of attorneys of this firm who have worked on matters for the Company in connection with the Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

AllianceBernstein L.P.
Dated as of June   , 2006

     For purposes of this opinion, we are assuming that each Investor has all requisite power and authority, and has taken any and all necessary corporate or partnership action, to execute and deliver the Transaction Documents and to effect any and all transactions related to or contemplated thereby. In addition, we are assuming that the Investors have purchased the Shares for value, in good faith and without notice of any adverse claims within the meaning of the California Uniform Commercial Code.
     We are members of the Bar of the State of California and we express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of California.
     In rendering the opinion in paragraph 6 below, we note that we have not conducted a docket search in any jurisdiction with respect to litigation that may be pending against the Company or any of its officers or directors. We further note the disclosure under Section 2.10 of the Schedule of Exceptions to the Agreement. Please be advised that we have not represented the Company with respect to the matters disclosed in Section 2.10 of the Schedule of Exceptions and express no opinion with respect to any matter discussed therein.
     The opinions hereinafter expressed are subject to the following additional qualifications:
          (a) We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors.
          (b) We express no opinion as to the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).
          (c) This opinion is qualified by the limitations imposed by statutes and principles of law and equity that provide that certain covenants and provisions of agreements are unenforceable where such covenants or provisions are unconscionable or contrary to public policy or where enforcement of such covenants or provisions under the circumstances would violate the enforcing party’s implied covenant of good faith and fair dealing.
          (d) Our opinion in the first sentence of paragraph 1 below is based solely on the certificates of public officials and filing officers as to the corporate and tax good standing of the Company in the State of California.
          (e) Our opinions set forth in paragraph 3 below relating to the outstanding capital stock of the Company and outstanding options, warrants or similar rights to acquire shares of the Company’s capital stock are based solely on (i) our review of a report from eProsper, Inc., the

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Company’s transfer agent, detailing the holders of securities of the Company and the number and type of securities held by such holders (the “Transfer Agent Report”) and (ii) a certificate delivered to us by the Company regarding factual matters underlying the opinions set forth herein. Our opinion in paragraph 3 below that the issued and outstanding shares of Common Stock and Preferred Stock of the Company are fully paid and non-assessable is based solely on a certificate of an officer of the Company that the Company received, in payment for such shares, the full consideration required by the resolutions of the Board of Directors of the Company authorizing the issuance of such shares.
          (f) For purposes of our opinions in paragraph 2 and paragraph 4 below, we have assumed that the Transfer Agent Report is accurate and complete in all respects.
          (g) We express no opinion as to compliance with the anti-fraud provisions of applicable securities laws.
          (h) We express no opinion as to the enforceability of any indemnification or contribution provision, including, without limitation, the indemnification and contribution provisions of the Investor Rights Agreement and the indemnification provision in the Agreement, to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions.
          (i) We express no opinion as to the enforceability of choice of law provisions, waivers of jury trial or provisions relating to venue or jurisdiction.
          (j) We have made no inquiry into, and express no opinion with respect to, any federal or state statute, rule, or regulation relating to any tax, antitrust, land use, safety, environmental, hazardous material, patent, copyright, trademark or trade name matter, as to the statutes, regulations, treaties or common laws of any other nation (other than the United States), state or jurisdiction (other than the State of California), or the effect on the transactions contemplated in the Transaction Documents of noncompliance under any such statues, regulations, treaties, or common laws. Without limiting the foregoing, we express no opinion as to the effect of, or compliance with, the Investment Advisors Act of 1940, as amended, or the Employee Retirement Income Security Act of 1974, as amended. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order, or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.
          (k) Our opinions relate solely to the express written provisions of the Transaction Documents, and we express no opinion as to any other oral or written agreements or understandings between the Company or any of the Investors.

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     Based upon and subject to the foregoing, and except as set forth in the Schedule of Exceptions to the Agreement, we are of the opinion that:
     1. The Company is a corporation duly incorporated and validly existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. The Company has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted.
     2. The Company has all requisite legal and corporate power to execute and deliver the Transaction Documents, to sell and issue the Shares under the Agreement, to issue the Common Stock issuable upon conversion of the Shares and to carry out and perform its obligations under the terms of the Transaction Documents.
     3. The authorized capital stock of the Company consists of 77,857,144 shares of Common Stock, 9,274,356 shares of which are issued and outstanding, and 51,687,948 shares of Preferred Stock, 2,727,273 of which are designated Series A Preferred Stock, 2,727,273 shares of which are issued and outstanding, 6,460,675 of which are designated Series B Preferred Stock, 6,460,675 shares of which are issued and outstanding, 17,000,000 of which are designated Series C Preferred Stock, 16,364,832 shares of which are issued and outstanding, 15,500,000 shares of Series D Preferred Stock, 11,714,048 of which are issued and outstanding, and 10,000,000 shares of Series E Preferred Stock, none of which has been issued or outstanding immediately prior to the Initial Closing. All such issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has reserved: (i) 5,000,000 shares of Series E Preferred Stock for issuance pursuant to the Agreement and 5,000,000 shares of Common Stock for issuance upon conversion of such shares of Series E Preferred Stock; (ii) 11,714,048 shares of Common Stock for issuance upon conversion of the Series D Preferred Stock, (iii) 916,335 shares of Series D Preferred Stock for issuance upon exercise of outstanding warrants and 916,335 shares of Common Stock for issuance upon conversion of such Series D Preferred Stock; (iv) 16,364,832 shares of Common Stock for issuance upon conversion of the Series C Preferred Stock; (v) 294,868 shares of Series C Preferred Stock for issuance upon exercise of outstanding warrants and 294,868 shares of Common Stock for issuance upon conversion of such Series C Preferred Stock; (vi) 6,460,675 shares of Common Stock for issuance upon conversion of the Series B Preferred Stock; (vii) 2,727,273 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock; and (viii) an aggregate of 10,800,000 shares of Common Stock for issuance to employees and consultants of the Company pursuant to the Company’s 1999 Stock Option Plan (the “Option Plan), pursuant to which options to purchase 5,597,763 shares are granted and outstanding and 1,554,643 shares are available for future grant. The Common Stock issuable upon conversion of the Shares has been duly authorized and duly and validly reserved, and when issued in accordance with the Company’s Articles of Incorporation, will

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be validly issued, fully paid and nonassessable. The Shares issued under the Agreement are duly authorized, validly issued, fully paid and nonassessable and are free of any liens, encumbrances and preemptive or similar rights contained in the Articles of Incorporation or Bylaws of the Company, or, to our knowledge, in any written agreement to which the Company is a party, except as specifically provided in the Agreement (including its Exhibits) and except for liens or encumbrances created by or imposed upon the Investors; provided, however, that the Shares (and the Common Stock issuable upon conversion thereof) are subject to restrictions on transfer under applicable state and federal securities laws. To our knowledge, except for rights described above, in the Transaction Documents (including the Schedule of Exceptions to the Agreement) or in the Articles of Incorporation of the Company, as of the date of the Agreement, there are no other options, warrants, conversion privileges or other rights in writing presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company, or any other written agreements of the Company to issue any such securities or rights; provided, however, we note the Company’s intent to comply with Section 3 of the Investor Rights Agreement following the Initial Closing.
     4. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution and delivery of the Transaction Documents by the Company, the authorization, sale, issuance and delivery of the Shares (and the Common Stock issuable upon conversion thereof) and the performance by the Company of its obligations under the Transaction Documents (other than those registration obligations contained in Section 1 of the Investor Rights Agreement) has been taken. The Transaction Documents have been duly and validly executed and delivered by the Company and constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with their terms.
     5. The execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations under the Transaction Documents, and the issuance of the Shares (and the Common Stock issuable upon conversion thereof) do not violate any provision of the Articles of Incorporation or Bylaws, or any provision of any applicable federal or state law, rule or regulation known to us to be customarily applicable to transactions of this nature. The execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations under the Transaction Documents, and the issuance of the Shares (and the Common Stock issuable upon conversion thereof) do not violate any judgment or decree known to us that is binding upon the Company.
     6. Except as identified in the Agreement (including the Schedule of Exceptions), to our knowledge, there are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency nor, to our knowledge, has the Company received any written threat thereof.

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     7. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Transaction Documents, or the offer, sale or issuance of the Shares (and the Common Stock issuable upon conversion thereof) or the consummation by the Company of any other transaction contemplated by the Transaction Documents, except (a) the filing of the Amended and Restated Articles of Incorporation in the Office of the Secretary of State of the State of California, and (b) subject to the accuracy of the representations and warranties of the Investors in Section 3 of the Agreement, (i) the filing after the Closing of a Form D pursuant to Regulation D, promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with the SEC, and (ii) the post-Closing qualification (or the taking of such action post-Closing as may be necessary to secure an exemption from qualification) under applicable state securities laws of the offer and sale of the Shares (and the Common Stock issuable upon conversion thereof). The filing referred to in clause (a) above has been accomplished and is effective. Our opinion herein is otherwise subject to the timely and proper completion of all filings and other actions contemplated herein where such filings and actions are to be undertaken on or after the date hereof.
     8. Subject to the accuracy of the Investors’ representations in Section 3 of the Agreement, the offer, sale and issuance of the Shares (and the Common Stock issuable upon conversion thereof) in conformity with the terms of the Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.
     This opinion is furnished to the Investors solely for their benefit in connection with the purchase of the Shares, and may not be relied upon by any other person or for any other purpose without our prior written consent. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may arise or be brought to our attention after the date of this opinion that may alter, affect or modify the opinions expressed herein.

Very truly yours,